UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Nexstar Media Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

2023 Annual Meeting of Stockholders │ Meeting Notice │ Proxy Statement

proxy

YOUR VOTE IS IMPORTANT

NEXSTAR MEDIA GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on [●], [●], 2023

TO THE STOCKHOLDERS OF NEXSTAR MEDIA GROUP, INC.:

The 2023 annual meeting of stockholders (the “Annual Meeting”) of Nexstar Media Group, Inc. (the “Company”) will be held on [●], [●], 2023, at 10:00 a.m., Central Daylight Time, in the building’s conference center, Suite 120, at the Company’s principal executive offices located at 545 E. John Carpenter Freeway, Irving, Texas 75062.

The Annual Meeting will be held for the following purposes:

1.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), to provide for the declassification of the Board of Directors (the “Declassification Amendment”);
2.
To approve an amendment to the Charter to add a federal forum selection provision;
3.
To approve an amendment to the Charter to reflect new Delaware law provisions regarding officer exculpation;
4.
To approve amendments to the Charter to eliminate certain provisions that are no longer effective or applicable;
5.
To elect two Class II Directors to serve until the 2024 annual meeting of stockholders if the Declassification Amendment is approved, or if the Declassification Amendment is not approved, the 2026 annual meeting of stockholders;
6.
To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;
7.
To conduct an advisory vote on the compensation of our Named Executive Officers;
8.
To conduct an advisory vote on the frequency of future advisory voting on Named Executive Officer compensation;
9.
To consider a stockholder proposal, if properly presented at the meeting, urging the adoption of a policy to require that the Chair of the Board of Directors be an independent director who has not previously served as an executive officer of the Company; and
10.
To transact any other business which may properly come before the meeting.

We are pleased to provide access to our Proxy Statement and related proxy materials over the internet under the U.S. Securities and Exchange Commission’s (“SEC”) “Notice and Access” rules. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about [●], 2023 to our stockholders of record as of the close of business on [●], 2023 instead of a paper copy of our Proxy Statement and related proxy materials. Employing this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

Only stockholders of record at that time are entitled to receive notice of or to vote at the Annual Meeting and any adjournment or postponement thereof. The Notice contains instructions on how to access those documents over the Internet and on how to receive our proxy materials in printed form by mail or electronically by email. In addition, the Notice contains instructions on how to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis. If you received our proxy materials by mail, the Notice, Proxy Statement, 2022 Annual Report and proxy card will be enclosed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder who provides proof of ownership on the date of the Annual Meeting during ordinary business hours at 545 E. John Carpenter Freeway, Suite 700, Irving, Texas 75062 and for 10 days prior thereto.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON [●] [●], 2023:

The Company’s Proxy Statement for the Annual Meeting, 2022 Annual Report on Form 10-K and Form of Proxy Card are available at http://www.astproxyportal.com/ast/13194/.

Your vote is very important. We encourage you to vote as soon as possible by one of three convenient methods to ensure your shares are represented at the Annual Meeting:

(1)
accessing the internet site listed on the notice of internet availability of proxy materials or proxy card,
(2)
calling the toll-free number listed on the notice of internet availability of proxy materials or proxy card, or
(3)
if you requested and received a paper copy of our proxy materials, signing, dating and returning the proxy card you received in the enclosed postage-paid envelope.

You may also vote in person at the Annual Meeting. Any proxy you give will not be counted if you attend the Annual Meeting and cast your vote during the meeting.

By Order of the Board of Directors

/s/ Elizabeth Ryder

Elizabeth Ryder
Secretary
[●], 2023

PROXY STATEMENT TABLE OF CONTENTS

Voting Matters	1	Compensation Discussion and Analysis	48
		2022 Compensation Executive Overview	48
Proposal 1 - Approval of Declassification Amendment	4	2022 and Long-Term Performance	48
		Stockholder Say on Pay Vote	49
Proposal 2 - Federal Forum Selection Amendment	6	Actions Following Past Stockholder Votes on Named
		Executive Officer Compensation and Past
Proposal 3 - Amendment to Reflect New Delaware Law		Stockholder Outreach	49
Provisions Regarding Officer Exculpation	8	Compensation Philosophy and Objectives	50
		Overview and Role of Compensation Committee	50
Proposal 4 - Updating Amendments	10	Role of Compensation Consultant in Compensation
		Decisions	51
Proposal 5 - Election of Class II Directors	11	Defining the Market—Benchmarking	51
		Compensation Risk Considerations	52
Proposal 6 - Ratification of the Selection of Independent		Determination of Compensation	52
Registered Public Accounting Firm	13	Key Metrics Used for Performance Measures	53

Proposal 7 - Advisory Vote on Executive Compensation	14	Elements of Compensation	54
		Base Salary	54
Proposal 8 - Advisory Vote on the Frequency of		Annual Cash Bonuses	55
Named Executive Officer Compensation Voting	15	Stock-Based Long-Term Incentive Compensation	60
		Perquisites and Other Compensation	61
Proposal 9 - Independent Board Chair	17	Health Benefits	62
		Severance Benefits and Change in Control Provision	62
Directors	21
Board Composition	27	Employment Agreements	63

Corporate Governance	28	Compensation of Named Executive Officers	67
Committees of the Board of Directors	28	Summary Compensation Table	67
Additional Information Concerning the Board of Directors	30	2022 Grants of Plan-Based Awards	68
2023 Stockholder Outreach	31	2022 Outstanding Equity Awards at Year-End	70
Board of Directors Leadership Structure	32	2022 Option Exercises and Vested Stock Awards	72
Risk Oversight	32	Potential Payments Upon Termination or Change In
Environmental, Social, and Governance Practices and		Control	73
Actions	33
Code of Ethics and Anti-Corruption Policy	39	Pay Ratio Disclosure	76
Compensation Committee Interlocks and Insider
Participation	39	Pay Versus Performance	77
Policy on Insider Trading	39
Stock Ownership Guidelines	40	Audit Committee Report	80

Compensation of Directors	41	Independent Registered Public Accounting Firm Fees
		and Other Matters	81
Executive Officers	42
		Certain Relationships and Related Person Transactions	82
Beneficial Ownership of Nexstar Common Stock	45
Beneficial Ownership Table	45	Other Information	83

Compensation Committee Report	47	Appendix A	85

Nexstar Media Group, Inc.	i	2023 Proxy Statement

VOTING MATTERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Nexstar Media Group, Inc., a Delaware corporation (“Nexstar,” the “Company,” “our,” “us,” or “we”), of proxies for use at Nexstar’s Annual Meeting of Stockholders. The meeting will be held, pursuant to the accompanying Notice of Annual Meeting, on [●], [●], 2023 at 10:00 a.m., Central Daylight Time, and at any adjournment or postponement thereof (the “Annual Meeting”). The following table summarizes the actions to be taken at the Annual Meeting.

Number	Proposal	Description	Board Recommendation
1	Declassification Amendment

Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”) to provide for the declassification of the Company’s Board of Directors (the “Declassification Amendment”)

FOR
2	Federal Forum Selection Amendment

Approve an amendment to the Charter to add a provision (the “Federal Forum Selection Provision”) that provides the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), against the Company or any director or officer of the Company unless the Company consents in writing to the selection of an alternative forum (the “Federal Forum Selection Amendment”)

FOR
3	Amendment to Reflect New Delaware Law Provisions Regarding Officer Exculpation

Approve an amendment to add a provision (the “Officer Exculpation Amendment”) to the Charter reflecting new Delaware law provisions permitting exculpation of certain Company officers from liability in specific circumstances

FOR
4	Updating Amendments	Approve amendments (the “Updating Amendments”) to the Charter to eliminate certain provisions that are no longer effective or applicable	FOR
5	Election of Class II Directors

Elect two Class II Directors to serve until the 2024 annual meeting of stockholders if the Declassification Amendment (as defined herein) is approved, or if the Declassification Amendment is not approved, the 2026 annual meeting of stockholders

FOR
6	Ratification of Selection of Independent Registered Public Accounting Firm	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023	FOR
7	Advisory Vote on Executive Compensation	Advise the Board of Directors on the compensation of our Named Executive Officers	FOR
8	Advisory Vote on Frequency of Executive Compensation Voting	Advise the Board of Directors on the frequency of future advisory stockholder voting on Named Executive Officer compensation	TWO YEARS
9	Stockholder Proposal

Consider a stockholder proposal (the “Stockholder Proposal”), if properly presented at the meeting, urging the adoption of a policy to require that the Chair of the Board of Directors be an independent director who has not previously served as an executive officer of the Company

AGAINST
Other		Transact any other business which may properly come before the Annual Meeting

Shares of Nexstar common stock, par value $0.01 (“Common Stock”), represented by a properly executed proxy that are received by Nexstar prior to the Annual Meeting, will, unless revoked, be voted as directed in the proxy. If a proxy is signed and returned, but does not specify how the shares represented by the proxy are to be voted, the proxy will be voted FOR proposals 1, 2, 3, 4, 5, 6, 7, TWO YEARS for proposal 8, and AGAINST proposal 9.

The Notice containing instructions on how to access this Proxy Statement and enclosed proxy card materials and how to vote are being mailed to stockholders on or about [●], 2023.

Nexstar Media Group, Inc.	1	2023 Proxy Statement

Voting Matters

Voting Securities

Stockholders of record as of the close of business on [●], 2023 may vote at the Annual Meeting. On that date, there were [●] shares of the Company’s Common Stock outstanding and no shares of Preferred Stock outstanding. The holders of Common Stock are entitled to one vote per share. Holders of our Preferred Stock, of which there are none, have no voting rights.

Under the Company’s Second Amended and Restated Bylaws, adopted as of January 26, 2023 (the “Bylaws”), the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. There is no cumulative voting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NASDAQ rules to vote your shares on Proposal 6 even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the Proposals 1, 2, 3, 4, 5, 7, 8 and 9 without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting

The following information can be found at http://www.astproxyportal.com/ast/13194/:

•
Notice of Annual Meeting and Proxy Statement;
•
2022 Annual Report on Form 10-K; and
•
Form of Proxy Card.

Voting Instructions

Stockholders of record may vote:

•
by the internet at http://www.voteproxy.com following the instructions listed on your proxy card;
•
by telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries as directed on the proxy card;
•
by paper proxy by signing, dating and returning the proxy card in the enclosed postage-paid envelope via mail; or
•
by attending the Annual Meeting in person and voting.

Each proxy that is properly received by Nexstar prior to the Annual Meeting will, unless validly revoked, be voted in accordance with the instruction given on such proxy. If a stockholder voted by signing and returning the proxy card via mail and no instructions are indicated, the shares represented by such proxy will be voted according to the recommendations of the Board of Directors.

Any stockholder of record attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the mere presence of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Stockholders whose shares of Common Stock are not registered in their own name, including shares held in a brokerage account, will need to obtain a legal proxy from the record holder of such shares to vote in person at the Annual Meeting.

Nexstar Media Group, Inc.	2	2023 Proxy Statement

Voting Matters

You may revoke your proxy and change your vote by:

•
signing and properly submitting another paper proxy with a later date that is received before the polls close at the Annual Meeting;
•
voting by the internet or telephone on or before 11:59 p.m., Eastern Standard Time, on [●], 2023
•
giving written notice of revocation to the Company’s Corporate Secretary at the address shown on the cover of this Proxy Statement prior to the Annual Meeting; or
•
voting in-person at the Annual Meeting.

Nexstar Media Group, Inc.	3	2023 Proxy Statement

Voting Matters

CHARTER AMENDMENT PROPOSALS

PROPOSAL 1

APPROVAL OF THE DECLASSIFICATION AMENDMENT

Summary

Current Charter Provision:	The Board of Directors is divided into three classes, with directors serving staggered three‑year terms.
Recommended Amendment:	Eliminate the classified board structure to provide for the annual election of all directors beginning at the 2024 annual meeting of stockholders.

Declassification Amendment

If the proposed Declassification Amendment is adopted, all directors will be elected on an annual basis beginning at the 2024 annual meeting of stockholders (the “Declassification”) as follows:

•
Class II Directors who are elected at this Annual Meeting will serve a one-year term and they, or any successors, will stand for election to a one-year term at the 2024 annual meeting of stockholders;
•
Class III Directors whose terms expire at the 2024 annual meeting of stockholders will, or their successors will, stand for election to a one-year term at the 2024 annual meeting; and
•
Class I Directors whose terms expire at the 2025 annual meeting of stockholders will be expected to resign immediately prior to the 2024 annual meeting of stockholders, and they, or their successors, shall stand for election to a one-year term at the 2024 annual meeting of stockholders.

In addition, in order to conform with Delaware law regarding companies without classified boards, the Charter will be amended to provide that, effective after the Declassification, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of shares representing at least a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote on the election of the directors of the Company. Currently, the Charter currently provides that any director or the entire Board of Directors may only be removed for cause, such removal to require the affirmative vote of shares representing at least a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Company entitled generally to vote on the election of the directors of the Company.

Background

At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors reviewed the advantages and disadvantages of maintaining the current classified board structure. The Board of Directors considered the following:

•
the view of stockholders who believe that classified boards reduce the accountability of directors to stockholders because stockholders are unable to evaluate and consider all directors for election on an annual basis;
•
the benefits of retaining a classified board structure, which may promote stockholder value by providing continuity and stability in the management of the business and affairs of the Company, as a majority of the Board of Directors always has prior experience as directors of the Company; and
•
whether the Company would have appropriate safeguards to protect the interests of all stockholders and discourage a would-be acquirer from proceeding with a proposal that undervalues the Company or is opportunistic. These include other provisions of the Charter and Bylaws, as well as certain provisions of Delaware law.

Nexstar Media Group, Inc.	4	2023 Proxy Statement

Voting Matters

Text of the Amendment

Please see Appendix A attached to this Proxy Statement which shows the proposed changes (with deletions indicated by strikeouts and additions indicated by bold and underlining) to the Form of the Second Amended and Restated Certificate of Incorporation. Article V of the Charter contains the provisions affected if this proposal is adopted.

Voting

The approval of the Declassification Amendment requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock. Votes may be cast “for” or “against” such amendment. Stockholders may also abstain from voting. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

Board Recommendation

The Board of Directors recommends stockholders vote FOR this proposal.

Nexstar Media Group, Inc.	5	2023 Proxy Statement

Voting Matters

PROPOSAL 2

APPROVAL OF THE FEDERAL FORUM SELECTION AMENDMENT

Summary

Current Charter Provision:

Any complaint asserting a cause of action arising under the Securities Act against the Company or any director or officer (a “Securities Act Complaint”) can be brought in any court across the nation because the current Charter does not include a provision providing a forum for such claims.

Recommended Amendment:

Provides that the federal district courts shall be the sole and exclusive forum for the resolution of any Securities Act Complaint unless the Company consents in writing to the selection of an alternative forum.

Federal Forum Selection Amendment

The Federal Forum Selection Provision will add a term to our existing forum selection provision in Article XIII of the Charter providing that unless the Company consents to an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against the Corporation or any director or officer of the Corporation.

Background

A recent decision in the Delaware courts authorizes corporation to adopt an exclusive forum provision covering Securities Act claims. The Board of Directors considered the benefits and other potential effects from the potential adoption of the proposed Federal Forum Selection Amendment.

Benefits of the Federal Forum Selection Amendment considered by the Board of Directors included:

•
facilitating federal court experience and expertise in adjudicating such claims;
•
limiting forum-shopping in state court by plaintiffs;
•
avoiding litigating actions involving the same matter in state and federal courts, limiting litigation expense duplication and inconsistent outcomes, and consolidating of multi-jurisdictional litigation;
•
more efficiently managing procedural aspects of securities litigation; and
•
allowing the Company to focus on the underlying substantive rights or remedies, instead of litigating over venue.

Other potential effects arising from the Federal Forum Selection Amendment considered by the Board of Directors included that the provision:

•
may discourage claims under the Securities Act or limit stockholders’ ability to bring these claims in a judicial forum of their choice; and
•
may also require stockholders to incur litigation costs in contesting the provision’s enforceability, or additional litigation costs pursuing claims in accordance with the terms of the provision.

The Board of Directors also considered the increasing rate of adoption of forum selection provisions by companies in general in response to multi-forum litigation and the Company’s ability to select or consent to an alternative forum, if needed.

Nexstar Media Group, Inc.	6	2023 Proxy Statement

Voting Matters

After weighing these considerations, the Board of Directors recommends that stockholders approve this Charter amendment because the Company and its stockholders would benefit from having any claims arising under the Securities Act resolved in the federal district courts due to their considerable experience and expertise with adjudicating such claims and the potential for avoiding unnecessary expenses associated with the Company potentially being required to defend multiple lawsuits on the same matter in multiple jurisdictions.

Text of the Amendment

Please see Appendix A attached to this Proxy Statement which shows the proposed changes (with deletions indicated by strikeouts and additions indicated by bold and underlining) to the Form of the Second Amended and Restated Certificate of Incorporation. Article XIII of the Charter contains the provisions affected if this proposal is adopted.

Voting

The approval of the Federal Forum Selection Amendment requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock. Votes may be cast “for” or “against” such amendment. Stockholders may also abstain from voting. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

Board Recommendation

The Board of Directors recommends stockholders vote FOR this proposal.

Nexstar Media Group, Inc.	7	2023 Proxy Statement

Voting Matters

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

Summary

Current Charter Provision:	No officer exculpation provision.
Recommended Amendment:	Reflect the new Delaware law provisions permitting the exculpation of certain Company officers from liability in specific circumstances.

Amendment to Reflect New Delaware Law Provisions Regarding Officer Exculpation

Under the Amendment to Reflect New Delaware Law Provisions Regarding Officer Exculpation, certain of the Company’s officers will be exculpated from liability in certain circumstances, as permitted by recent amendments to Delaware law. These officers will be exculpated for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and such exculpation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

Background

The State of Delaware, which is the Company’s state of incorporation, enacted legislation in August 2022 that enables Delaware companies to limit the liability of certain of their officers in limited circumstances. Prior to this, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. As a result, stockholder plaintiffs have employed a tactic of bringing certain claims against officers that would otherwise be exculpated if brought against directors to avoid dismissal of such claims. If approved, the Charter will reflect the new Delaware law provisions and align the protections for our officers with those protections currently afforded to our directors. The Board of Directors believes this Amendment would better position the Company to attract and retain top officer candidates. In the absence of this exculpatory protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit.

Accordingly, we propose amending the Charter to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The provision strikes a balance between stockholders’ interest in accountability and their interest in the Company’s ability to attract and retain quality officers. The law and our recommended amendment to the Charter permit exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and do not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The Board of Directors believes officers should remain free of the risk of financial ruin because of an unintentional misstep. The Board of Directors further believes that the proposed provision does not negatively impact stockholder rights. Based on the foregoing, the Board of Directors determined that it is in the best interests of the Company and our stockholders to amend the Charter as described herein.

Text of the Amendment

Please see Appendix A attached to this Proxy Statement which shows the proposed changes (with deletions indicated by strikeouts and additions indicated by bold and underlining) to the Form of the Second Amended and Restated Certificate of Incorporation. Article XV of the Charter contains the provisions affected if this proposal is adopted.

Nexstar Media Group, Inc.	8	2023 Proxy Statement

Voting Matters

Voting

The approval of the Amendment to Reflect New Delaware Law Provisions Regarding Officer Exculpation requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock. Votes may be cast “for” or “against” such amendment. Stockholders may also abstain from voting. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

Board Recommendation

The Board of Directors recommends stockholders vote FOR this proposal.

Nexstar Media Group, Inc.	9	2023 Proxy Statement

Voting Matters

PROPOSAL 4

APPROVAL OF THE UPDATING AMENDMENTS

Summary

The Board of Directors approved and recommends that stockholders approve the Updating Amendments to the Charter to eliminate certain provisions that are no longer effective or applicable.

Updating Amendments

Under the Updating Amendments certain Charter provisions relating to ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P. and their respective affiliates (collectively, “ABRY”) will be eliminated.

Background

When the Charter was adopted in 2013, ABRY held shares of the Company’s common stock representing greater than 50% of the total voting power of the outstanding shares of common stock. Certain provisions of the Charter provided for (a) ABRY’s ability to take stockholder action by written consent; (b) an exception for ABRY to not be considered an “interested stockholder” as defined in the DGCL; and (c) ABRY’s rights with respect to competition with the Company, ability to take advantage of corporate opportunities, and ABRY’s agreements and transactions with the Company. In 2013, ABRY sold the shares of the Company’s common stock it held at the time. As a result, certain Charter provisions relating to ABRY are no longer effective or applicable. The Updating Amendments remove references to ABRY and the provisions that are no longer effective or applicable.

Text of the Amendment

Please see Appendix A attached to this Proxy Statement which shows the proposed changes (with deletions indicated by strikeouts and additions indicated by bold and underlining) to the Form of the Second Amended and Restated Certificate of Incorporation. Articles VIII, IX, XI and XII of the Charter contain the provisions that will be affected if this proposal is adopted.

Voting

The approval of the Updating Amendments requires the affirmative vote of the holders of at least at least two-thirds of the combined voting power of all shares of common stock then outstanding, voting together as a single class. Votes may be cast “for” or “against” such amendments. Stockholders may also abstain from voting. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

The Board of Directors recommends stockholders vote FOR this proposal.

Nexstar Media Group, Inc.	10	2023 Proxy Statement

Voting Matters

GOVERNANCE PROPOSAL

PROPOSAL 5

ELECTION OF CLASS II DIRECTORS

Summary

Our Charter currently provides for a classified Board of Directors, divided into three staggered classes – I, II and III. At this Annual Meeting, all of our Class II Directors are up for election. The Board of Directors has nominated Mr. John R. Muse and Mr. I. Martin Pompadur as nominees for election as our Class II Directors.

•
If Proposal 1, the Declassification Amendment, is approved, each of our Class II Directors’ terms will expire at our 2024 annual stockholders’ meeting.
•
If Proposal 1 is not approved, each of our Class II Director’s terms will expire at our 2026 annual stockholders’ meeting.

Voting

This election is uncontested. In an uncontested election, each director shall be elected by a majority of the votes cast. Stockholders may cast their votes (i) “for” the nominee, (ii) “against” the nominee or (iii) abstain. A majority means that the number of shares voted “for” a nominee’s election must exceed the number of votes cast “against” that nominee’s election. Votes for and against a nominee’s election will count in the tabulations of votes cast on that nominee’s election. Abstentions and broker non-votes will not count on the tabulations of votes cast on a nominee’s election, will not be counted as a vote cast either “for” or “against” a nominee election and will therefore not affect the outcome of such vote.

The persons named as proxies in the enclosed proxy will vote to elect as Class II Directors the nominees named in the proxy, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies therein will vote to elect as Class II Directors the nominees named in the proxy.

Board Recommendation

The Board of Directors recommends a vote FOR the selection of Mr. John R. Muse and Mr. I. Martin Pompadur to the Board of Directors.

Nexstar Media Group, Inc.	11	2023 Proxy Statement

Voting Matters

CLASS I DIRECTOR NOMINEES
Principal Occupation and Selected Business Experience

John R. Muse
Investor and Former Board Member of Media General

Age:  72

Board Tenure:  6 years

Independent Director

Nexstar Board Committee:
Nominating and Corporate Governance

Other Current Public Company Boards:
None

John R. Muse was appointed a member of the Board of Directors of Nexstar in January 2017 and serves on the Nominating and Corporate Governance Committee.

Mr. Muse has over 25 years of experience in private equity and is currently the chairman of the board of directors of Lucchese, Inc. (private), a boot company, and Free Flow Wines (private), a leading packaging and logistics company serving the wine on tap segment. He also served on the boards of directors of CSM Bakery Solutions (private) and from 2014 until January 2017 and Media General (formerly public), which Nexstar acquired in 2017.

Mr. Muse’s qualifications to serve on Nexstar’s Board of Directors include his investing, financial and leadership skills in entrepreneurial and executive roles in a wide range of industries in which he has invested directly and indirectly.

I. Martin Pompadur
Former News Corporation Executive

Age: 87

Board Tenure: 19 years

Independent Director

Nexstar Board Committee:
Chairman of Nominating and Corporate Governance

Other Current Public Company Boards:
Chicken Soup for the Soul Entertainment, Troika Media Group, Golden Falcon Acquisition Corp.

Martin Pompadur was appointed a member of the Board of Directors of Nexstar in November 2003 and serves as the Chairman of the Nominating and Corporate Governance Committee.

Mr. Pompadur served as Global Vice Chairman, Media and Entertainment at Macquarie Capital from 2009 to 2016. From 1998 through 2008, Mr. Pompadur worked for News Corporation in a variety of positions including Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe, as a member of News Corporation’s Executive Management Committee and as Chairman of News Corp. Europe.

Mr. Pompadur currently serves as a member of the board of directors of Chicken Soup for the Soul Entertainment (NASDAQ: CSSE), Director of Troika Media Group, Inc. (NASDAQ: TRKA), Director of Golden Falcon Acquisition Corp. (NYSE: GFX), Chairman of Metan Global Entertainment (private), and Director of RP Coffee Ventures (private). Previously, Mr. Pompadur served on the boards of IMAX Corporation, ABC, Inc., Ziff Corporation, News Corporation Europe, Sky Italia, News Out of Home, Balkan Bulgarian, BSkyB, Metromedia International Group, Elong, Seatwave Limited, Linkshare Corporation and Truli Media Group.

Mr. Pompadur’s qualifications to serve on Nexstar’s Board of Directors include his extensive expertise in the media industry and his ability to offer a broad international perspective on issues considered by Nexstar’s Board of Directors.

Nexstar Media Group, Inc.	12	2023 Proxy Statement

Voting Matters

AUDIT PROPOSAL

PROPOSAL 6

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Summary

Subject to ratification by the stockholders, the Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1997. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

Voting

The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and voting thereon. Votes may be cast “for” or “against” such ratification. Stockholders may also abstain from voting. Votes “for” or “against” this proposal and abstentions will count in the tabulations of votes cast on this proposal. Abstentions will be counted as votes cast on this proposal and will have the same effect as votes “against” this proposal. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NASDAQ rules to vote your shares on this proposal even if the broker does not receive voting instructions from you, and therefore no broker non-votes are expected in connection with this proposal.

Board Recommendation

The Board of Directors recommends stockholders vote FOR this proposal.

Nexstar Media Group, Inc.	13	2023 Proxy Statement

Voting Matters

COMPENSATION PROPOSALS

PROPOSAL 7

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Summary

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors is asking stockholders to cast an advisory, non-binding vote to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement. While this vote is non-binding, the Board of Directors values the opinions of Nexstar’s stockholders and will consider the outcome of the vote when making future compensation decisions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.

Background

The Compensation Committee oversees the executive compensation program including adopting changes to awarding compensation as appropriate to reflect Nexstar’s circumstances. The information provided in this Proxy Statement demonstrates that Nexstar’s executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with its stockholders’ interests to support long-term value creation and will attract and retain appropriate talent.

Voting

This vote is advisory only and non-binding on the Board of Directors. The Board of Directors will receive the vote tally and will consider the results of the vote, along with other relevant factors, in its assessment of executive compensation. Votes may be cast “for” or “against” such proposal. Stockholders may also abstain from voting. Votes “for” or “against” this proposal and abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes will not be counted as votes cast on this proposal and will have no effect on the voting results.

Board Recommendation

The Board of Directors recommends stockholders vote FOR such compensation.

Nexstar Media Group, Inc.	14	2023 Proxy Statement

Voting Matters

PROPOSAL 8

ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTING

Summary

Current Say-on-Pay Vote Frequency:	Every year.
Proposed Say-on-Pay Vote Frequency:	Every two years.

Background

In accordance with the requirements of Section 14A of the Exchange Act, and the related rules of the United States Securities and Exchange Commission (the “SEC”), our stockholders cast advisory votes to approve the compensation of our Named Executive Officers. This Proposal 8 affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual meetings of stockholders or any special meeting of stockholders for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). Stockholders may vote to have the say-on-pay vote every year, every two years or every three years (or to abstain). The Board of Directors values the opinions of Nexstar’s stockholders and will consider the outcome of the vote when making a decision on the frequency of say-on-pay proposals.

Currently, a say-on-pay vote occurs every year. After careful consideration, the Board of Directors believes a say-on-pay vote that occurs every two years is preferable for the following reasons:

•
Fosters a more long-term approach to evaluating our executive compensation program while maintaining accountability for executive compensation decisions;
•
Provides the closest alignment with the Company’s approach to executive compensation and its underlying philosophy to enhance the long-term growth of the Company and attract, retain and motivate our executive officers over the long term;
•
Mirrors the Company’s own two-year financial cycle driven by the election cycle as Nexstar generates significant revenue from political advertising every other year in election years;
•
Ensures the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operations;
•
Reduces the administrative, compliance and other corporate expenses associated with holding “say-on-pay” votes every year.

Stockholders may cast their advisory vote to conduct advisory votes on Named Executive Officer compensation every “One Year,” “Two Years,” or “Three Years” or “Abstain.”

Voting

This vote is advisory and non-binding on the Board of Directors. Stockholders may cast their advisory vote on the frequency of advisory votes on Named Executive Officer compensation to express whether they prefer an advisory vote every “One Year,” “Two Years,” or “Three Years” or whether they wish to “Abstain.” The alternative receiving the greatest number of votes – every “One Year,” “Two Years,” or “Three Years” – will be determined to be the frequency that stockholders prefer. Abstentions will be treated as not expressing a frequency preference. Broker non-votes will not be counted as votes cast on this proposal and will have no effect on the results of this advisory vote.

Nexstar Media Group, Inc.	15	2023 Proxy Statement

Voting Matters

The Board of Directors will receive the vote tally and will consider the results of the advisory vote in its determination of the frequency of taking advisory votes from stockholders on Named Executive Officer compensation.

Board Recommendation

The Board of Directors recommends stockholders vote to hold an advisory stockholder vote on Named Executive Officer compensation every TWO YEARS.

Nexstar Media Group, Inc.	16	2023 Proxy Statement

Voting Matters

STOCKHOLDER PROPOSAL

PROPOSAL 9

STOCKHOLDER PROPOSAL URGING THE ADOPTION OF A POLICY TO REQUIRE THAT THE CHAIR OF THE BOARD OF DIRECTORS SHALL BE AN INDEPENDENT DIRECTOR WHO HAS NOT PREVIOUSLY SERVED AS AN EXECUTIVE OFFICER OF THE COMPANY

Carrie Biggs-Adams, 235 Buchanan St. #3, San Francisco, CA 94102, a beneficial owner of shares of our common stock having a market value of at least $2,000, has submitted the following proposal:

RESOLVED: Shareholders of Nexstar Media Group, Inc. (“Nexstar” or the “Company”) urge the Board of Directors to adopt a policy to require that the Board Chair shall be an independent director who has not previously served as an executive officer of the Company.

This policy should be implemented so as not to violate any contractual obligations, with amendments to the Company’s governing documents as needed. The policy should also specify the process for selecting a new independent Chair if the current Chair ceases to be independent between annual meetings of shareholders. Compliance with the policy may be excused if no independent director is available and willing to be Chair.

SUPPORTING STATEMENT

Nexstar’s Chief Executive Officer (CEO) Perry Sook has served as Board Chair since 1996. While we respect Mr. Sooks’s contributions in building Nexstar, we believe combining these two roles in a single person weakens a corporation’s governance, thereby threatening shareholder value. The Board’s oversight of management can be diminished when the Chair is not an independent director.

An independent Chair will be particularly valuable at Nexstar in the future to provide more robust oversight of risk, including on social and governance issues. Moreover, risks outlined in our company’s annual report of 2021 include the cord-cutting effects on retransmission fees, governmental concerns about the antitrust implications of our footprint, updated FCC policies on media ownership and the UHF discount, and issues relating to our company’s debt.

The Council of Institutional Investors states “The board should be chaired by an independent director.”(1) In Congressional testimony, the former Executive Director of CII stated:

Independent board leadership is the best way to ensure that directors have access to all the information they need to do their jobs well. An independent board chairman sets the agenda and provides relevant information to directors; he or she will include material furnished by members of senior management but will also be able to provide outside perspectives. Where the chairman is also the CEO, by contrast, his or her perspective will dominate and outside information is less likely to be provided to board members.(2)

Indeed, Institutional Shareholder Services notes that “the past decade has witnessed a significant rise in the number of companies with independent Chairs and a corresponding decline in the prevalence of combined CEO-Chairs.”(3) In 2019, 34 percent of S&P 500 companies had an independent Chair, up from 31 percent in the previous year and 16 percent in 2009.(4)

In addition, Glass Lewis asserts that “shareholders are better served when the board is led by an independent chairman who we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exists when a CEO or other executive also serves as chairman.”(5)

Nexstar Media Group, Inc.	17	2023 Proxy Statement

Voting Matters

An independent Chair will strengthen our Board’s ability to provide objective feedback to the CEO and enhance management accountability, thereby protecting value for our company’s stakeholders.

We encourage a YES vote on this proposal.

(1)
https://www.cii.org/corp_gov_policies
(2)
https://www.govinfo.gov/content/pkg/CHRG-111shrg55479/html/CHRG-111shrg55479.htm
(3)
https://www.issgovernance.com/library/independent-board-leadership-matters
(4)
https://www.spencerstuart.com/-/media/2019/ssbi-2019/us_board_index_2019.pdf
(5)
https://www.glasslewis.com/wp-content/uploads/2016/03/2016-In-Depth-Report-INDEPENDENT-BOARDCHAIRMAN.pdf

STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

The Board of Directors, after review by its directors, recommends a vote AGAINST this Stockholder Proposal.

In the context of our business, long-term strategy and industry environment, and developments in corporate governance, the Board of Directors believes that a combined Chairperson and CEO, and Board of Directors committees comprised entirely of independent directors, continues to be in the best interest of the Company and our stockholders.

Implementation of the Stockholder Proposal would preclude Mr. Sook from retaining the position of Chairperson of the Board upon expiration of his current contract and/or upon his retirement as CEO.

•
The Stockholder Proposal requires that the Chairperson of the Board of Directors be an “independent director who has not previously served as an executive officer of the Company.”
•
Given the value Mr. Sook has created for stockholders since he founded the Company, the Board believes that a proposal to remove Mr. Sook from the position of Chairperson—whether upon expiration of his contract or upon his retirement—would not be in the best interests of our stockholders.

Mr. Sook is one of the most successful media industry executives in the sector and is Nexstar’s seventh largest stockholder. Nexstar stockholders have benefited from having a talent like Mr. Sook at the helm.

•
Mr. Sook founded the Company and has helped grow it from just over $200 million of net revenue at the time of its IPO in 2003 to over $5 billion today. Mr. Sook led the industry in major business innovations, including pioneering the ability for independently owned stations in a market to share costs to improve profitability, getting paid by the multichannel video programming distributors (MVPDs) for local signals and then consolidating the industry.
•
Mr. Sook’s leadership has resulted in growth of Nexstar’s stock price that has outperformed not only other media peers but also the market as a whole. Over the last five and ten years ending on March 17, 2023, respectively, Nexstar’s stock price has increased by 127% and 820% compared to the S&P 500 which has increased by 42% and 151% over the respective comparable time frames and the average of the Nexstar’s peers as described in the Company’s Annual Report for the year ended December 31, 2022 on Form 10-K of (34%) and 3%, respectively.
•
Mr. Sook’s experience enables him to provide insight into his role as Chairperson of the Board that no independent director could provide.
•
Mr. Sook has been awarded time and time again for his business acumen and stockholder friendliness. For example, in the 2023 MidCap Institutional Investor Survey, Mr. Sook was ranked as the #1 Best CEO in Media and has been listed as one of the “Best Leaders in Broadcast TV” by Radio and Television Business Report for the last three years in a row.
•
Mr. Sook is one of the Company’s largest stockholders, aligning his decisions and guidance as Chairperson of the Board of Directors directly with our stockholders.

For additional information on the particular qualities of Mr. Sook and why he is best suited to serve as Chairperson, as well as information on the leadership provided by the Board of Directors’ independent directors, please see “Corporate Governance—Board of Directors Leadership Structure.”

Nexstar Media Group, Inc.	18	2023 Proxy Statement

Voting Matters

The Stockholder Proposal would not take effect until after March 31, 2026.

•
Mr. Sook’s employment contract extends through March 31, 2026 and requires Mr. Sook to retain the position of Chairperson of the Board in addition to Chief Executive Officer. The Stockholder Proposal requires that the proposal be implemented in a way that would avoid violating any current contracts.

It cannot be known today that the appointment of an independent director who has never been an executive of the Company as Chairperson would be appropriate in 2026. Our Board of Directors believes that our stockholders are best served by preserving the flexibility to determine the appropriate leadership structure for the Company in light of the circumstances at the relevant time.

•
If implemented, the Stockholder Proposal would lock in a mandatory leadership structure that eliminates our Board of Directors’ flexibility to evaluate and adopt what it believes to be the most effective leadership structure for Nexstar under the relevant facts and circumstances at any given point in time. Unlike the proponent, the Board of Directors believes, whether in the present or after the next CEO transition, that there is no “one-size-fits-all” approach to board leadership and recognizes that two of its key responsibilities are to evaluate and implement the leadership structure best suited to achieve the Company’s objectives and to promote the long-term interests of its stockholders with due regard for all our stakeholders.
•
We believe the Stockholder Proposal would unnecessarily restrict our Board of Directors’ ability to exercise its fiduciary duty to determine the leadership structure most appropriate for the Company given the specific circumstances and leadership needs at any particular point in time. In fact, senior management succession planning is in process, which will provide an opportunity to consider the separation of CEO and Chairperson roles in the future. The Company’s robust governance framework ensures that Board of Directors leadership is balanced with independent participation given the extensive involvement of the independent directors and their oversight. Our independent directors also collectively bring to the Board of Directors vast leadership experience, industry expertise, and other critical skills, and individually have demonstrated the willingness to think and act independently on behalf of stockholders. Therefore, adopting a proposal that would limit the Board’s ability to exercise decision-making on the appropriate leadership structure is not in stockholders’ best interests.
•
We believe independence is essential to strong corporate governance. The combination of a Chairperson who is also the CEO and independent directors assigned to committees and empowered with robust authority achieves the delivery of multiple balanced inputs to the Board of Directors. Having one individual serve as both Chairperson and CEO provides the Board of Directors with deep insights to drive long-term strategy and execution and allows consistent communication throughout the Company. Further, the independent directors drive an “outside in” analysis of Company decisions and performance, maintain frequent contact with our Chairperson and CEO to ensure a productive partnership between our independent directors and management and lead our Board of Directors committees in their important oversight function. This leadership structure has served our stockholders well.

Nexstar’s Board leadership structure is consistent with market practice.

As the Stockholder Proposal’s supporting statement notes, there is no singular approach to board of directors leadership across S&P 500 companies. Notably, according to the Spencer Stuart Board Index, as of April 30, 2022, only 36% of companies in the S&P 500 have independent chairpersons.

Institutional investors and research analysts have recognized the effectiveness of the Company’s Board of Directors, naming the Nexstar Board of Directors as the #1 Best Board of Directors in Media in the 2023 MidCap Institutional Investor Survey.

Nexstar Media Group, Inc.	19	2023 Proxy Statement

Voting Matters

Nexstar’s current Board leadership structure and corporate governance practices provide effective, independent oversight of management.

Nexstar has a strong independent Board of Directors that operates under sound principles of corporate governance. See “Corporate Governance” for a description of the Board of Directors’ governance principles.

Although the Chairperson and CEO roles are combined, we ensure independent oversight of the Company through a counterbalancing governance structure, which we have had since 2015. Specifically, each of our current directors other than the CEO is independent (eight out of nine directors), and all standing Board committees are made up solely of independent directors and led by independent committee chairpersons.

Our current governance structure enables us to proactively take measures that provide greater benefits to our stockholders—for example, the Board has recommended voting in favor of proposals that increase stockholder rights and increasing dividend payments to our stockholders.

Our current governance structure enables us to be responsive and accountable to stockholders. To this end, in January 2022 the Board of Directors recommended the elimination of classes of stock that had rights superior to those of our Class A stockholders (which proposal was adopted by our stockholders at our 2022 Annual Meeting) and in July 2022 the Board of Directors recommended the declassification of the Board of Directors, which will be voted on by our stockholders at our 2023 Annual Meeting (see Proposal 1). In addition, the Board of Directors initiated the discussion of, and approved, an increase in the Company’s 2023 quarterly dividend by 50% versus the Company’s historical average annual 25% increase.

For all of these reasons, we believe a policy requiring the Chairperson of the Board of Directors be an independent director who has not previously served as an executive officer of the Company is not necessary and not in the best interests of the Company and its stockholders.

Voting

The approval of the adoption of a policy to require that the Chair of the Board of Directors shall be an independent director who has not previously served as an executive officer of the Company requires the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and voting thereon. Votes may be cast “for” or “against” the adoption of such policy. Stockholders may also abstain from voting. Votes “for” or “against” this proposal and abstentions will count in the tabulations of votes cast on this proposal. Abstentions will be counted as votes cast on this proposal and will have the same effect as votes “against” this proposal. Broker non-votes will not be counted as votes cast on this proposal and will have no effect on the voting results.

Board Recommendation

✘	The Board of Directors recommends stockholders vote AGAINST this proposal.

Nexstar Media Group, Inc.	20	2023 Proxy Statement

Directors

DIRECTORS

On September 30, 2022, Dennis Miller resigned from Nexstar’s Board of Directors in connection with his appointment as President of The CW Network, LLC (“The CW”), an entity in which Nexstar acquired a 75.0% ownership interest on September 30, 2022. Nexstar is conducting a search for a new member of its Board of Directors.

The current directors of the Company are:

Name	Nexstar Position	Class I Directors	Class II Directors	Class III Directors
Perry A. Sook	Chairman and Chief Executive Officer			●
Geoff Armstrong	Independent Director			●
Bernadette S. Aulestia	Independent Director	●
Dennis J. FitzSimons	Independent Director	●
Jay M. Grossman	Independent Director			●
C. Thomas McMillen	Independent Director	●
Lisbeth McNabb	Independent Director	●
John R. Muse	Independent Director		●
I. Martin Pompadur	Independent Director		●

DIRECTORS
Principal Occupation and Selected Business Experience
Perry A. Sook Chairman and Chief Executive Officer of Nexstar Media Group, Inc. Age: 65 Board Tenure: 27 years Chairman Nexstar Board Committee: None Other Current Public Company Boards: None

Perry A. Sook has served as the Chairman and Chief Executive Officer of Nexstar since its inception in 1996. Mr. Sook founded Nexstar with one local television station in Scranton, PA and led its growth into the leading diversified media company and the largest local broadcaster in the United States it is today. Mr. Sook has over 43 years of professional experience in broadcasting covering all facets of the business, including ownership and M&A, management, sales, on-air talent and news.

Mr. Sook serves as Chairman of The Ohio University Foundation Board of Trustees (non-profit), on the Board of Directors of Broadcast Music, Inc. (private), the Broadcasters Foundation of America (non-profit) and as Chairman of the Television Board for the National Association of Broadcasters (non-profit).

Mr. Sook’s qualifications to serve on Nexstar’s Board of Directors include his demonstrated leadership skills and extensive operating executive experience in building Nexstar from its founding to $5.2BN of net revenue in 2022. He is highly experienced in driving operational excellence, innovating new strategies, and attaining financial objectives under a variety of economic and competitive conditions.

Nexstar Media Group, Inc.	21	2023 Proxy Statement

Directors

DIRECTORS
Principal Occupation and Selected Business Experience

Geoff Armstrong
Chief Executive Officer of 310 Partners and Former Chief Financial Officer of AMFM

Age: 65

Board Tenure: 19 years

Independent Director

Nexstar Board Committee:
Chairman of Audit

Other Current Public Company Boards: Urban One, Inc.

Geoff Armstrong was appointed a member of the Board of Directors of Nexstar in November 2003, serves as the Chairman of the Audit Committee. He previously served as Chairman of the Compensation Committee and Chairman of the Audit Committee.

Mr. Armstrong serves as Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, an NYSE publicly traded company. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM in July 1999. Prior to that, Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer and a director until the company was sold in 1998 to AMFM.

Mr. Armstrong serves as the chairman of the audit committee of Urban One, Inc. (NASDAQ: UONE) and previously served as board member and chairman of the audit committee of Urban One, Inc. from June 2001 and May 2002, respectively, through November 2020.

Mr. Armstrong’s qualifications to serve on Nexstar’s Board of Directors include his extensive experience as the Chief Financial and Chief Operating Officer in the broadcast and communications industry, as well as a board member of other publicly traded companies. His service on the boards of other public companies allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

Nexstar Media Group, Inc.	22	2023 Proxy Statement

Directors

DIRECTORS
Principal Occupation and Selected Business Experience

Bernadette S. Aulestia

Former President, Global Distribution at HBO

Age: 50

Board Tenure: 2 years

Independent Director

Nexstar Board Committee: Compensation

Other Current Public Company Boards: Denny’s Corporation

Bernadette Aulestia was appointed a member of the Board of Directors of Nexstar in January 2021 and serves on the Compensation Committee.

Ms. Aulestia served as Chief Revenue and Growth Officer and then as Advisor of Callisto Media (private), a technology and media company which leverages audience data to create high-quality content at scale in 2022. Between her time at HBO and Callisto Media, Ms. Aulestia focused on her role as Board Member of Denny’s which she joined in 2018 among other non-profit board memberships and personal endeavors. From 2018 to 2019 Ms. Aulestia was President, Global Distribution and from 2015 to 2018 was Executive Vice President, Global Distribution at HBO, the premium programming subsidiary of WarnerMedia. Prior to that, she was Executive Vice President, Domestic Network & Digital Distribution at HBO from 2013 – 2015 and Senior Vice President, Domestic Network & Digital Distribution at HBO from 2009 – 2013. Prior to HBO, Ms. Aulestia held positions at Univision Communications, Turner Broadcasting Systems and Kidder Peabody.

Ms. Aulestia serves on the board of directors and is chair of the Corporate Governance & Nominating Committee of Denny's Corporation (NASDAQ: DENN), a franchisor and operator of one of America's largest full-service restaurant chains, and Candoo Tech (private), a monthly subscription-based technical customer support service for aging adults and planned communities.

Ms. Aulestia’s qualifications to serve on Nexstar’s Board of Directors include her extensive experience as an executive in content and digital businesses which enables her to provide valuable advice on strategic and business matters as it relates to the Company’s own content and digital operations and growth plans. Her service on the boards of other public and private companies allows her to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

Nexstar Media Group, Inc.	23	2023 Proxy Statement

Directors

DIRECTORS
Principal Occupation and Selected Business Experience

Dennis J. FitzSimons

Chairman of Robert R. McCormick Foundation and Former Chief Executive Officer of Tribune Company

Age: 72

Board Tenure: 6 years

Independent Director

Nexstar Board Committee: Audit

Other Current Public Company Boards: None

Mr. FitzSimons was appointed a member of the Board of Directors of Nexstar in January 2017 and serves on the Audit Committee.

Mr. FitzSimons serves as Chairman of the Robert R. McCormick Foundation (non-profit), a charitable organization with extensive assets where he has held his position since 2004. Concurrent with and prior to that, Mr. FitzSimons spent 25 years with the Tribune Company, a predecessor company of Tribune Media Company which Nexstar acquired in 2019, serving as the Chief Executive Officer and board member of Tribune Company from 2003 to 2007 and as Chairman of the board of directors from 2004 to 2007.

From 2009 until January 2017, Mr. Fitzsimons served on the board of directors of Media General, Inc. (“Media General”) (formerly public), which Nexstar acquired in 2017, as Chairman of Media General’s compensation committee and a member of the audit committee. He also served on the board of directors of Time, Inc. (formerly public) from 2014 until its sale to Meredith Corporation in January 2018 and was a member of the audit committee and the compensation committee.

Mr. FitzSimons’ qualifications to serve on Nexstar’s Board of Directors include his extensive experience as the Chief Executive Officer of a publicly traded company in the broadcast industry and service as a member of the audit and compensation committees of several publicly traded companies. His service on the boards of public companies allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

Nexstar Media Group, Inc.	24	2023 Proxy Statement

Directors

DIRECTORS
Principal Occupation and Selected Business Experience

Jay M. Grossman
Managing Partner and Co-Chief
Executive Officer of ABRY Partners, LLC

Age: 63

Board Tenure: 26 years

Independent Director

Nexstar Board Committee:
Chairman, Compensation

Other Current Public Company Boards: None

Jay M. Grossman was appointed a member of the Board of Directors of Nexstar in 1997 and serves on the Compensation Committee. On September 30, 2022, Mr. Grossman was appointed as Chairperson of the Compensation Committee.

Mr. Grossman serves as Managing Partner and Co-Chief Executive Officer at ABRY Partners, LLC (“ABRY”), a private equity fund focused on media, communications, business and information services, which he joined in 1996. ABRY helped found Nexstar alongside Perry Sook in 1996 and fully exited its ownership position in the Company in 2013.

Mr. Grossman has served on the board of directors of a wide variety of private companies including Atlantic Broadband, Caprock Communications, Consolidated Theaters, Cyrus One Networks, Donuts, Executive Health Resources, Grande Communications, Hosted Solutions, Monitronics International, Q9 Networks, RCN Telecom Services, Sidera Networks and WideOpenWest Holdings.

Mr. Grossman’s qualifications to serve on Nexstar’s Board of Directors include his long-term experience with Nexstar and his extensive experience in investing in media and communications companies enabling him to provide meaningful insight and guidance to the Company and the Board as Nexstar executes on its growth plan.

C. Thomas McMillen

President and Chief Executive Officer of LEAD1

Age: 70

Board Tenure: 8 years

Independent Director

Nexstar Board Committee: Nominating and Corporate Governance

Other Current Public Company Boards: Castellum, Inc.

Mr. McMillen was appointed a member of the Board of Directors of Nexstar in July 2014 and serves on the Nominating and Corporate Governance Committee.

Mr. McMillen serves as the President and Chief Executive Officer of the LEAD1 Association (formerly the DIA Athletic Directors Association) which he joined in October 2015. He previously served as Timios National Corporation’s (formerly Homeland Security Capital Corporation) Chief Executive Officer and Chairman of the Board from August 2005 and as its President from July 2011 to February 2014. From May 2013 to May 2016, Mr. McMillen served as an independent director of RCS Capital Corporation.

From 1987 through 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives representing the 4th Congressional District of Maryland.

Mr. McMillen was appointed as a member of the Board of Directors of Castellum, Inc. (NYSE: CTM), a technology company focused on leveraging the power of information technology in October 2022.

Mr. McMillen’s qualifications to serve on Nexstar’s Board of Directors include his over 28 years of political, business and sports experience and leadership. During his career, he has been an active investor, principal and board member in companies in the cellular, paging, healthcare, motorcycle, environmental technology, broadcasting, real estate and insurance industries.

Nexstar Media Group, Inc.	25	2023 Proxy Statement

Directors

DIRECTORS
Principal Occupation and Selected Business Experience

Lisbeth McNabb

Former Chief Financial Officer and Chief Operating Officer of Linux Foundation

Age:  62

Board Tenure:  17 years

Independent Director

Nexstar Board Committee: Audit

Other Current Public Company Boards: NeoGames

Ms. McNabb was appointed a member of the Board of Directors of Nexstar in May 2006, serves on the Audit Committee and is a former Audit Committee Chairperson.

Ms. McNabb is an Operating Partner of Springcoast Capital Partners, a growth equity firm focused on software and technology-enabled companies, which she joined in March 2023 and has served on the Board of Directors of Zoomcar (private), the largest car-sharing platform, headquartered in Banglore, India, since June 2022. Ms. McNabb previously served as the Chief Financial Officer and Chief Operating Officer of Linux Foundation, an open-source technology consortium, from 2018 to 2020. In 2017, Ms. McNabb was interim Chief Financial Officer for Illuminate Education and from 2012 to 2015 was Founder of DigiWorksCorp, a digital and data analytics SaaS company for retail and enterprise companies. Prior to that, she held positions with w2wlink, Match, Sodexo, PepsiCo Frito-Lay, American Airlines, AT&T and JP Morgan Chase.

Ms. McNabb is also an independent director, chair of audit, and member of the nominating and governance and compensation committees of NeoGames (NASDAQ: NGMS), a global provider of iLottery solutions for national and state-regulated lotteries, and an independent director and chair of the audit committee of Acronis (private), a global leader in cybersecurity and data protection. Previously Ms. McNabb served as a director and chair of the audit committee and on the compensation committee of Tandy Brands (public). She also previously served on the advisory board of American Airlines.

Ms. McNab’s qualifications to serve on Nexstar’s Board of Directors include her leadership skills in entrepreneurial and executive roles in media, digital and technology companies. She is an expert at driving finance, strategy, operations, data analytics and revenue strategies at the high growth scaling inflection stage.

John R. Muse	Biographical information for Mr. Muse can be found under “Proposal 5 – Election of Class II Directors.”

I. Martin Pompadur	Biographical information for Mr. McMillen can be found under “Proposal 5 – Election of Class II Directors.”

Nexstar Media Group, Inc.	26	2023 Proxy Statement

Directors

Board Composition

The following tables provide information regarding the members of our Board as of [●], 2023, including certain types of knowledge, skills, business experiences, attributes or self-identified specific diversity possessed by one or more of our directors which our Board believes are relevant to our business and industry.

Board Skills Matrix

	Sook	Armstrong	Aulestia	FitzSimons	Grossman	McMillen	McNabb	Muse	Pompadur

Knowledge, Skills and Experience
Public Company (Board or Experience)	●	●	●	●	●	●	●	●	●
Industry (Media, Digital, Technology)	●	●	●	●	●		●	●	●
Management (Strategic Oversight, Human Capital)	●	●	●	●			●	●	●
Operations	●	●	●	●			●		●
ESG	●	●		●		●	●	●	●
Regulatory/Legal	●	●		●			●		●
Financial	●	●		●		●	●	●	●
M&A	●	●		●	●	●	●	●	●

Board Tenure
Years of Service	27	19	2	6	26	8	17	6	19
Age	65	65	50	72	63	70	62	72	87

Board Diversity Matrix

	Female	Male	Non-Binary	Did Not Disclose Gender	Total
Part I: Gender Identity
Directors	2	7	—	—	9
Part II: Demographic Background
Hispanic or Latinx	1	—	—	—	1
White or Caucasian	—	8	—	—	8

Nexstar Media Group, Inc.	27	2023 Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors currently has three standing committees with the following members:

	Compensation	Audit	Nominating and Corporate Governance
Geoff Armstrong		Chairperson
Bernadette S. Aulestia	●
Dennis J. FitzSimons		●
Jay Grossman(1)	Chairperson
C. Thomas McMillen			●
Lisbeth McNabb		●
John R. Muse			●
I. Martin Pompadur			Chairperson

(1)
On September 30, 2022, Mr. Grossman was appointed as Chairperson of the Compensation Committee.

Compensation Committee

The purpose of the Compensation Committee is to establish compensation policies for Directors and executive officers of Nexstar, approve employment agreements with executive officers of Nexstar, administer Nexstar’s stock-based compensation plans and approve grants under the plans and make recommendations regarding any other incentive compensation or equity-based plans. The Compensation Committee makes decisions about the compensation of the Chief Executive Officer and has the authority to review and approve the compensation policies for the Company’s other executive officers. The primary objectives of the Compensation Committee in determining total compensation (both salary and incentives) of the Company’s executive officers, including the Chief Executive Officer, are (i) to enable the Company to attract and retain highly qualified executives by providing total compensation opportunities with a combination of elements which are at or above competitive opportunities, (ii) to tie executive compensation to the Company’s general performance and specific attainment of long-term strategic goals, and (iii) to provide long-term incentives for future performance that aligns stockholder interests and executive rewards.

The Compensation Committee met eight times during 2022. The Compensation Committee operates under a written charter adopted by the Board of Directors in April 2017. A copy of such charter is available through our website at www.nexstar.tv. The information contained on or accessible through our website does not constitute a part of this Proxy Statement. The current members of the Compensation Committee are “independent” as that term is defined in the NASDAQ Stock Market Marketplace rules. Mr. Miller, who resigned from the Board in September 2022, was independent during the tenure of his service as a Board member. For more information regarding the Compensation Committee, please refer to the “Compensation Committee Report” in this Proxy Statement.

Nexstar Media Group, Inc.	28	2023 Proxy Statement

Corporate Governance

Audit Committee

The purpose of the Audit Committee is to oversee the quality and integrity of Nexstar’s accounting, internal auditing and financial reporting practices, to oversee Nexstar’s relationship with its independent registered public accounting firm, to evaluate the Company’s risks, and to perform such other duties as may be required by the Board of Directors. The Audit Committee met five times during 2022. All three members of the Audit Committee are “independent” as that term is defined in the NASDAQ Stock Market Marketplace rules. The Chair of the Audit Committee is Mr. Geoff Armstrong who the Board of Directors has determined is an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors in February 2022. A copy of such charter is available through our website at www.nexstar.tv. The information contained on or accessible through our website does not constitute a part of this Proxy Statement. For more information regarding the Audit Committee, please refer to the “Audit Committee Report” in this Proxy Statement.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to serve on Nexstar’s Board of Directors, recommend persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, recommend nominees for any committee of the Board of Directors, develop and recommend to the Board of Directors a set of corporate governance principles applicable to Nexstar and to oversee the evaluation of the Board of Directors and its committees. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors in April 2017. A copy of such charter is available through our website at www.nexstar.tv. The information contained on or accessible through our website does not constitute a part of this Proxy Statement. All three members of the Nominating and Corporate Governance Committee are “independent” as that term is defined in the NASDAQ Stock Market Marketplace rules. The Nominating and Corporate Governance Committee met five times during 2022. Our Nominating and Corporate Governance Committee will consider stockholder nominees for the Board of Directors (see “Stockholder Proposals for the 2024 Annual Meeting of Stockholders” under “Other Information” in this Proxy Statement).

Nexstar Media Group, Inc.	29	2023 Proxy Statement

Corporate Governance

Additional Information Concerning the Board of Directors

During 2022, the full Board of Directors met four times. As summarized in the table below, each incumbent director attended more than 80% of the total number of meetings of the Company’s Board of Directors and committees of the Board of Directors on which they serve.

	Meetings Attended
	Full Board(1)	Compensation Committee(2)	Audit Committee(3)	Nominating and Corporate Governance Committee(4)	Total	Overall Attendance(6)
Perry A. Sook	5				5	100%
Geoff Armstrong	5		4		9	90%
Bernadette S. Aulestia	4	8			12	92%
Jay M. Grossman	5	6			11	85%
Dennis A. Miller(5)
John R. Muse	5			4	9	90%
I. Martin Pompadur	5			5	10	100%
Dennis J. FitzSimons	5		5		10	100%
C. Thomas McMillen	5			5	10	100%
Lisbeth McNabb	5		5		10	100%

(1)
The full Board of Directors met five times during 2022.
(2)
The Compensation Committee met eight times during 2022.
(3)
The Audit Committee met five times during 2022.
(4)
The Nominating and Corporate Governance Committee met five times during 2022 but its functions were performed through written consents in lieu of a meeting or meetings held by the full Board of Directors.
(5)
Mr. Miller attended the full board and compensation committee meetings until he resigned from Nexstar’s Board of Directors on September 30, 2022.
(6)
Each of the directors attended at least 75% of the aggregate board and committee meetings for the period for which they served.

The Board of Directors has not adopted a formal policy with regard to director attendance at the annual meeting of stockholders because fewer than ten non-management stockholders attended our 2022 Annual Meeting of Stockholders in person. Mr. Sook attended and presided over the 2022 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee determines the minimum qualifications that Director nominees must possess based on the composition, size and needs of the Board of Directors. The Nominating and Corporate Governance Committee also determines the qualifications and skills required to fill a vacancy or a newly created directorship to complement the existing qualifications and skills. Nomination procedures include review of stockholder nominations for candidacy to the Board of Directors. If it is determined that an additional governance policies would be beneficial to Nexstar, the Board of Directors may in the future adopt such additional policies. The Nominating and Corporate Governance Committee also is responsible for the establishment of guidelines for removal of directors.

The Nominating and Corporate Governance Committee reviews succession planning with the Compensation Committee.

There is no formal policy governing diversity of the Board of Directors and the selection of its members. The Nominating and Corporate Governance Committee defines Board diversity broadly to mean that the Board of Directors is comprised of individuals with a variety of perspectives, industry experience, personal and professional backgrounds, skills and qualifications. When nominating a Board member, the Nominating and Corporate Governance Committee examines the diversity of the overall board and strives to maintain an appropriate level of diversity with the addition of each new nominee.

Under the rules and regulations of the NASDAQ Stock Market, we are required to maintain a majority of independent Directors on the Board of Directors and to have the compensation of our executive officers and the nomination of Directors be determined by independent Directors. Our Board of Directors meets these standards.

Nexstar Media Group, Inc.	30	2023 Proxy Statement

Corporate Governance

Stockholder Outreach

Annual Stockholder Calls Regarding ESG

In the first quarter of 2023, we contacted our 21 largest stockholders as reported to the SEC (including 20 non-affiliated institutional investors and one affiliated investor) in connection with year-end 2022 filings for our institutional investors, representing an estimated 66% of our shares outstanding as of March 31, 2023, to offer a call with members of senior management as well as a member of the Compensation Committee of the Board of Directors (schedules permitting) to discuss the Company’s ongoing corporate governance, social responsibility and environmental activities (hereinafter collectively referred to as “ESG”) as well other issues important to stockholders. We received responses from 86% of the stockholders contacted of which the majority (representing approximately 66% of the shares held by our top 21 stockholders) responded that they did not require a call this year. Stockholders representing approximately 20% of the shares held by our top 21 stockholders participated in calls and were generally positive about the Company’s ongoing progress on its ESG initiatives. We report the results of our annual stockholder outreach initiative to its Board of Directors which the Board of Directors and management review and use to shape future ESG initiatives.

In response to stockholder feedback in prior years, we have taken a number of actions including:

•
Recommending a proposal to declassify the Board of Directors (see Proposal 1),
•
Beginning the process of board refreshment by appointing Bernadette Aulestia in 2021 and beginning the search for a diverse replacement candidate for Dennis Miller who stepped down in 2022 to become President, The CW Network,
•
Preparing and making available on our website in 2023, our first ESG report(1) summarizing our ESG policies and initiatives and with disclosures aligned with the Sustainability Accounting Standards Board (SASB) disclosure standard for the Media & Entertainment industry,
•
Making available on our website certain of our EEO-1 reports,
•
Committing to comply with new SEC rules to adopt a formal clawback policy,
•
Working to collect internal data in order to develop policies regarding reducing carbon emissions, and
•
Supporting journalistic integrity and unbiased, fact-based journalism.

We are committed to engaging with our investors to ensure that their perspectives on corporate governance and other issues are thoughtfully considered.

Active Investor Relations Function

We maintain an active and accessible investor relations function. In 2022, we participated in 12 investor conferences and organized group investor meetings and met with over 200 investors in total at these meetings. In addition, we maintain an active dialogue with research analysts and investors on an ad hoc basis throughout the year.

(1)
The information contained on or accessible through our website, including the 2022 ESG Report and any EEO-1 reports, is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.

Nexstar Media Group, Inc.	31	2023 Proxy Statement

Corporate Governance

Board of Directors Leadership Structure

Nexstar believes in a strong Board of Directors possessed of deep experience in the technology, media and telecom space that assists in formulating the company’s long-term strategy, advises on potential mergers and acquisitions, and seeks to maximize stockholder value. The Company fosters an environment of strict financial accountability and has policies, procedures, and controls in place to safeguard the Company’s financial performance.

The Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. The Board of Directors considers many factors, including the specific needs of the business and the best interests of the Company’s stockholders in determining the most appropriate structure for itself and the Company. Our current leadership structure is comprised of a combined Chairperson of the Board and Chief Executive Officer and Board committees comprised of only independent Directors. The Board of Directors believes that Mr. Sook’s service in the combined Chairperson and Chief Executive Officer role is in the best interest of both the Company and its stockholders. Mr. Sook has a vast knowledge of television broadcasting and is seen as a leader in this industry. He understands the issues facing the Company and by serving in this dual role he is able to effectively focus the Board of Director’s attention on these matters. In this combined capacity, he speaks clearly with one voice in addressing the Company’s various stakeholders such as customers, suppliers, employees, and the investing public.

All of the Company’s directors, except for the Chairman, are independent. The Board of Directors has not designated one of the independent Directors as a “lead independent director” because each independent Director is fully and effectively involved in the activities and issues relevant to the Board of Directors and its committees. The independent directors prefer not to place one individual between themselves and the Chairman of the Board and Chief Executive Officer and other management as they believe this will diminish their active engagement. The independent directors continually demonstrated the ability to exercise their fiduciary responsibilities to the Board of Directors and making independent decisions. Under NASDAQ Listing Standards, our independent Directors are Messrs. Armstrong, Grossman, Pompadur, Muse, FitzSimons and McMillen and Mses. Aulestia and McNabb. Mr. Miller was an independent director until his resignation on September 30, 2022.

Risk Oversight

As described more fully in the “Risk Factors” section to the Company’s Annual Report on Form 10-K, the Company’s management and Board of Directors manage a variety of internal and external risks. The Board of Directors plays a vital role in managing the risks facing our Company.

•
Through the Audit Committee, the Board of Directors manages potential accounting risk through oversight of accounting and financial reporting and disclosure processes and systems of internal accounting and financial controls as well as other Company risks, including cybersecurity matters. Senior financial executives report to the Audit Committee at each committee meeting on significant financial and accounting matters. The Audit Committee evaluates operational and cyber-security and data risks via quarterly reporting (or more frequent as may be required for cyber-security and data risks) from various departments and disciplines within Company.
•
Through the Compensation Committee, the Board of Directors manages potential risks associated with our compensation programs, ensuring the program does not encourage executives to take unacceptable risks. The Board of Directors confers with our general counsel and outside legal counsel, when necessary, in overseeing legal and regulatory risks.
•
Through the Nominating and Governance Committee, the Board of Directors manages risks associated with board and committee succession and establishing and effecting corporate governance principles.

Nexstar Media Group, Inc.	32	2023 Proxy Statement

Corporate Governance

Environmental, Social, and Governance Principles and Actions

Our Board of Directors, through its Committees, evaluates and oversees risk areas related to ESG. This includes the Company’s overall ESG reporting as well as development of policies and programs to achieve short-term and long-term objectives.

We strive to make a positive impact on our stakeholders, the environment, and our communities. We seek to enhance the Company’s efforts on environmental, social and governance issues in a manner that is consistent with our commitment to ensuring long-term sustainable stockholder value and delivering exceptional service to our communities.

Our core beliefs and the internal policies and procedures we have put in place over many years provide the framework for our continuing efforts to align the company with sound ESG practices. We are mindful of our ESG priorities and recognize that ESG is an ongoing process.

The following are the summary of our key ESG principles and related action steps:

	Environmental	Social	Governance
Key Principles:	• Limit our impact on the environment	• Fact-based, unbiased journalism • Community involvement • Diversity, equity and inclusion	• Maximize stockholder value • Provide opportunities for stockholders to make their opinions known • Diversity, equity and inclusion
Highlights / Selected Actions:	• Began process of collecting data to measure our environmental impact • Plan to establish strategies to reduce/limit our impact in the future
•
Continued to produce unbiased content at local level, NewsNation and The Hill as validated by third party watchdog groups
•
Produced nearly 50 candidate debates for state and federal elective offices
•
Nationwide community involvement via a number of initiatives including Founder’s Day, Remarkable Women and Project Roadblock
•
Community involvement by each of our stations (over 1,675 initiatives in 2022)
•
Focus on treating employees fairly and ethically, and fostering positive work environments
o
Companywide minimum wage above federal and state requirements
o
Expansion of parental leave, personal time-off and health benefits
o
Dedicated Nexstar Employee Assistance Fund
o
Broad inclusion of management employees in equity awards
o
Conducted a company-wide survey to enhance employee engagement
•
Dedicated diversity, equity and inclusion programs, hiring practices and mentorships
o
We believe our employees reflect the communities we represent(1)
o
Above-average senior management gender diversity(2)
o
Effort to increase diversity through expansive recruiting efforts, support of diversity groups inside of Nexstar and mentorship programs

•
Single class of stock (eliminated Class B and C shares as a result of the stockholder vote in 2022)
•
Virtually entirely independent Board of Directors (89%, or 8 of 9*, directors are independent)
•
Recommending a proposal to declassify the Board of Directors in connection with the 2023 Annual Meeting
•
Focus on Board diversity (22%, or 2 of 9, directors are women) with ongoing search
•
Committing to comply with new SEC rules to adopt a formal clawback policy
•
Active and accessible investor relations function with annual stockholder outreach

(1)
Nexstar 2022 Total: 68% White, 11% African American, 9% Hispanic, 3% Asian, 2% Two or More; National 2020 Average based on U.S. Census Bureau data: 60% White, 12% African American, 18% Hispanic, 6% Asian, 3% Two or More
(2)
Nexstar senior management, defined as Executive Vice President and above, is 37% women versus C-suite National Average of 26% according to “Women in the Workplace 2022”. McKinsey

Nexstar Media Group, Inc.	33	2023 Proxy Statement

Corporate Governance

Environmental

We are committed to limiting our impact on the environment. We are developing processes to track our energy consumption levels to thoughtfully map a plan to reduce overall power consumption and increase the use of sustainable power. We look for ways in which we can reduce our overall carbon footprint through efficiency.

Some current initiatives include:

•
Replacing transmission equipment with more efficient equipment consuming less power.
•
Replacing studio lighting at our television stations with more efficient, energy-saving LED lighting.
•
A companywide e-waste recycling program.
•
Ongoing environment-focused special content and programming.

Social

We understand that operating a media business is a form of public trust, and that we must be responsible and accountable stewards. Every day, our more than 5,500 journalists are out in their local communities, reporting on stories that matter to our viewers. They seek the truth and strive to act independently, transparently, and free from bias.

Journalistic Integrity

We pride ourselves in producing local and national news content that is fact-based and unbiased, and meets the highest standards of journalistic integrity. We strive to be a reliable source for news and information. Balance, fairness and accuracy are fundamental to our news coverage. Our journalism principles are: accuracy and truth, fairness and impartiality, independence, transparency, minimize harm, respect the law and follow Nexstar policy.

We have been awarded for our journalistic integrity, both locally and nationally. Among these awards are as follows:

Local Awards:

•
2022 Edward R. Murrow Regional Awards. Our TV stations won a total of five national awards from the Radio Television Digital News Association (RTDNA). Fifteen of our stations earned 31 regional awards from the RTDNA, including recognition for “Overall Excellence,” “Best Newscast,” “Digital,” and “Excellence in Diversity, Equity and Inclusion.”
•
2022 Emmy Awards. In 2022, 47 of our television stations were honored with a total of 101 Regional Emmy awards.

National Recognition:

•
NewsNation has continued to be recognized by watchdog groups for independent content.
o
Ad Fontes Media rated NewsNation TV as “Most Reliable for News” with its political bias rated as “Middle or Balance.”
o
AllSides rated NewsNation’s on-line property as “Center” for media bias.
o
NewsGuard gave NewsNation a “Trust Score” of 100, the highest rating of any cable news network.

•
The Hill has also been recognized by watchdog groups for independent content.
o
Ad Fontes Media rated The Hill as “Mostly Analysis OR Mix of Fact Reporting and Analysis” with its political bias rated as “Middle.”

Nexstar Media Group, Inc.	34	2023 Proxy Statement

Corporate Governance

Consumer Privacy

We respect our audience and customers by utilizing industry best practices to protect consumer privacy and personally identifiable information. We are focused on the safety and security of our customer and consumer data. We do not sell first party data that we collect to third parties. With respect to our linear operations, we believe there is minimal consumer risk as broadcast television advertising is non-targeted. With respect to our digital operations, we provide our consumers and advertising clients with transparency and control over their data by providing them with a privacy policy with specific detail on how we collect, share and use customer data.

Community Involvement

We embrace the communities in which we operate and pride ourselves on our community engagement. Every station is tasked with serving its local community through service on non-profit boards, sponsorship of community organizations, promotion of giving and in many other ways.

On a companywide basis, we engage in a variety of community initiatives each year, including:

•
Founder’s Day of Caring: Nexstar’s Founder’s Day of Caring occurs each year in June. Staff members at our TV stations receive paid time-off for volunteer work in their communities. The choice of which organizations to support is made at the local level and covers a wide range of charities and social service agencies.
•
Feeding America: In January 2021, Nexstar announced a comprehensive multi-year partnership with Feeding America®, the nation’s largest domestic hunger relief organization. The ongoing partnership includes a commitment to donate $2 million in television air-time and financial support to the organization.
•
Remarkable Women: Nexstar’s “Remarkable Women” initiative celebrates local women who inspire, lead, and pave the way for other women to succeed. Each year’s national winner is selected from a pool of nominees from across each of Nexstar’s 116 markets. The national winner is announced during a special program airing on NewsNation during International Women’s Month and awarded $10,000 to contribute to the charitable organizations of her choice.
•
Project Roadblock: Each year, Nexstar and all of its television stations participate in “Project Roadblock,” a national multiplatform program aimed at preventing drunk driving. Sponsored by the Television Advertising Bureau, the National Highway Traffic Safety Administration, and the Ad Council, every Nexstar TV station donates airtime and news coverage.
•
Red Cross: All of our TV stations partner with the Red Cross during times of crisis to assist victims affected by natural disasters in the communities we serve. In 2022, our television stations helped raise nearly $400,000 for the Red Cross.
•
Nexstar Charitable Foundation: The Nexstar Charitable Foundation awards grants each year to charitable and non-profit organizations serving the communities in which we operate. In 2022, such awards exceeded $400,000.

In addition to our companywide community initiatives across our 200 owned or partner stations in 116 markets, we were actively involved in over 1,675 local community outreach initiatives in 2022. We and our partner stations work with local community groups to increase awareness, raise money and otherwise assist local groups with their missions. Stations run promotions and air content related to these initiatives and station employees participate in related local events. Nexstar partners with a significant number of community groups, including local charities, food banks, hospitals, and community-specific groups/events, as well as the local chapters of national organizations.

In 2022, we also produced nearly 50 candidate debates for state and federal elective offices.

Nexstar Media Group, Inc.	35	2023 Proxy Statement

Corporate Governance

Diversity, Equity and Inclusion (“DEI”)

Our guiding principle is to foster work environments that provide personal pride through job satisfaction and a balanced life.

•
We strive to treat our employees fairly and ethically, encouraging every individual’s contributions and personal growth. In addition, we seek to foster our employees’ well-being through our efforts to create safe work environments, open communications, company sponsored employee assistance programs, financial support to employees in times of natural disaster (e.g., hurricanes and tornados), and encouragement to participate in health initiatives. Examples of our actions include the following:
o
Established a company-wide minimum wage above federal and state requirements in 2019 and periodically reviews its minimum wage with increases occurring in 2021 and 2022.
o
Created the Nexstar Employee Assistance Fund in 2021 to help employees facing financial hardship following a natural disaster or unforeseen personal difficulties.
o
Expanded our parental leave, personal time-off, and mental health benefits for employees, including expanding our medical benefits for employees to cover gender dysphoria.
o
Conducted a companywide employee survey to enhance employee engagement.
o
Broadly included management employees in equity awards. From 2019 – 2022, 63% of the equity awards were granted to management employees and non-employee directors other than our Named Executive Officers.
•
We seek to hire a diverse workforce that is representative of the communities we serve.
o
To help ensure accountability in making progress in our diversity goals, a portion of our managers’ (defined as Vice President and above) bonuses are tied to diversity metrics in their markets. While we have not established specific quantitative diversity targets, each of the managers of our local markets are provided with demographic reports of the markets they serve for comparison to their employee base and are instructed to move towards aligning employee diversity with community diversity.
o
To help ensure a diverse pool of employee candidates, in accordance with FCC regulations, we widely publish job openings and conduct job fairs, scholarship and internship programs and other community events designed to inform the public about employment opportunities.
o
Nexstar works with a number of diversity-focused broadcasting professional organizations, including by typically participating in their conferences annually, in order to recruit new employees to the Company in furtherance of our goal of creating a more diverse workforce. These organizations and related conferences include the Asian American Journalists Association, the National Association of Black Journalists, the National Association of Hispanic Journalists and the NLGJA: The Association of LGBTQ Journalists. In addition, Nexstar works with specialty-focused broadcasting professional organizations to pursue new hire candidates, including the American Meteorological Society, Investigative Reporters & Editors, and the Radio Television Digital News Association.
o
Courtney Williams has acted as the Company’s Chief Diversity Officer since May 2021 responsible for leading the Company’s efforts to expand diversity in hiring, promotion and retention.

Nexstar Media Group, Inc.	36	2023 Proxy Statement

Corporate Governance

•
We value diversity and have made a commitment to creating a diverse, innovative and creative workforce to power our stations. We strive to foster a culture of diversity and inclusion, so all of our employees feel respected, and no one feels discriminated against. We believe a diverse workforce fosters innovation and cultivates an environment of unique perspectives. We have established several internal committees and groups and undertaken a number of initiatives focused on furthering these objectives:
o
Nexstar Diversity, Equity and Inclusion Council is a working committee dedicated to creating a path toward a more diverse and inclusive workplace, where diverse talent can flourish and build a career. The Council is comprised of ten members, including employees of varying levels – Director through President – from throughout the Company, with membership changing periodically.
o
Nexstar Voices are employee resource groups for the demographics of Latinx (Lideres de Nexstar), Women (Ladies of Nexstar), African American (African American Trailblazers), Veterans (Veterans Network) and LGBTQ+ (Pride Nation) designed to bring together employees who share similar cultures, backgrounds, and/or interests, as well as those employees who wish to provide support to that group. Access to these groups is provided via the Company’s intranet and the groups typically meet monthly to share ideas, host guest speakers, and participate in events.
o
Nexstar Mentorship Program is a 12-month professional development program designed to assist underrepresented employees in overcoming challenges in the workplace with inclusion and career development skills. The program pairs seasoned leaders with less experienced employees to help them develop specific skill sets and knowledge and is designed to (i) create a more diverse mid-level and senior management team, (ii) grow the Company’s leaders of tomorrow, and (iii) motivate our employees to remain with the Company.
o
The Company also offers anti-harassment, diversity and bias training beyond that required by law.

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Corporate Governance

Employee Diversity

The table below reflects the demographics of the most recent census of 12,971 total employees, including 204 management employees (vice presidents and above) as of December 31, 2022, in comparison to national averages sourced from the 2020 United States Census Bureau population. As of December 31, 2022, approximately 41% and 28% of our employees and our management, respectively, were women; and approximately 26% and 12% of our employees and our management, respectively, were racially/ethnically diverse.

	Management	All Employees	National Average
Ethnicity:
White or Caucasian	81.9%	68.3%	60.1%

African American	2.4%	10.8%	12.2%
Hispanic	5.9%	9.1%	18.2%
Asian	1.0%	2.7%	5.6%
American Indian	1.4%	0.5%	0.6%
Pacific Islander	1.0%	0.5%	0.2%
Two or More	—	2.0%	2.8%
Racially/Ethnically Diverse	11.7%	25.6%	39.6%

Undisclosed/Unknown	6.4%	6.1%	0.3%
	100.0%	100.0%	100.0%
Gender:
Male	72.1%	58.4%	49.2%
Female	27.9%	41.3%	50.8%
Wish to decline	—	0.3%	—
	100.0%	100.0%	100.0%

To supplement this filing, our EEO-1 data is available on our website.

Nexstar Media Group, Inc.	38	2023 Proxy Statement

Corporate Governance

Code of Ethics and Anti-Corruption Policy

The Board of Directors adopted a Code of Ethics that applies to our executive officers and Directors, and persons performing similar functions. The Code of Ethics promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, promotes full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Nexstar, and promotes compliance with all applicable rules and regulations by its officers and directors. The Code of Ethics was filed as an exhibit to Nexstar’s Annual Report for the year ended December 31, 2003, on Form 10-K filed with the SEC on March 31, 2004, which is incorporated by reference into Nexstar’s Annual Report for the year ended December 31, 2022 on Form 10-K filed with the SEC on February 28, 2023. In October 2017, we adopted an Anti-Corruption Policy, which supplements our Code of Ethics and provides detailed guidance to our employees on prohibited actions under anti-bribery and anti-corruption laws.

Compensation Committee Interlocks and Insider Participation

Bernadette S. Aulestia and Jay M. Grossman served on the Compensation Committee during 2022. Dennis Miller served on the Compensation Committee until his resignation on September 30, 2022. None of our Directors or executive officers serves, and we anticipate that no member of the Board of Directors or executive officers will serve, as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Board of Directors.

Policy on Insider Trading

Our insider trading policy, among other things, prohibits directors, officers and employees from trading or causing trading in the Company’s securities while in possession of material non-public information, subject to limited exceptions. The policy prohibits directors, executive officers, employees in the accounting and finance departments with a title of at least vice president, employees that assist with the preparation of earnings releases, and members of the Disclosure Committee (collectively, “Covered Persons”) and their spouse and minor children, other persons living in their household and entities over which they exercise control from engaging in the following transactions: (i) the sale of any Company securities of the same class for at least six months after the purchase of such securities, (ii) short selling the Company’s securities, (iii) buying or selling puts or calls or other derivative securities on the Company’s securities, (iv) holding Company securities in margin accounts or pledging Company securities as collateral for a loan and (v) hedging or monetization transactions or similar arrangements with respect to Company securities, in each case, without prior consent of the Company’s General Counsel or Chief Financial Officer. There are no hedging transactions that are specifically permitted.

Nexstar Media Group, Inc.	39	2023 Proxy Statement

Corporate Governance

Stock Ownership Guidelines

Effective January 1, 2018, our Board of Directors adopted stock ownership guidelines for non-employee directors, Named Executive Officers and all other senior executives. The stock ownership guidelines were established to promote a long-term perspective in managing the Company, and to help align the interests of our stockholders, executives and directors.

The policy requires:

•
our Chief Executive Officer to own a sufficient amount of the Company’s common stock such that its value is 10 times the annual base salary,
•
each of our other Named Executive Officers and other senior executives to own a sufficient amount of the Company’s common stock such that its value is two times of each of their annual base salary, and
•
each of our non-employee directors to own a sufficient amount of the Company’s common stock such that its value is three times of each of their annual base retainer.

Because share prices fluctuate over time, the covered person’s salary or retainer will be divided by the highest share price over the prior 24-month period. Performance-based and time-based restricted stock units (whether vested or unvested) are counted for purposes of meeting the ownership guidelines. Stock options (whether vested or not) are not counted in the ownership calculation. The initial evaluation of compliance was/is on the later of (i) January 15, 2023 for shares owned as of December 31, 2022 or (ii) the first January after such officer or director has been an officer or director for five (5) years. Thereafter, the compliance will be evaluated once per year for shares owned as of December 31 of the preceding year. In January 2023, we conducted the initial evaluation of shares owned as of December 31, 2022 by officers and directors who served more than five (5) years. All applicable directors and officers were in compliance with the stock ownership guidelines. The stock ownership guidelines were established to promote a long-term perspective in managing the Company, and to help align the interests of our stockholders, executives and directors.

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Compensation of Directors

COMPENSATION OF DIRECTORS

Overview of Compensation and Procedures

Nexstar employees do not receive additional compensation for their services as Directors. Accordingly, Mr. Sook serves on the Board of Directors without additional compensation. In January 2022, the Board of Directors adopted an increase in non-employee director’s annual compensation of $10,000 to provide market-competitive compensation levels. As such, each non-employee director received compensation of $90,000 for their services as a director. Each non-employee director also received compensation of $15,000, $10,000 or $10,000 for service in the Audit, Compensation or Nominating and Corporate Governance Committee, respectively. The Audit, Compensation and Nominating and Corporate Governance Committee Chairpersons received additional compensation of $12,500, $10,000 and $7,500, respectively. In 2022, our non-employee directors also received a retainer in the form of restricted stock units as shown in the table below. Non-employee directors do not receive payments for their attendance at Board or Committee meetings. However, we continue to reimburse our directors for business related travel expenses.

2022 DIRECTOR COMPENSATION TABLE

The following table sets forth information concerning compensation to each of our independent Directors during the year ended December 31, 2022:

	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Geoff Armstrong	$117,500	$129,183	$246,683
Bernadette S. Aulestia	100,000	129,183	229,183
Dennis J. FitzSimons	105,000	129,183	234,183
Jay M. Grossman	100,000	129,183	229,183
C. Thomas McMillen	100,000	129,183	229,183
Lisbeth McNabb	105,000	129,183	234,183
John R. Muse	100,000	129,183	229,183
I. Martin Pompadur	107,500	129,183	236,683

(1)
Represents the grant date fair value of awards of Restricted Stock Units (RSUs) that will vest in full on the first anniversary of the grant date, granted to our non-employee directors on June 3, 2022, computed in accordance with FASB Accounting Standards Codification Topic 718. See the Notes to the Company’s Consolidated Financial Statements in our 2022 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of these awards.

The aggregate option awards outstanding and unvested stock awards for each director as of December 31, 2022 were as follows (in shares):

	Option Awards Outstanding		Unvested
	Vested	Unvested	Stock Awards
Geoff Armstrong	—	—	2,375
Bernadette S. Aulestia	—	—	750
Dennis J. FitzSimons	—	—	2,375
Jay M. Grossman	20,000	—	2,375
C. Thomas McMillen	10,000	—	2,375
Lisbeth McNabb	13,500	—	2,375
John R. Muse	—	—	2,375
I. Martin Pompadur	—	—	2,375

The above stock options are fully vested and expire ten years from the original date of grant. Stock awards, in the form of restricted stock units, vest over one and four years.

Nexstar Media Group, Inc.	41	2023 Proxy Statement

Executive Officers

EXECUTIVE OFFICERS

The current executive officers of the Company are:

Name	Age	Nexstar Position
Perry A. Sook	65	Chairman and Chief Executive Officer
Thomas E. Carter	64	President and Chief Operating Officer
Lee Ann Gliha	48	Executive Vice President and Chief Financial Officer
Andrew Alford	61	President, Broadcasting
Sean Compton	49	President, Networks
Dana Zimmer	53	President, Distribution
Brett Jenkins	52	Executive Vice President and Chief Technology Officer
Rachel Morgan(1)	51	Executive Vice President and General Counsel
Blake Russell	52	Executive Vice President, Station Operations
Michael Strober(2)	54	Executive Vice President and Chief Revenue Officer
Gary Weitman	66	Executive Vice President and Chief Communications Officer

(1)
Effective on June 20, 2022, Ms. Morgan assumed the position of Executive Vice President and General Counsel from Elizabeth Ryder, who had been Nexstar’s General Counsel since 2009. Ms. Ryder continues to serve as Secretary to Nexstar’s Board of Directors.
(2)
Effective on January 2, 2023, Michael Strober was appointed Executive Vice President Chief Revenue Officer, a newly created position to lead Nexstar’s national advertising sales.

Perry A. Sook has served as the Chairman and Chief Executive Officer of Nexstar since its inception in 1996. Mr. Sook founded Nexstar with one local television station in Scranton, PA and led its growth into the leading diversified media company and the largest local broadcaster in the United States it is today. Mr. Sook has over 43 years of professional experience in broadcasting covering all facets of the business, including ownership and M&A, management, sales, on-air talent and news. Mr. Sook serves as Chairman of The Ohio University Foundation Board of Trustees (non-profit), on the Board of Directors of Broadcast Music, Inc. (private), the Broadcasters Foundation of America (non-profit) and as Chairman of the Television Board for the National Association of Broadcasters (non-profit). Mr. Sook’s qualifications to serve on Nexstar’s Board of Directors include his demonstrated leadership skills and extensive operating executive experience in building Nexstar from its founding to $5.2BN of net revenue in 2022. He is highly experienced in driving operational excellence, innovating new strategies, and attaining financial objectives under a variety of economic and competitive conditions.

Thomas E. Carter was appointed President and Chief Operating Officer in September 2020. He joined Nexstar in the role of Executive Vice President and Chief Financial Officer in August of 2009. Mr. Carter is responsible for coordination of divisional operations, long term strategy and various corporate and administrative functions. Prior to joining Nexstar, Mr. Carter was Managing Director, Media Telecom Corporate Investment Banking at Banc of America Securities, which he joined in 1985. In this position, he acted as the senior banker responsible for delivering bank products and services including M&A, private and public equity, high-yield debt, fixed income derivatives, syndicated financial products and treasury management for selected clients across the broadcasting, cable, publishing and media industries, including Nexstar. Mr. Carter began his banking career in 1980, serving for five years in various roles in Corporate and International Banking at a predecessor to JPMorgan Chase.

Lee Ann Gliha was appointed Executive Vice President and Chief Financial Officer in August 2021. Ms. Gliha oversees all financial aspects of the Company’s business, including internal and external financial reporting, internal audit, compliance and controls, investor relations, and treasury and capital markets functions, and has a prominent role in strategic planning, business development, and mergers and acquisitions. From April 2016 to July 2021, Ms. Gliha served as a Managing Director at Jefferies LLC (“Jefferies”). Prior to joining Jefferies, Ms. Gliha worked as an investment banker at Houlihan Lokey focused on the media and out-of-home entertainment sectors from 2008 to 2016 most recently as Managing Director. Before joining Houlihan Lokey, Ms. Gliha held a variety of positions of increasing responsibility in the banking and finance industry at companies such as UBS Investment Bank and Banc of America Securities. She also previously worked at Live Nation, Inc., where she served as Executive Vice President of Corporate Finance from 2006 to 2008 and was responsible for the company’s mergers and acquisitions, financing, and investor relations functions. Ms. Gliha is a member of the Board of Directors of the National Hot Rod Association.

Nexstar Media Group, Inc.	42	2023 Proxy Statement

Executive Officers

Andrew Alford was appointed President, Broadcasting in June 2021. He is responsible for the Company’s local television and digital operations including content and sales. Previously, Mr. Alford had served as a Senior Vice President and Regional Manager at Nexstar since August of 2017. Prior to that, Mr. Alford was Vice President and General Manager of WFLA-TV and WTTA-TV, Tampa’s NBC and MyNet affiliates and held that position since 2014. Before moving to Tampa, he served as Vice President of Sales for Media General, Vice President and General Manager of WTEN-TV, an ABC affiliate, in Albany, NY and WXXA-TV, a Fox affiliate, under a shared services and joint sales agreement. Prior to Albany, Mr. Alford spent a total of seven years at WGCL-TV in Atlanta, most recently as Vice President and General Manager. He has also served in broadcast management roles in the Orlando, FL, Syracuse, NY and Rochester, NY markets.

Sean Compton was appointed President, Networks in November 2020. He joined Nexstar Media Group, Inc. as the Executive Vice President of WGN America (now known as NewsNation), WGN Radio and Director of Content Acquisition in connection with the Company’s acquisition of Tribune Media Company in September 2019. He is responsible for the long-term strategy and day-to-day operations of The CW Network, NewsNation, Antenna TV, Rewind TV, Nexstar programming acquisitions, The Hill and WGN Radio. Prior to joining Nexstar, Mr. Compton was President of Strategic Programming and Acquisitions for Tribune Company from 2008 to 2019 where he oversaw programming for 42 Tribune television stations and nationally distributed digital network Antenna TV. He also spent 16 years in radio at Clear Channel Radio & Premiere Radio Networks of which, he served as Vice President of programming for 10 years before joining Tribune.

Dana Zimmer was appointed President, Distribution in October 2021. Ms. Zimmer joined Nexstar in September 2019 as Executive Vice President, Chief Distribution and Strategy Officer in connection with the Company’s acquisition of Tribune Media Company. She oversees all distribution for the Company’s broadcast and television content portfolio to the cable, satellite, telco and digital media industries and network content deals with third-party partners, including CBS, Fox, NBC and ABC. Prior to joining Nexstar, Ms. Zimmer was President of Distribution and Marketing for Tribune Media Company from 2013 to 2019 where she served a similar role. She was a former Executive Vice President of TV Networks Distribution for NBCUniversal from 2011 to 2013. Ms. Zimmer also served as Executive Vice President, Affiliate Sales and Marketing for Comcast Networks from 2005 through January 2011. Prior to joining Comcast, Ms. Zimmer played an integral role on the launch teams that spearheaded successful distribution efforts of YES Network and SportsNet New York. Ms. Zimmer also worked in affiliate sales for Fox Cable Networks and Discovery Communications.

Brett Jenkins was appointed Executive Vice President and Chief Technology Officer in February 2018. Mr. Jenkins is responsible for the Company’s technology, data and digital operations as well as the development and deployment of ATSC 3.0. Prior to that, he served as Nexstar’s Senior Vice President and Chief Technology Officer from January 2017 to January 2018. From December 2014 to January 2017, Mr. Jenkins served as Vice President and Chief Technology Officer at Media General, overseeing the company’s IT and engineering functions for both broadcast and digital businesses. Prior to Media General, he was Vice President Chief Technology Officer of LIN Media from 2011 to 2014. He also held technology positions at ION Media Networks and executive positions for Thales Broadcast & Multimedia and Thomson. Mr. Jenkins currently serves on the Board of the Advanced Television Systems Committee (ATSC), an international, non-profit organization that develops standards for digital television.

Rachel Morgan joined Nexstar as Executive Vice President and General Counsel in June 2022. Ms. Morgan is responsible for the management of Nexstar’s legal affairs including overseeing the Company’s business transactions, regulatory filings, privacy and data security-related legal concerns, labor and employment issues, as well as intellectual property, real estate, and litigation matters. She also serves on the Nexstar Media Charitable Foundation Board. Prior to joining Nexstar, Ms. Morgan served as Vice President and Associate General Counsel for AT&T Services, Inc. Between 2012 and 2022, Ms. Morgan served in a variety of roles of increasing responsibility in the corporate legal department of AT&T. Before joining AT&T, Ms. Morgan spent almost fifteen years in private practice at two international law firms. Ms. Morgan is a member of The Dallas Bar Association’s Community Service Fund Board of Directors.

Nexstar Media Group, Inc.	43	2023 Proxy Statement

Executive Officers

Blake Russell was appointed Executive Vice President, Operations in February 2018. Mr. Russell is responsible for the Company’s technical and physical operations, including capital deployment. Prior to that, he served as Nexstar’s Senior Vice President, Station Operations from November 2008 to January 2018 and has served as Nexstar’s Vice President Marketing and Operations from October 2007 to October 2008. Before that, Mr. Russell served as Vice President and General Manager at KNWA (NBC) and KFTA (FOX) stations in Ft. Smith/Fayetteville, Arkansas from January 2004 to September 2007 and as Nexstar’s Director of Marketing/Operations at KTAL (NBC) station in Shreveport, Louisiana from 2000 to 2003.

Michael Strober joined Nexstar as Executive Vice President and Chief Revenue Officer in January 2023. Mr. Strober is responsible for leading Nexstar’s national advertising sales organization across its linear and digital platforms. From 2019 until 2023, he served as founder and president of Topwater Advisory Group (private), a strategic consultancy focused on digital transformation for several of the industry’s top media and advertising technology companies. From 2016 to 2019, Mr. Strober served as Executive Vice President, Client Strategy & Ad Innovation for Turner and was co-head of Turner Ignite, the company’s portfolio solutions division.

Gary Weitman was appointed Executive Vice President and Chief Communications Officer in September 2019 in connection with the Company’s acquisition of Tribune Media Company. Mr. Weitman is responsible for all of the Company’s internal and external communications. He also serves as the Chief Operating Officer for the Nexstar Media Charitable Foundation. Prior to this, Mr. Weitman was a Senior Vice President, Corporate Relations at Tribune Media Company from 2008 to 2019 and was Vice President, Corporate Communications from 2000 to 2008. Prior to his work with Tribune, Mr. Weitman was Executive Director, Corporate Communications at Allied Riser Communications Corp., Senior Vice President, Media Relations at Hill and Knowlton, Inc., and earlier in his career, Mr. Weitman spent 15 years in broadcast journalism, holding positions of increasing responsibility at the CBS- and FOX-owned television stations in Chicago, IL.

Nexstar Media Group, Inc.	44	2023 Proxy Statement

Beneficial Ownership of Nexstar Common Stock

BENEFICIAL OWNERSHIP OF NEXSTAR COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of Nexstar’s Common Stock as of March 31, 2023 (or otherwise denoted in footnote below) by (i) those persons known to Nexstar to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of Nexstar, (ii) each Director of Nexstar, (iii) our Named Executive Officers listed in the Summary Compensation Table and (iv) all Directors and executive officers of Nexstar as a group. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of May 30, 2023 (60 days after March 31, 2023) through the exercise of any stock option or other right. This information has been furnished by the persons named in the table below or in filings made with the SEC. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included. As of March 31, 2023, there were no shares issued and outstanding of Nexstar’s Preferred Stock. Unless otherwise indicated, a person’s address is c/o Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, Texas 75062. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

BENEFICIAL OWNERSHIP TABLE

	Common Stock
Name of Beneficial Owner	Number of Shares	Percentage
Beneficial Owners of More Than 5%:
Vanguard Group, Inc.(1)	3,459,083	9.4%
BlackRock, Inc.(2)	3,369,622	9.2%
FMR LLC(3)	1,871,205	5.1%
Current Directors:
Perry A. Sook(4)	1,726,046	4.7%
Geoff Armstrong(5)	13,375	*
Bernadette S. Aulestia(6)	1,000	*
Jay M. Grossman(7)	61,500	*
John R. Muse(8)	25,603	*
I. Martin Pompadur(9)	14,375	*
Dennis J. FitzSimons(10)	14,277	*
C. Thomas McMillen(11)	14,500	*
Lisbeth McNabb(12)	17,175	*
Current Named Executive Officers:
Thomas E. Carter(13)	130,052	*
Lee Ann Gliha(14)	1,891	*
Andrew Alford(15)	3,519	*
Sean Compton(16)	9,430	*
Dana Zimmer(17)	1,792	*
All current directors and executive officers as a group (20 persons)(18)	2,089,881	5.7%

(1)
Based on the Schedule 13G/A filed with the SEC by Vanguard Group, Inc. on February 9, 2023 (reporting beneficial ownership as of December 30, 2022), (a) Vanguard Group, Inc. has the shared voting power with respect to 19,156 shares, the sole dispositive power with respect to 3,402,325 shares and the shared dispositive power with respect to 56,758 shares and (b) the address of Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355.
(2)
Based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 3, 2023 (reporting beneficial ownership as of December 31, 2022), (a) BlackRock, Inc. has the sole voting power with respect to 3,174,203 shares and sole dispositive power with respect to 3,369,622 shares and (b) the address of BlackRock, Inc. is 33 East 52nd Street, New York, NY 10055.

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Beneficial Ownership of Nexstar Common Stock

(3)
Based on the Schedule 13G/A filed with the SEC by FMR LLC on February 9, 2023 (reporting beneficial ownership as of December 30, 2022), (a) FMR LLC has the sole voting power with respect to 1,856,171 shares and the sole dispositive power with respect to 1,871,205 shares, (b) Abigail P. Johnson has the sole dispositive power with respect to 1,871,205 shares, (c) Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC, (d) members of the Johnson family, including Abigail P. Johnson, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC, (e) neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees and (f) the address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)
Includes (i) 975,956 shares of common stock owned by PS Sook Ltd., of which Mr. Sook and his spouse are the beneficial owners, (ii) 550,090 shares of common stock that are directly owned by Mr. Sook, and (iii) 200,000 shares underlying options that are currently exercisable within 60 days of March 31, 2023.
(5)
Includes 13,375 shares of common stock directly owned by Mr. Armstrong and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(6)
Includes 1,000 shares of common stock underlying restricted stock units that will vest within 60 days of March 31, 2023.
(7)
Includes 41,500 shares of common stock directly owned by Mr. Grossman, 20,000 shares underlying options that are currently exercisable within 60 days of March 31, 2023, and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(8)
Includes 25,603 shares of common stock directly owned by Mr. Muse and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(9)
Includes 14,375 shares of common stock directly owned by Mr. Pompadur and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(10)
Includes 14,277 shares of common stock directly owned by Mr. FitzSimons and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(11)
Includes 4,500 shares of common stock directly owned by Mr. McMillen, 10,000 shares underlying options that are currently exercisable within 60 days of March 31, 2023 and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(12)
Includes 13,777 shares of common stock directly owned by Ms. McNabb and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(13)
Includes 80,052 shares of common stock directly owned by Mr. Carter, 48,600 shares underlying options that are currently exercisable within 60 days of March 31, 2023 and [●] shares underlying restricted stock units that vested within 60 days of March 31, 2023.
(14)
Includes 1,891 shares of common stock directly owned by Ms. Gliha and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(15)
Includes 3,519 shares of common stock directly owned by Mr. Alford and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(16)
Includes 6,930 shares of common stock directly owned by Mr. Compton and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(17)
Includes 1,792 shares of common stock directly owned by Ms. Zimmer and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.
(18)
Includes with respect to all current directors and executive officers as a group [●] shares of common stock that may be deemed beneficially owned directly or indirectly, [●] shares underlying options that are currently exercisable or exercised within 60 days of March 31, 2023 and [●] shares underlying restricted stock units that vested or will vest within 60 days of March 31, 2023.

Nexstar Media Group, Inc.	46	2023 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes compensation policies for the Directors and executive officers of Nexstar Media Group, Inc. (the “Company”), approves employment agreements with executive officers of the Company, administers the Company’s equity incentive plans and approves grants under such equity incentive plans and makes recommendations regarding any other incentive compensation.

In performing its oversight responsibilities of the design and functioning of the Company’s executive and director compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2022 with the management of the Company. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting of Stockholders.

Respectfully submitted,

Jay Grossman, Chair
Bernadette S. Aulestia

Nexstar Media Group, Inc.	47	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2022 COMPENSATION EXECUTIVE OVERVIEW

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our principal executive officer, principal financial officer, three other most highly compensated executive officers during 2022, and our President and Chief Operating Officer (collectively, our “Named Executed Officers” or “NEOs”). This section also describes the objectives, principles and policies underlying our executive compensation program for our Named Executive Officers, the compensation decisions we have made under that program, and the factors considered in making those decisions. Our Named Executive Officers for 2022 are:

Name	Title
Perry A. Sook	Chairman and Chief Executive Officer
Thomas E. Carter	President and Chief Operating Officer
Lee Ann Gliha	Executive Vice President and Chief Financial Officer
Andrew Alford	President, Broadcasting
Sean Compton	President, Networks
Dana Zimmer	President, Distribution

2022 and Long-Term Performance

Fiscal 2022 was a record for Nexstar. Our portfolio of local and national media assets provides nationwide reach on par with other broadcast networks and local activation at a greater scale than any other broadcast network owner, creating a differentiated and attractive value proposition for advertisers, brands and content owners in an increasingly fragmented marketplace. We are focused on the continued expansion of our capabilities and leveraging our linear, digital, mobile and streaming assets in new ways to deliver new levels of monetization, growth and stockholder returns. We anticipate that 2023 revenues will benefit from the 2022 renegotiation of our distribution contracts representing more than half of our subscribers, and that 2024 revenues will benefit from presidential election year political advertising and additional distribution contract renewals. We continue to adapt and focus on pursuing and achieving our operational objectives and building long-term value for our stockholders while also keeping our employees and operations safe with strong protocols.

During 2022, we delivered solid results across key financial performance metrics, as follows:

•
Marked new financial milestones, delivering full year revenue in excess of $5.0 billion for the first time, as well as full year adjusted EBITDA and attributable free cash flow in excess of $2.2 billion and $1.5 billion, respectively.
•
Generated record non-presidential year political advertising revenue of $505.6 million, just $2.0 million shy of 2020 presidential election year levels.
•
Income from operations and net income in 2022 of $1.312 billion and $943.5 million, respectively, were record non-election year performance. Fiscal 2022 net income also exceeded our 2021 net income of $830.4 million.
•
On a consolidated basis, record full year adjusted EBITDA, which increased by 16.7% to $2.228 billion, representing a 42.7% margin, and record full year attributable free cash flow, which increased by 20.0% to $1.502 billion. Excluding The CW, record full year adjusted EBITDA, which increased by 20.0% to $2.286 billion, representing a 44.4% margin, and record full year free cash flow, which increased by 22.9% to $1.538 billion, representing 67.3% of Adjusted EBITDA.
•
Successfully renewed distribution agreements with over half of our subscriber base on terms favorable to the Company, enabling Nexstar to deliver continued annual distribution revenue growth.
•
Extended our network affiliation agreements with ABC.
•
Nexstar’s stock price increased by 16% from $150.98 as of December 31, 2021 to $175.03 as of December 31, 2022.
•
Led the industry and deployed ATSC 3.0, or NEXTGEN TV, in markets reaching approximately 35% of U.S. TV households.

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Compensation Discussion and Analysis

Stockholder Say on Pay Vote

At our annual meeting of stockholders in June 2022, our stockholders were asked to cast a non-binding advisory vote to approve our Named Executive Officers’ compensation for the year 2021 (“say-on-pay”). Approximately 75% of the votes cast by our stockholders were in support of the compensation of our Named Executive Officers. At our annual meeting of stockholders in June 2021, our stockholders were asked to cast a non-binding advisory vote to approve our Named Executive Officers’ compensation for the year 2020 (“say-on-pay”). Approximately 77% of the votes cast by our stockholders were in support of the compensation of our Named Executive Officers. Certain stockholders have provided feedback to us that the reason they were not supportive of the compensation of our Named Executive Officers was due to concerns around the structure of our Chief Executive Officer’s contract.

The continued support by our stockholders with respect to compensation of our Named Executive Officers in 2022 and 2021 was due to the stockholder outreach conducted by senior management in the first quarter of each year and actions taken by our senior management and the Compensation Committee (as discussed in more detail below). Our Board of Directors and senior management carefully considered the results of the 2022 and prior years’ say-on-pay votes. Our stockholder outreach in 2023 resulted in no additional stockholder concerns on executive compensation (see section “2023 Stockholder Outreach” above).

Pursuant to the “Say-on-Frequency Proposal” included in this Proxy Statement, our stockholders will be voting on the frequency of advisory stockholder votes to approve the compensation of our Named Executive Officers, and the Board of Directors is recommending a frequency of once every two years.

Actions Following Past Stockholder Votes on Named Executive Officer Compensation and Past Stockholder Outreach

Selected Actions:

•
No long-term entitlements to salary increases or specified amounts of variable compensation. In response to stockholder feedback, the Compensation Committee no longer provides our Named Executive Officers employment agreements with contractual entitlements to annual salary increases or specific guaranteed payments of any element of variable compensation for multiple years of a contractual period.
•
Use of performance-based stock awards. In 2021 and 2022, at least 50% of the stock awards made to our Named Executive Officers were performance-based (other than Mr. Carter, who did not receive stock awards in either year).
•
Inclusion of management employees and non-employee directors in equity awards. From 2019 to 2022, 63% of the equity awards granted were to non-employee directors and management employees other than our Named Executive Officers.
•
A formulaic short-term incentive program. Our Chief Executive Officer short-term cash incentives are based on a defined formula, with 75% of the incentive determined based on pre-established financial targets. The cash incentives for our other Named Executive Officers are also based on defined formulas, with 50% to 75% of such cash incentives determined based on pre-established financial targets.

2022 Renewal of Employment Agreement with Chairman and Chief Executive Officer, Perry A. Sook:

In connection with the renewal of Mr. Sook’s employment agreement in 2022 and in response to past proxy advisor and stockholder concerns, the Compensation Committee made a few changes to his agreement from prior agreements, including no future salary increases and no guaranteed long-term incentive awards.

For additional details about our performance-based compensation elements, see sections “Annual Cash Bonuses” and “Stock-Based Long-Term Incentive Compensation” below.

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Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company’s executive compensation program has been developed to incorporate a compensation philosophy consistent with the following primary objectives:

•
Attract and retain talented and highly qualified executives in the competitive television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities;
•
Tie executive compensation, both short and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals;
•
Provide executives with long-term incentive for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term; and
•
Set executive compensation at responsible levels to promote fairness and equity among all employees within our organization.

The following chart highlights several features of our compensation practices.

What we do:	What we don’t do:
✓
Pay for performance and pay for sustained
performance over multi-year performance
periods
✓
Establish challenging performance metrics
✓
Robust stock ownership guidelines for our Chief Executive Officer, our other executives, and our non-employee directors(1)
✓
Cap performance-based incentive payouts at a maximum percentage of base salary
✓
Evaluate officer compensation levels against a peer group of similarly situated media and broadcasting companies
✓
Substantial percentage of pay is at-risk
✓
Utilize an independent compensation consultant
✓
Prohibit hedging transactions by directors, officers, other employees(2)

✘ Guarantee increases to base salaries for

       employment contracts with Named Executive
       Officers that are executed after May 2020

✘ Guarantee annual bonuses

✘ Provide excessive perquisites

✘ Pay dividends on equity-based awards before

       vesting

✘ Provide gross-ups for severance or change of

       control payments

✘ Reprice stock options without stockholder approval

(1)
For additional information on the Company’s stock ownership guidelines, refer to Stock Ownership Guidelines section under “CORPORATE GOVERNANCE” of this proxy statement.
(2)
For additional information on the Company’s anti-hedging and anti-pledging policies, refer to Policy on Insider Trading under “CORPORATE GOVERNANCE” of this proxy statement.

Overview and Role of Compensation Committee

The Compensation Committee of the Board of Directors establishes compensation policies for the Directors and executive officers of Nexstar, including our Named Executive Officers. The Compensation Committee approves the employment agreements with the executive officers of Nexstar, administers Nexstar’s equity incentive plans, approves grants under such plans and makes recommendations regarding other incentive compensation provided to our Named Executive Officers and other executive officers.

The Compensation Committee has the authority to retain and obtain advice of advisors and consultants as necessary and evaluates their independence prior to selection or retention. The Compensation Committee also sets the compensation and oversees the work of advisors and consultants.

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Compensation Discussion and Analysis

Role of Compensation Consultant in Compensation Decisions

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to provide advice to and assist the Compensation Committee in designing and administering the structure and mechanics of the Company’s executive compensation program. Meridian also offers guidance to the Compensation Committee on other matters related to officer and director compensation and corporate governance.

Meridian reports directly and exclusively to the Compensation Committee. The Compensation Committee generally reviews and considers information and recommendations provided by Meridian, but the Compensation Committee makes all compensation-related decisions. While Meridian generally works only with the Compensation Committee, the Compensation Committee retains the discretion to allow Meridian to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration.

During 2022, after taking into consideration the factors listed in Section IM-5605-5(d)(3)(D) of the NASDAQ listing rules, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian, and that Meridian is independent from management. Other than Meridian, no other compensation consultants provided services to the Compensation Committee during 2022.

Defining the Market—Benchmarking

Benchmarking review provides a foundation for ensuring that our executive compensation levels remain competitive in relation to the peer group and is generally refreshed prior to the hiring or replacement of an executive officer or when an existing officer’s employment contract is renewed or as frequently as significant changes in the peer group warrant. One of the primary objectives of the Company’s executive compensation program is to provide compensation near the median market pay level based on our benchmarking review of peer group companies, subject to Company results and individual contribution. Such benchmarking is useful because we recognize that our compensation practices must be competitive in the media industry. By targeting Named Executive Officer compensation to the compensation practices of the Company’s peer group, the Company enhances its ability to attract and retain talented and highly qualified executives, which is fundamental to the Company’s growth and delivery of value to its stockholders. In addition, peer group information is one of the many factors we consider in assessing the reasonableness of compensation of our Named Executive Officers.

In making compensation decisions for our Named Executive Officers, the “peer group” is comprised of the following companies:

AMC Networks, Inc.	iHeartMedia, Inc.
Clear Channel Outdoor Holdings, Inc.	The Liberty Sirius XM Group
Warner Bros. Discovery, Inc.(1)	Sinclair Broadcast Group, Inc.
The E.W. Scripps Company	TEGNA Inc.
Fox Corporation	Paramount Global(2)
Gray Television, Inc.	Gannett Co., Inc.

(1)
Discovery, Inc. acquired the WarnerMedia business of AT&T Inc. on April 7, 2022, and changed its name to Warner Bros. Discovery, Inc.
(2)
In February 2022, ViacomCBS changed its name to Paramount Global.

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Compensation Discussion and Analysis

Compensation Risk Considerations

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk taking. As further explained below, we believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and administering our award structure, we and the Compensation Committee worked closely with Meridian to mitigate any risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as over short- and long-term compensation.

Our compensation program includes the following features to prevent and safeguard against excessive risk taking:

•
Payments under our short-term cash incentive program are based upon the Compensation Committee’s certification and review of a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;
•
Long-term equity compensation awards have performance or vesting periods, which encourage our executives to focus on the long-term performance of the Company and its stock price;
•
A compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests;
•
Incentive compensation plans that cap the maximum payout and discourage excessive risk-taking;
•
Discretion to reduce payments under our short-term cash incentive program; and
•
A general prohibition against hedging any Company securities.

We believe that our executive compensation program appropriately rewards our executive officers for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and discourages excessive risk-taking. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect.

Determination of Compensation

The Compensation Committee reviewed compensation levels for our Named Executive Officers for 2022 and considered various factors, including the executive’s performance, the compensation level of competitive jobs at peer companies and the financial performance of the Company. For the executive officers, other than our Chief Executive Officer, the Compensation Committee considers the recommendations of our Chief Executive Officer. The Compensation Committee approves (and with respect to our Chief Executive Officer, recommends to the independent members of the Board of Directors for approval), the primary components of compensation for the Named Executive Officers, including any annual cash bonus and grant of stock-based long-term incentive compensation.

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Compensation Discussion and Analysis

Key Metrics Used for Performance Measures

The Company utilizes (i) Net Revenue growth, Adjusted EBITDA growth and total stockholder return versus the results of the peer group, (ii) Net Revenue and Adjusted EBITDA versus budgets approved by the Board of Directors and (iii) other similar metrics as quantitative measures to assess performance. Net revenue represents revenue recognized, net of allowances and credits, in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is defined as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation, amortization of intangible assets and broadcast rights (except with respect to The CW Network), transaction and other one-time expenses, (gain) loss on asset disposal, impairment charges, (income) loss from equity method investments (net), distributions from equity method investments and other expense (income), minus, reimbursement from the FCC related to station repack and broadcast rights payments (except with respect to The CW Network). A reconciliation of Adjusted EBITDA to Net Income for the year ended December 31, 2022 can be found on Company’s Q4 2022 earnings release filed with the SEC on February 28, 2023 (Exhibit 99.1 to Current Report on Form 8-K). The Company uses Net Revenue, Adjusted EBITDA (which is calculated in a manner consistent with the calculation of EBITDA that is referenced in the employment agreement), and total stockholder return for purposes of determining eligibility for annual cash bonus payments and performance vesting under stock-based long-term incentive awards. Adjusted EBITDA and Net Revenue are reported by the Company in its quarterly earnings releases. For additional information on the performance on these and other measures, see discussion in the “Elements of Compensation—Annual Cash Bonuses” and “Elements of Compensation—Stock-Based Long-Term Incentive Compensation”.

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Compensation Discussion and Analysis

ELEMENTS OF COMPENSATION

The principal elements of the Company’s executive compensation consist of the following:

•
Base salary,
•
Annual cash bonuses,
•
Restricted stock units (performance-based and time-based),
•
Perquisites and other compensation,
•
Health benefits, and
•
Severance benefits and change in control provisions.

Base Salary

As of December 31, 2022, the annual base salary of each of the Company’s Named Executive Officers are as follows:

Name	Title	Base Salary ($)
Perry A. Sook	Chairman and Chief Executive Officer	$2,000,000
Thomas E. Carter	President and Chief Operating Officer	1,000,000
Lee Ann Gliha	Executive Vice President and Chief Financial Officer	700,000
Andrew Alford	President, Broadcasting	637,500
Sean Compton	President, Networks	660,000
Dana Zimmer	President, Distribution	775,000

The annual base salary of each of the Company’s Named Executive Officers is established by their respective individual employment agreements. The purpose of the base salary is to provide each Named Executive Officer with cash compensation that is not variable in nature and that is generally competitive with our peer group. The base salary is established based on the scope of the executive’s responsibilities, taking into account compensation paid by peer group companies for similar positions. Generally, the executives’ base salaries are determined with reference to the median market pay level of our peer group companies, but individual officer salary levels may fall above or below median for a variety of reasons, including scope of role, experience, tenure, performance, retention concerns or other relevant factors. Under each legacy employment agreement (agreements that were executed prior to May 2020), base salaries are increased on an annual basis. As each agreement renews, there are no longer guaranteed increases. Annual salary increases for our Named Executive Officers are generally consistent, on a percentage basis, with those received by non-executive employees. See the “Employment Agreements” section of this Proxy Statement for a discussion of the employment agreements with our Named Executive Officers.

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Compensation Discussion and Analysis

Annual Cash Bonuses

Each of our Named Executive Officers is eligible to earn an annual cash bonus based on the quantitative and qualitative criteria described in each Named Executive Officer’s employment agreement and summarized below.

The targets and annual cash bonuses earned by our Named Executive Officers for the year 2022 are as follows:

	2022 Target Cash Bonus (% of Base Salary)	2022 Target Cash Bonus(1) ($)	% of Target Payout Earned	2022 Actual Cash Bonus ($)
Perry A. Sook Chairman and Chief Executive Officer	200%	4,000,000	100%	4,000,000
Thomas E. Carter President and Chief Operating Officer	100%	1,000,000	100%	1,000,000
Lee Ann Gliha Executive Vice President and Chief Financial Officer	75%	525,000	133%	700,000
Andrew Alford President, Broadcasting	100%	637,500	78%	500,000
Sean Compton President, Networks	100%	660,000	91%	600,000
Dana Zimmer President, Distribution	100%	775,000	100%	775,000

(1)
For additional information on our Named Executive Officer’s annual cash bonuses, refer to “Employment Agreements” section below.

Annual Bonus Opportunity and 2022 Actual Results - Mr. Sook

As provided in his employment agreement dated January 15, 2019 (the “Prior Sook Employment Agreement”), Mr. Sook, is eligible to receive an annual bonus with a target amount equal to 200% of his annual base salary as follows:

Criteria	2022 Results	Criteria Met?
25% earned if Nexstar Media Inc.’s combined broadcast and networks divisions exceeds 90% of budgeted EBITDA for the fiscal year	EBITDA was 101% of budget (excluding the results of unbudgeted acquisition of The CW)	✓
25% earned if Nexstar Media Inc.’s digital division exceeds 80% of budgeted EBITDA for the fiscal year	EBITDA was 82% of budget	✓
25% earned if the Company is in the top 40% of its peer group (as defined) in Net Revenue or EBITDA growth for stations and businesses owned as of the beginning of the fiscal year	Net Revenue and EBITDA growth were in the top 42% and 36%, respectively, of the peer group	✓
25% earned at the discretion of the Compensation Committee	Approved by the Compensation Committee	✓

Mr. Sook earned the discretionary portion of his bonus as a result of his achievements during 2022 including:

•
Leading the Company to achieve record revenue in excess of $5.0 billion for the first time, as well as full year Adjusted EBITDA and attributable free cash flow in excess of $2.2 billion and $1.5 billion, respectively,
•
Leading the Company to achieve record non-presidential year political advertising revenue of $505.6 million, just $2.0 million below of 2020 presidential election year levels,
•
Returning $1.02 billion of free cash flow to stockholders in 2022 in the form of cash dividends and share repurchases, representing a 56.2% over 2021 full year levels,

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Compensation Discussion and Analysis

•
Overseeing the renewal of the Company’s retransmission agreements with over half of our subscriber base affiliation agreement with ABC,
•
Completing the acquisition of The CW (for no consideration) and immediately beginning implementation of our operating plan, including appointing key personnel, reducing overhead costs and adding new programming,
•
Appointing experienced sales and advertising executive Michael Strober to the newly created position of Executive Vice President and Chief Revenue Officer, responsible for leading the execution of a new advertising sales and go-to-market strategy for the Company to accelerate the monetization of Nexstar’s platform,
•
Overseeing the expansion of NewsNation news programming and the hiring of new key talent, and
•
Continuing to lead the industry in deployment of ATSC 3.0, or NEXTGEN TV, in markets reaching approximately 35% of U.S. TV households at the end of 2022.

Annual Bonus Opportunity and 2022 Actual Results - Mr. Carter

As provided in his employment agreement dated September 25, 2020, for 2022, Mr. Carter is eligible to receive an annual bonus with a target amount equal to 100% of his annual base salary as follows:

Criteria	2022 Results	Criteria Met?

50% based on the Company’s performance for each such preceding two-year period equaling or exceeding the midpoint of the peer group companies’ (as defined) reported percentage of Net Revenue and/or EBITDA growth based on the audited financial results

	Net Revenue and EBITDA growth were in the 58th percentile and 67th percentile, respectively, of the peer group	✓
50% earned at the discretion of the Chief Executive Officer and the Compensation Committee	Approved by the Compensation Committee	✓

Mr. Carter earned the discretionary portion of his bonus as a result of his achievements during 2022 including:

•
Leading the Company to achieve record revenue and record Adjusted EBITDA for 2022,
•
Executing on the repurchase of $881 million of shares in 2022,
•
Leading and participating in the Company’s stockholder outreach and investor relations initiatives, resulting in the Company being named as the #1 Best Investor Relations program for media companies in the 2023 Institutional Investor Midcap Survey,
•
Instituting internal processes to track our environmental impact, such as power consumption,
•
Working across the organization to develop new Companywide revenue and technology initiatives,
•
Completing the acquisition of The CW for no consideration and analyzing a number of other potential acquisition opportunities, and
•
Facilitating the hiring of Rachel Morgan, the Company’s new General Counsel, replacing Elizabeth Ryder, and Michael Strober, the Company’s new Chief Revenue Officer.

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Compensation Discussion and Analysis

Annual Bonus Opportunity and 2022 Actual Results - Ms. Gliha

As provided in her employment agreement dated July 26, 2021, Ms. Gliha is eligible to receive an annual bonus with a target amount equal to 75% of her annual base salary as follows:

Criteria	2022 Results	Criteria Met?
50% earned if Nexstar Media Inc. exceeds 90% of budgeted Net Revenue or EBITDA for the fiscal year	Net Revenue and EBITDA (excluding the results of unbudgeted acquisition of The CW) were 92% and 104% of budget	✓
50% earned at the discretion of our Chief Executive Officer and/or Compensation Committee	Approved by the Compensation Committee	✓

Ms. Gliha earned the discretionary portion of her bonus as a result of her achievements during 2022 including:

•
Leading and participating in the Company’s investor relations and stockholder outreach initiatives, resulting in the Company being named as the #1 Best Investor Relations program and her being named as the #1 Best CFO for media companies in the 2023 Institutional Investor Midcap Survey,
•
Executing on the repurchase of $1.02 billion of shares in 2022,
•
Leading the refinancing of certain secured debt in 2022 that reduced annual interest expense and extended the maturity dates.
•
Leading the Company’s strategy and diligence on a number of M&A and investment opportunities, including negotiating and executing the acquisition of The CW (for no consideration) and facilitating the integration with Nexstar, and
•
Analyzing a number of other strategic opportunities for the Company.

Annual Bonus Opportunity and 2022 Actual Results - Mr. Alford

As provided in his employment agreement dated June 1, 2021, Mr. Alford is eligible to receive an annual bonus with a target amount equal to 100% of his annual base salary as follows:

Criteria	2022 Results	Criteria Met?
25% earned if the Broadcasting Division of Nexstar Media Inc. exceeds 90% of budgeted Net Revenue for the fiscal year	Net Revenue was 98% of budget	✓
25% earned if the Broadcasting Division of Nexstar Media Inc. exceeds 90% of budgeted EBITDA for the fiscal year	EBITDA was 100% of budget	✓
25% earned if the Digital Division of Nexstar Media Inc. exceeds 90% of budgeted Net Revenue or EBITDA for the fiscal year	Net Revenue and EBITDA were 89% and 82% of budget, respectively	✘
25% earned at the discretion of the Committee and/or Compensation Committee	Approved by the Compensation Committee	✓

Mr. Alford earned the discretionary portion of his bonus as a result of his achievements during 2022 including:

•
Overseeing the Broadcast division to achieve record non-presidential year political advertising revenue of $505.6 million, just $2.0 million shy of 2020 presidential election year levels,
•
Producing nearly 50 debates and townhalls during the 2022 election season,

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Compensation Discussion and Analysis

•
Overseeing the program to develop new local direct business which resulted in revenue of $144 million “new-to-television” in the last 12 months revenue,
•
Completing the transition for all linear sales transactions from ratings to impressions,
•
Adding over 14,800 hours of local content, including building out and launching two news organizations in Washington D.C. and Lexington, KY,
•
Coordinating with digital leaders to drive local digital revenue streams, generating double-digit growth in 2022,
•
Working across the organization to develop new Company wide revenue initiatives, and
•
Hiring one Senior Vice President and Regional Manager and eight new general managers in 2022.

Annual Bonus Opportunity and 2022 Actual Results - Mr. Compton

As provided in his employment agreement, dated August 26, 2019, as amended on November 1, 2020, Mr. Compton is eligible to receive an annual bonus up to 100% of base salary as follows:

Criteria	2022 Results	Criteria Met?
30% earned if the Networks Division of Nexstar Media Inc. exceeds 90% of budgeted Net Revenue for the fiscal year	Net Revenue was 96% of budget (excluding the results of unbudgeted acquisition of The CW)	✓
30% earned if the Networks Division of Nexstar Media Inc. exceeds 90% of budgeted EBITDA for the fiscal year	EBITDA was 104% of budget (excluding the results of unbudgeted 2022 acquisition of The CW)	✓
10% earned if the Digital Division of Nexstar Media Inc. exceeds 90% of budgeted Net Revenue or EBITDA for the fiscal year	Net Revenue and EBITDA was 89% and 82% of budget, respectively	✘
30% earned at the discretion of our Chief Executive Officer and/or Compensation Committee	Approved by the Compensation Committee	✓

Mr. Compton earned the full discretionary portion of his bonus as a result of his achievements during 2022 including:

•
Overseeing the continued growth of NewsNation as America’s fastest growing cable news network as well as the expansion of live news, analysis and talk on NewsNation to 17 hours per weekday and hiring new talent at the network,
•
Expanding distribution of Rewind TV and continued to maximize revenue from spectrum leases, and
•
Completing the acquisition of The CW (for no consideration) and immediately began implementing our operating plan, including appointing key personnel, reducing overhead costs, adding new programming, and integrating operations with NewsNation where appropriate.

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Compensation Discussion and Analysis

Annual Bonus Opportunity and 2022 Actual Results - Ms. Zimmer

As provided in her employment agreement dated September 5, 2019, Ms. Zimmer is eligible to receive an annual bonus of up to one hundred percent (100%) of base salary based on overall performance of the Company as well as the executive’s individual performance, including the attainment of budgeted Distribution Revenue, which is directly associated with Ms. Zimmer’s area of responsibility, as determined by the Compensation Committee.

Ms. Zimmer earned 100% of her target bonus as a result of her achievements during 2022 including:

•
For the fiscal year 2022, the Company’s distribution revenue budget was substantially met at 99% (excluding the unbudgeted 2022 acquisition of The CW),
•
Leading the renewal of retransmission contracts with over half of our subscriber base, and
•
Leading the successful renewal of the Company’s affiliation agreement with ABC.

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Compensation Discussion and Analysis

Stock-Based Long-Term Incentive Compensation

The Compensation Committee believes that grants of stock-based awards are the most appropriate form of long-term compensation because they provide incentives to promote the long-term success of the Company in line with stockholders’ interests. The Company’s equity incentive plans are intended to motivate and reward the Company’s officers and to retain their continued services while providing long-term incentive opportunities including the participation in the long-term appreciation of our common stock value.

The Compensation Committee grants stock-based awards to the Named Executive Officers other than our Chief Executive Officer based on the recommendations of the Chief Executive Officer, who evaluates their performance against the goals established at the beginning of each year. The Compensation Committee has allocated performance-based and time-based compensation evenly when determining the stock-based long-term compensation awarded decisions for our Named Executive Officers.

As of December 31, 2022, the Company maintains two equity compensation plans – the 2015 Long-Term Equity Incentive Plan and the 2019 Long-Term Equity Incentive Plan (together, the “Plans”), each of which provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Since 2017, awards made under the Company’s equity plans have consisted exclusively of time-based and performance-based restricted stock units (“RSUs”).

During 2022, each of our Named Executive Officers, except our President and COO, received stock awards under the Plans, each comprised 50% of time-based RSUs and 50% performance-based RSUs as described below.

Time-Based RSUs

During 2022, time-based RSUs were granted to the following Named Executive Officers:

	Grant Date	# of Time-based RSUs Granted
Perry A. Sook	1/14/2022	62,500
Lee Ann Gliha	6/3/2022	2,625
Andrew Alford	6/3/2022	3,750
Sean Compton	6/3/2022	3,750
Dana Zimmer	6/3/2022	3,750

The time-based RSUs granted to Mr. Sook in 2022 vested in full on January 15, 2023.

The time-based RSUs granted to the Named Executive Officers (other than Mr. Sook) in 2022 vest over a four-year period in annual ratable installments on each anniversary of the date of grant, subject to continued employment through the applicable vesting date. In each case, subject to the Compensation Committee’s discretion, all unvested time-based RSUs are forfeited upon the executive’s termination for any reason. In the event of a Change in Control (as defined in the applicable Plan), all unvested time-based RSUs shall immediately vest.

Performance-Based RSUs

	Grant Date	# of Performance-based RSUs Granted
Perry A. Sook	8/1/2022	62,500
Lee Ann Gliha	6/3/2022	2,625
Andrew Alford	6/3/2022	3,750
Sean Compton	6/3/2022	3,750
Dana Zimmer	6/3/2022	3,750

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Compensation Discussion and Analysis

The performance-based RSUs granted to Mr. Sook in 2022 (target shares of 62,500) are eligible to vest 50% of the award on each of August 1, 2023 (the “first vesting date”) and August 1, 2024 (the “second vesting date”) based upon the Company’s achievement of one-year total stockholder return (“TSR”) against the peer group defined in the award agreement (as shown in the table below) for the period January 1, 2022 to December 31, 2022, and subject to Mr. Sook’s continued employment through the applicable vesting date. No calculation is required on the second vesting date, such shares vest automatically if the shares vested on the first vesting date.

Level	Relative TSR vs Peer Group	Percentage of PSUs to Vest
Below Threshold	<35th Percentile	No vesting
Threshold	35th to 50th Percentiles	80% of Target
Target	51st to 65th Percentiles	100% of Target
Stretch	66th to 80th Percentiles	150% of Target
Maximum	81st and > Percentiles	200% of Target

Because the Company achieved a relative TSR at the maximum level of achievement, the award is expected to vest at maximum (200% of target).

Pursuant to the 2022 Sook Employment Agreement (defined below), in the event of Mr. Sook’s termination for any reason other than by the Company for Cause or by Mr. Sook without Good Reason (each, as defined in the Sook Employment Agreement), any unvested performance-based RSUs will vest at the greater of actual or target level of performance.

The performance-based RSUs granted to the Named Executive Officers (other than Mr. Sook) in 2022 are subject to the same time-vesting conditions as the time-based RSUs described above (annual time-vesting in ratable installments over a four-year period from the date of grant, subject to continued employment through the applicable vesting date), but full vesting of each annual tranche also requires satisfaction of certain financial performance metrics which, if not achieved in any given year, will result in forfeiture of the applicable tranche of the performance-based RSUs. The financial performance metrics set forth in the performance-based RSUs are specific to each NEO, as set forth below:

Vesting Criteria
Lee Ann Gliha	The Company’s TSR for the applicable year must exceed the midpoint for TSR ranking within its peer group (as defined in the Company’s Proxy Statement filed with the SEC on April 28, 2022).
Andrew Alford	The Company’s broadcasting division’s performance for the applicable year must be at or above ninety percent (90%) of its budgeted Net Revenue and/or EBITDA goals for such year.
Sean Compton	The Company’s networks division’s performance for the applicable year must be at or above ninety percent (90%) of its budgeted Net Revenue and/or EBITDA goals for such year.
Dana Zimmer	The Company’s distribution revenue for the applicable year must be at or above ninety-five percent (95%) of its budgeted distribution revenue for such year.

In each case (other than Mr. Sook’s award), subject to the Compensation Committee’s discretion, all unvested performance-based RSUs are forfeited upon the executive’s termination for any reason. In the event of a Change in Control (as defined in the applicable Plan), all unvested performance-based RSUs shall immediately vest.

Perquisites and Other Compensation

Other compensation for our Named Executive Officers includes automobile allowances paid by the Company or the value of the personal use of an automobile, group life insurance paid by the Company and 401(k) matching contributions made by the Company and cellphone reimbursements. In addition, Mr. Sook’s contract provides for the reimbursement for use of an aircraft for personal matters in the amount of $500,000 over the term of his contract.

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Compensation Discussion and Analysis

Health Benefits

All full-time employees, including our Named Executive Officers, may participate in our health benefit program, including medical, dental and vision care coverage, disability insurance and life insurance.

Severance Benefits and Change in Control Provisions

All of our Named Executive Officers have entered into employment agreements with us. These employment agreements, among other things, provide for severance compensation to be paid to the executives if they are terminated upon a change of control of the Company, or for reasons other than cause, or if they resign for good reason, as defined in the agreements. Additionally, as described above our Named Executive Officers have been granted equity awards that vest upon a Change in Control. For additional information, see the “Potential Payments Upon Termination or Change in Control” section.

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Compensation Discussion and Analysis

EMPLOYMENT AGREEMENTS

The Company currently has an employment agreement in place with each of its Named Executive Officers as described below. For information about the termination and change-in-control provisions set forth in each agreement, see “Potential Payments upon Termination or Change In Control.”

Perry A. Sook

Mr. Sook was employed as Chairman of the Board and Chief Executive Officer under an employment agreement with Nexstar dated January 15th, 2019 (the “Prior Sook Employment Agreement”). Under the terms of the Prior Sook Employment Agreement, Mr. Sook’s base salary for fiscal year 2022 was $2,000,000. He was eligible to earn a target annual bonus of $4,000,000 for fiscal year 2022 as described in the section titled “Elements of Compensation - Annual Cash Bonus” and equity awards as described in the section titled “Elements of Compensation - Stock-Based Long-Term Incentive Compensation.”

Pursuant to authorization from the Compensation Committee, the Company entered into an extension and amendment to the Prior Sook Employment Agreement (the “2022 Sook Employment Agreement”). The renewed term under the 2022 Sook Employment Agreement began March 1, 2023 and expires on March 31, 2026 with automatic renewals for successive one-year periods unless either party notifies the other of its intention not to renew the agreement (the “Term”). Under the 2022 Sook Employment Agreement, Mr. Sook’s base salary is $3,000,000 effective on March 1, 2023. The 2022 Sook Employment Agreement also provided for the award of 62,500 performance-based RSUs as described in the section titled “Elements of Compensation - Stock-Based Long-Term Incentive Compensation”. For 2023, he is eligible to earn an annual bonus with a target equal to 200% of base salary, subject to (i) increase or decrease based on the criteria set forth in the table below and (ii) approval of the Compensation Committee. The Compensation Committee may alter the criteria set forth in the table below as circumstances warrant and in consultation with Mr. Sook.

Component	Weight	No Payout	Threshold	Target	Maximum
Adjusted EBITDA (a)	35%	<85% of Target	85% of Target	Budgeted Target (a)	105% of Target
Net Revenues (a)	35%	<85% of Target	85% of Target	Budgeted Target (a)	105% of Target
Individual Performance (b)	30%	Discretionary
Payout Opportunity	100%	0% (no Bonus payout)	50% of Target (e.g., 100% of Base Salary)	100% of Target (e.g. 200% of Base Salary)	200% of Target (e.g., 400% of Base Salary)

(a)
As defined in the 2002 Sook Employment Agreement.
(b)
Individual performance will be earned at the Compensation Committee’s discretion based on Mr. Sook’s achievement of the objectives established by Compensation Committee and/or Board at the beginning of the applicable fiscal year.

Pursuant to the 2022 Sook Employment Agreement, in March 2023, the Company awarded to Mr. Sook time-based RSUs with a grant date value of $10,000,000 to vest as follows: 50% of the RSUs will vest on each of March 2, 2024 and March 2, 2025, subject to Mr. Sook’s continued employment through the applicable vesting date.

Pursuant to the 2022 Sook Employment Agreement, in March 2023, the Company awarded to Mr. Sook performance-based RSUs with a target value of $10,000,000, of which 50% of that target value will be eligible to vest on each of March 2, 2024 and March 2, 2025. The performance-based RSUs will vest based on the following vesting grid measured by one-year TSR performance against the TSR Peer Group as calculated on the first vesting date. No calculation is required on the second vesting date, as such shares will be deemed to have achieved the same level of achievement as the shares that vested on the first vesting date.

Level	Relative TSR vs Peer Group	Percentage of PSUs to Vest
Below Threshold	<35th Percentile	No vesting
Threshold	35th to 50th Percentiles	80% of Target
Target	51st to 65th Percentiles	100% of Target
Stretch	66th to 80th Percentiles	150% of Target
Maximum	81st and > Percentiles	200% of Target

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Compensation Discussion and Analysis

Beginning on March 1, 2024, and annually thereafter during the Term and any renewal term, Mr. Sook may also participate in additional long-term incentive compensation awards at the discretion of the Compensation Committee.

Pursuant to the 2022 Sook Employment Agreement, the Company shall also provide Mr. Sook with a company car and reimburse Mr. Sook in the amount up to $500,000 for his use of an aircraft for personal matters during the Term.

For information about the termination and change-in-control provisions set forth in the 2022 Sook Employment Agreement, see “Potential Payments upon Termination or Change In Control”.

Thomas E. Carter

Mr. Carter was appointed as President and Chief Operating Officer under an employment agreement with Nexstar dated September 25, 2020 (the “Carter Employment Agreement”). The agreement was effective on October 1, 2020 and expires on December 31, 2023 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the employment agreement, Mr. Carter is entitled to an annual base salary of $1,000,000 and is eligible to receive an annual bonus in an amount, if any, up to 100% of his annual base salary in effect at the end of that fiscal year (or in excess of such amount, up to a maximum of 200% of his annual base salary in effect at the end of that fiscal year, as the Chief Executive Officer, with the approval of the Compensation Committee of the Board of Directors may determine is appropriate), prorated for any partial fiscal year during which Mr. Carter is employed by the Company based on the performance criteria described in the section titled “Elements of Compensation - Annual Cash Bonus”:

Mr. Carter is eligible to participate in the Company’s equity compensation program on a basis consistent with the other Company executives. He is also entitled to a $750 per month automobile allowance.

For information about the termination and change-in-control provisions set forth in Mr. Carter’s employment agreement, see “Potential Payments upon Termination or Change In Control”.

Lee Ann Gliha

Ms. Gliha is employed as Executive Vice President and Chief Financial Officer under an employment agreement with Nexstar dated July 26, 2021. The term of the agreement commenced on August 9, 2021 and expires on July 31, 2025 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Ms. Gliha’s base salary is $700,000 and is eligible for annual merit increases at the discretion of the Chief Executive Officer. Ms. Gliha is eligible to receive an annual bonus, in an amount, if any, up to 75% of her annual base salary in effect at the end of that fiscal year (or in excess of such amount, up to a maximum of 150%, as our Chief Executive Officer, with the approval of the Compensation Committee of the Company’s board of directors may determine is appropriate), pro-rated for any partial fiscal year during which Ms. Gliha is employed by the Company pursuant to the agreement detailed above, to be determined by our Chief Executive Officer, with the approval of the Compensation Committee, based on the performance criteria described in the section titled “Elements of Compensation - Annual Cash Bonus”.

Ms. Gliha is eligible to participate in the Company’s equity compensation program on a basis consistent with the other Company executives. She is also entitled to a $750 per month automobile allowance.

For information about the termination and change-in-control provisions set forth in Ms. Gliha’s employment agreement, see “Potential Payments upon Termination or Change In Control”.

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Compensation Discussion and Analysis

Andy Alford

Mr. Alford was appointed as President of Nexstar’s Broadcasting division effective June 1, 2021. Prior to Mr. Alford’s promotion, he was Senior Vice President and Regional Manager at Nexstar.

Mr. Alford’s employment agreement was effective as of June 1, 2021 and expires on May 31, 2024. The employment agreement automatically renews for successive one-year period(s) unless either party notifies the other of its intention not to renew the agreement.

Under the agreement, Mr. Alford’s annual base salary is $625,000 and is eligible for annual merit increases at the discretion of our Chief Executive Officer. Effective on June 1, 2022, Mr. Alford’s annual base salary increased to $637,500. After the end of each Company fiscal year during the term of his agreement, Mr. Alford is eligible to receive an annual bonus in an amount, if any, up to 100% of his annual base salary in effect at the end of that fiscal year (or in excess of such amount, up to a maximum of 200% of his annual base salary in effect at the end of that fiscal year), as the Chief Executive Officer, with the approval of the Compensation Committee of the Company’s board of directors may determine is appropriate), prorated for any partial fiscal year during which he is employed by the Company based on the performance criteria described in the section titled “Elements of Compensation - Annual Cash Bonus”. See the section titled “Annual Cash Bonus” for information about the annual bonus for 2022.

Mr. Alford is eligible to participate in the Company’s equity compensation program on a basis consistent with the other Company executives. He is also entitled to a $750 per month automobile allowance.

For information about the termination and change-in-control provisions set forth in Mr. Alford’s employment agreement, see “Potential Payments upon Termination or Change In Control”.

Sean Compton

Mr. Compton currently serves as President of Nexstar’s Networks division under an employment agreement with Nexstar dated August 26, 2019, as amended effective on November 1, 2020. The term of the agreement expires on September 18, 2023 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Compton is entitled to an annual base salary of $640,000 from September 19, 2021 to September 18, 2022 and $660,000 thereafter during the term. After the end of each Company fiscal year during the term of his agreement, Mr. Compton is eligible to receive an annual bonus in an amount, if any, up to 100% of his annual base salary in effect at the end of that fiscal year prorated for any partial fiscal year during which Mr. Compton is employed by the Company based on the performance criteria described in the section titled “Elements of Compensation - Annual Cash Bonus”.

Mr. Compton is also entitled to a $750 per month automobile allowance.

For information about the termination and change-in-control provisions set forth in Mr. Compton’s employment agreement, see “Potential Payments upon Termination or Change In Control”.

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Compensation Discussion and Analysis

Dana Zimmer

Ms. Zimmer joined Nexstar as Nexstar’s Executive Vice President of Distribution & Chief Strategy Officer under an employment agreement with Nexstar dated September 5, 2019. Ms. Zimmer was promoted to President of Distribution effective in October 2021. The term of Ms. Zimmer’s employment agreement expires on September 18, 2023 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement.

Under the agreement, Ms. Zimmer is entitled to an annual base salary of $750,000 from September 19, 2021 to September 18, 2022, and $775,000 thereafter during the term. After the end of each of our fiscal year during the term of her employment agreement, Ms. Zimmer is eligible to receive an annual bonus, up to 100% of her annual base salary in effect at the end of that fiscal year (or in excess of such amount, as the Chief Executive Officer, with the approval of the Compensation Committee may determine is appropriate), prorated for any partial fiscal year during which she is employed by the Company based on the performance criteria described in the section titled “Elements of Compensation - Annual Cash Bonus.” See the section titled “Annual Cash Bonus” for information about the annual bonus for 2022. Ms. Zimmer is also entitled to a $750 per month automobile allowance.

For information about the termination and change-in-control provisions set forth in Ms. Zimmer’s employment agreement, see “Potential Payments upon Termination or Change In Control”.

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Compensation Discussion and Analysis

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information that summarizes compensation for the years ended December 31, 2022, 2021 and 2020 for our Named Executive Officers.

SUMMARY COMPENSATION TABLE

	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Perry A. Sook	2022	$1,995,193	$1,000,000	$33,308,029	$3,000,000	$15,670	$39,318,892
Chairman and	2021	1,870,674	3,750,000	15,510,127	—	15,052	21,145,853
Chief Executive Officer	2020	1,746,635	3,500,000	18,306,887	—	10,742	23,564,264
Thomas E. Carter	2022	1,000,000	500,000	—	500,000	19,378	2,019,378
President and	2021	1,000,000	1,000,000	—	—	19,324	2,019,324
Chief Operating Officer	2020	862,694	618,750	7,729,516	—	18,777	9,229,737
Lee Ann Gliha	2022	700,000	350,000	877,607	350,000	17,489	2,295,096
Executive Vice President and	2021	255,769	208,562	1,387,800	—	33,782	1,885,913
Chief Financial Officer	2020	—	—	—	—	—	—
Andrew Alford	2022	629,329	125,000	1,253,724	375,000	21,133	2,404,186
President, Broadcasting	2021	523,472	450,834	1,423,300	—	51,793	2,449,399
	2020	—	—	—	—	—	—
Sean Compton	2022	645,001	180,000	1,253,724	420,000	18,883	2,517,608
President, Networks	2021	625,001	640,000	1,423,300	—	19,246	2,707,547
	2020	—	—	—	—	—	—
Dana Zimmer	2022	756,250	—	1,253,724	775,000	6,734	2,791,708
President, Distribution	2021	731,250	750,000	1,423,300	—	9,266	2,913,816
	2020	706,250	725,000	529,990	—	8,978	1,970,218

(1)
For 2020 and 2021, the Summary Compensation Table set forth in the Proxy Statement filed for each year reported the full annual bonus amounts, including both the discretionary and non-discretionary portions, in the “Bonus” column. Starting with 2022, pursuant to Item 402(c)(iv) and (viii) of Regulation S-K, the discretionary portion of each NEO’s annual bonus is reported in the “Bonus” column and the non-discretionary portion of the annual bonus is reported in the “Non-Equity Incentive Plan Compensation” column. For additional details about the 2022 annual bonuses, see the section “Annual Cash Bonus”.
(2)
Represents the grant date fair value of time-based and performance-based RSUs granted in 2022 computed in accordance with FASB Accounting Standards Codification (ASC) 718. See the Notes to the Company’s Consolidated Financial Statements in our 2022 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of these awards. Mr. Sook’s 2022 stock award is expected to vest at maximum (200% of target) as the Company achieved a relative TSR at the maximum level of achievement. As such, the grant date fair value of Mr. Sook’s stock award presented in the table represents the maximum achievement level. For Ms. Gliha, Messrs. Alford and Compton and Ms. Zimmer, there is no additional payment, or upside, above and beyond the target number of units awarded for exceeding the specific operating metric threshold. For additional detail on 2022 stock awards to our Named Executive Officers, see “Stock-Based Long-Term Compensation -- Performance-Based RSUs.”
(3)
Non-equity incentive plan compensation represents the portion of each Named Executive Officer’s annual bonus that is determined based on achievement of pre-determined performance metrics, set forth in each Named Executive Officer’s employment agreement. See the section “Compensation Discussion and Analysis - Annual Cash Bonus” for additional details.

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Compensation Discussion and Analysis

(4)
All Other Compensation consists of the following items:

	Year	Automobile Allowance(a) ($)	Life Insurance Premiums(b) ($)	Company Contributions to 401(k) Plans ($)	Miscellaneous(c) ($)	Total ($)
Perry A. Sook	2022	$8,225	$4,395	$3,050	$—	$15,670
Chairman and	2021	7,756	4,396	2,900	—	15,052
Chief Executive Officer	2020	4,961	4,000	1,781	—	10,742
Thomas E. Carter	2022	9,000	1,228	9,150	—	19,378
President and	2021	9,000	1,624	8,700	—	19,324
Chief Operating Officer	2020	9,000	1,227	8,550	—	18,777
Lee Ann Gliha	2022	9,000	270	7,019	1,200	17,489
Executive Vice President and	2021	3,289	55	—	30,438	33,782
Chief Financial Officer	2020	—	—	—	—	—
Andrew Alford	2022	9,000	1,188	9,150	1,795	21,133
President, Broadcasting	2021	10,269	1,624	8,700	31,200	51,793
	2020	—	—	—	—	—
Sean Compton	2022	9,000	279	8,404	1,200	18,883
President, Networks	2021	9,000	369	8,677	1,200	19,246
	2020	—	—	—	—	—
Dana Zimmer	2022	—	428	6,306	—	6,734
President, Distribution	2021	—	566	8,700	—	9,266
	2020	—	428	8,550	—	8,978
(a)
Represents either the automobile allowance paid to the individual or the value of their personal use of a Company-owned automobile.
(b)
Represents personal group life insurance premiums paid by the Company.
(c)
Represents moving costs and cellphone allowance. In 2021, Ms. Gliha and Mr. Alford each received a relocation payment of $30,000, subject to the applicable taxes and per the terms of the Company’s relocation benefit program.

2022 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information for each of the Named Executive Officers regarding the non-discretionary portion of their annual bonus opportunities for fiscal year 2022, the performance-based RSUs granted during fiscal year 2022, and the time-based RSUs granted during fiscal year 2022.

		Estimated Potential Payouts Under Non-Equity Incentive Awards(1)			Estimated Potential Payouts Under Equity Incentive Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Perry A. Sook	—	—	3,000,000	—	—	—	—	—	—
	1/14/2022	—	—	—	—	—	—	62,500	10,400,465
	8/1/2022	—	—	—	50,000	62,500	125,000	—	22,907,564
Thomas E. Carter	—	—	500,000	1,000,000	—	—	—	—	—
Lee Ann Gliha	—	—	262,500	525,000	—	—	—	—	—
	6/3/2022	—	—	—	—	2,625	—	—	438,802
	6/3/2022	—	—	—	—	—	—	2,625	438,805
Andrew Alford	—	—	478,125	956,250	—	—	—	—	—
	6/3/2022	—	—	—	—	3,750	—	—	626,860
	6/3/2022	—	—	—	—	—	—	3,750	626,864
Sean Compton	—	—	462,000	—	—	—	—	—	—
	6/3/2022	—	—	—	—	3,750	—	—	626,860
	6/3/2022	—	—	—	—	—	—	3,750	626,864
Dana Zimmer	—	—	775,000	—	—	—	—	—	—
	6/3/2022	—	—	—	—	3,750	—	—	626,860
	6/3/2022	—	—	—	—	—	—	3,750	626,864
(1)
Represents the portion of annual bonus that is determined based on achievement of pre-determined performance metrics during the fiscal year 2022 (non-discretionary) and reflects the potential payouts as set forth in each Named Executive Officer’s employment agreement. The actual non-discretionary bonus amount earned in 2022 was paid to each Named Executive Officer in March 2023 as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

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Compensation Discussion and Analysis

(2)
Represents:
(i)
Performance-based RSUs granted to Mr. Sook on August 1, 2022 that are eligible to vest 50% on each of August 1, 2023 (the “first vesting date”) and August 1, 2024 (the “second vesting date”) based upon the Company’s achievement of one-year relative total stockholder return (“TSR”) against the peer group defined in the award agreement for the period January 1, 2022 to December 31, 2022, and subject to Mr. Sook’s continued employment through the applicable vesting date (subject to certain termination provisions). Because the Company achieved a relative TSR at the maximum level of achievement, the award is expected to vest at maximum (200% of target), so the grant date fair value of the award presented in the table represents the maximum achievement level. For additional detail, see “Stock-Based Long-Term Compensation -- Performance-Based RSUs.”
(ii)
Performance-based RSUs granted to Ms. Gliha, Mr. Alford, Mr. Compton, and Ms. Zimmer on June 3, 2022, that, in each case, (i) time-vest subject to annual time-vesting in ratable installments over a four-year period from the date of grant, subject to continued employment through the applicable vesting date and (ii) performance-vest based on satisfaction of certain financial performance metrics specific to each NEO, as described in “Stock-Based Long-Term Compensation -- Performance-Based RSUs.” If the performance metric for any given year is not met, then the executive will forfeit that tranche of the performance-based RSUs.
(3)
Represents:
(i)
Time-based RSUs granted to Mr. Sook on January 14, 2022 that vested in full on January 15, 2023. For additional detail, see “Stock-Based Long-Term Compensation -- Time-Based RSUs.”
(ii)
Time-based RSUs granted to Ms. Gilha, Mr. Alford, Mr. Compton and Ms. Zimmer that vest over a four-year period in annual ratable installments on each anniversary of the date of grant, subject to continued employment through the applicable vesting date (subject to certain termination provisions). For additional detail, see “Stock-Based Long-Term Compensation -- Time-Based RSUs.”
(4)
Represents the grant date fair value of the awards computed in accordance with FASB Accounting Standards Codification (ASC) 718. See the Notes to the Company’s Consolidated Financial Statements in our 2022 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation of these awards.

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Compensation Discussion and Analysis

2022 OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table sets forth information as of December 31, 2022 concerning outstanding equity awards held by our Named Executive Officers. Market value is the closing market price of Nexstar’s common stock as of December 30, 2022 (the last trading day of 2022) of $175.03 multiplied by the number of restricted stock units that have not vested.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Perry A. Sook	200,000	—	$47.11	1/14/2025	338,541	$59,254,831	—	$—
Thomas E. Carter	50,000	—	46.03	1/15/2024	33,125	5,797,869	8,125	1,422,119
Lee Ann Gliha	—	—	—	—	6,375	1,115,816	6,375	1,115,816
Andrew Alford	—	—	—	—	12,687	2,220,606	5,313	929,934
Sean Compton	—	—	—	—	17,187	3,008,241	5,313	929,934
Dana Zimmer	—	—	—	—	17,187	3,008,241	5,313	929,934

(1)
Stock options expire ten years from the date of grant.
(2)
Represents the number of all unvested time-based RSUs and unvested performance-based RSUs for which the required performance metrics were achieved as of December 31, 2022. The future vesting for each NEO’s unvested awards is subject to continued employment through each vesting date.

Mr. Sook:

•
83,333 performance-based RSUs vested on January 15, 2023 (awarded on January 15, 2021), as the required performance-based metric was achieved. The total stockholder return of the Company from the last full trading day preceding December 25, 2020 through the last full trading day preceding December 25, 2022 is at 100th percentile of the compensation peer group, greater than the minimum requirement of 65th percentile of the compensation peer group.
•
62,500 target performance-based RSUs were awarded to Mr. Sook on August 1, 2022 and will vest 50% of the target number of performance-based unit on August 1, 2023 and the remaining 50% of the target performance-based RSUs will vest on August 1, 2024, as the required performance-based metric was achieved. The percentile rank of TSR was achieved for the period January 1, 2022 to December 31, 2022 compared to the peer group defined in the employment agreement. No calculation is required on the second vesting date, such shares vest automatically if the shares vested on the first vesting date. Due to Nexstar achieving a TSR that is 100th percentile of peer group (minimum required is 35th to 50th percentile of peer group), the performance stock awarded to our Chief Executive Officer is expected to vest at 200% of the target shares on each of the vesting dates. For additional information, refer to “Stock-Based Long-Term Compensation -- Performance-Based RSUs.”
•
15,625, 20,833, 31,250 and 62,500 time-based RSUs vested on January 15, 2023.

Mr. Carter:

•
12,500 performance-based RSUs will vest on September 25, 2023 (awarded on September 25, 2020) as the Company’s total stockholder return for fiscal year 2022 exceeded the midpoint of the compensation peer group (as defined in Mr. Carter’s employment agreement).
•
3,125 time-based RSUs vested on March 20, 2023 (awarded on March 20, 2019).
•
2,501 time-based RSUs vested on April 10, 2023 and 2,499 time-based RSUs will vest on April 10, 2024 (awarded on April 10, 2020)
•
12,500 time-based RSUs awarded on September 25, 2020 will vest on September 25, 2023.

Ms. Gliha:

•
1,250 time-based RSUs will vest on each of August 13, 2023, 2024 and 2025 (awarded on August 13, 2021).
•
656, 656, 656 and 657 time-based RSUs will vest on June 3, 2023, 2024, 2025 and 2026, respectively (awarded on June 3, 2022).

Mr. Alford:

•
1,250 performance-based RSUs will vest on May 17, 2023 (awarded on May 17, 2021) as the pre-established performance metric for fiscal year 2022 was achieved.
•
937 performance-based RSUs will vest on June 3, 2023 (awarded on June 3, 2022) as the pre-established performance metric for fiscal year 2022 was achieved. For additional information, refer to “Stock-Based Long-Term Compensation -- Performance-Based RSUs.”
•
1,000 time-based RSUs vested on March 20, 2023 (awarded on March 20, 2019)
•
1,000 time-based RSUs vested on April 15, 2023 and 1,000 time-based RSUs will vest on April 15, 2024 (awarded on April 15, 2020).

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Compensation Discussion and Analysis

•
1,250 time-based RSUs will vest on each of May 17, 2023, 2024 and 2025 (awarded on May 17, 2021).
•
937, 938, 937 and 938 time-based RSUs will vest on June 3, 2023, 2024, 2025 and 2026, respectively (awarded on June 3, 2022).

Mr. Compton:

•
1,250 performance-based RSUs will vest on May 17, 2023 (awarded on May 17, 2021) as the pre-established performance metric for fiscal year 2022 was achieved.
•
937 performance-based RSUs will vest on June 3, 2023 (awarded on June 3, 2022) as the pre-established performance metric for fiscal year 2022 was achieved. For additional information, refer to “Stock-Based Long-Term Compensation -- Performance-Based RSUs.”
•
2,500 time-based RSUs vested on April 10, 2023 and 2,500 time-based RSUs will vest on April 10, 2024 (awarded on April 10, 2020).
•
1,250 time-based RSUs will vest on each of May 17, 2023, 2024 and 2025 (awarded on May 17, 2021).
•
2,500 time-based RSUs will vest on September 19, 2023 (awarded on September 19, 2019).
•
937, 938, 937 and 938 time-based RSUs will vest on June 3, 2023, 2024, 2025 and 2026, respectively (awarded on June 3, 2022).

Ms. Zimmer:

•
1,250 performance-based RSUs will vest on May 17, 2023 (awarded on May 17, 2021) as the pre-established performance metric for fiscal year 2022 was achieved.
•
937 performance-based RSUs will vest on June 3, 2023 (awarded on June 3, 2022) as the pre-established performance metric for fiscal year 2022 was achieved. For additional information, refer to “Stock-Based Long-Term Compensation -- Performance-Based RSUs.”
•
2,500 time-based RSUs vested on April 10, 2023 and 2,500 time-based restricted stock units will vest on April 10, 2024 (awarded on April 10, 2020).
•
1,250 time-based RSUs will vest on each of May 17, 2023, 2024 and 2025 (awarded on May 17, 2021).
•
2,500 time-based RSUs will vest on September 19, 2023 (awarded on September 19, 2019).
•
937, 938, 937 and 938 time-based RSUs will vest on June 3, 2023, 2024, 2025 and 2026, respectively (awarded on June 3, 2022), subject to continued employment through each vesting date.
(3)
Represents the number of unearned and unvested performance-based RSUs as of December 31, 2022. The future vesting for each NEO’s unvested awards is subject to achievement of certain performance criteria and the NEO’s continued employment through each vesting date.

Mr. Carter:

•
3,125 and 2,500 performance-based RSUs did not vest and were forfeited on March 20, 2023 (awarded on March 20, 2019) and on April 10, 2023 (awarded on April 10, 2020), respectively, as the pre-established performance metric was not achieved. 2,500 performance-based RSUs will vest on April 10, 2024, based on achievement of certain performance-based metric for the applicable performance year.

Ms. Gliha:

•
1,250 performance-based RSUs will vest on each of August 13, 2023, 2024 and 2025 (awarded on August 13, 2021), based on achievement of certain performance-based metric for the applicable performance year.
•
656, 656, 656 and 657 performance-based RSUs will vest on June 3, 2023, 2024, 2025 and 2026, respectively (awarded on June 3, 2022), based on achievement of certain performance-based metric for the applicable performance year.

Mr. Alford:

•
1,250 performance-based RSUs will vest on each of May 17, 2024 and 2025 (awarded on May 17, 2021), based on achievement of certain performance-based metric for the applicable performance year.
•
938, 937 and 938 performance-based RSUs will vest on June 3, 2024, 2025 and 2026, respectively (awarded on June 3, 2022), based on achievement of certain performance-based metric for the applicable performance year. For additional information, refer to “Stock-Based Long-Term Compensation -- Performance-Based RSUs.”

Mr. Compton:

•
1,250 performance-based RSUs will vest on each of May 17, 2024 and 2025 (awarded on May 17, 2021), based on achievement of certain performance-based metric for the applicable performance year.
•
938, 937 and 938 performance-based RSUs will vest on June 3, 2024, 2025 and 2026, respectively (awarded on June 3, 2022), based on achievement of certain performance-based metric for the applicable performance year. For additional information, refer to “Stock-Based Long-Term Compensation -- Performance-Based RSUs.”

Ms. Zimmer:

•
1,250 performance-based RSUs will vest on each of May 17, 2024 and 2025 (awarded on May 17, 2021), based on achievement of certain performance-based metric for the applicable performance year.
•
938, 937 and 938 performance-based RSUs will vest on June 3, 2024, 2025 and 2026, respectively (awarded on June 3, 2022), based on achievement of certain performance-based metric for the applicable performance year. For additional information, refer to “Stock-Based Long-Term Compensation -- Performance-Based RSUs.”

Nexstar Media Group, Inc.	71	2023 Proxy Statement

Compensation Discussion and Analysis

2022 OPTION EXERCISES AND VESTED STOCK AWARDS

The following table sets forth information concerning option exercises and stock awards vested for each of our Named Executive Officers during the year ended December 31, 2022:

	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)		Value Realized On Vesting(2) ($)
Perry A. Sook	620,429	(3)	$99,636,963	151,042	(4)	$24,950,628
Thomas E. Carter	25,000		3,494,229	36,249	(5)	6,277,903
Lee Ann Gliha	—		—	2,500	(6)	498,150
Andrew Alford	—		—	6,375	(7)	1,140,871
Sean Compton	—		—	7,500	(8)	1,355,075
Dana Zimmer	—		—	7,500	(9)	1,355,075

(1)
The “value realized on exercise” is calculated by determining the difference between the market price of the option award at exercise and the exercise price multiplied by the number of shares acquired on exercise.
(2)
The “value realized on vesting” is the market price of the restricted stock units at vesting multiplied by the number of shares acquired.
(3)
In 2022, Mr. Sook exercised a total of 620,429 stock options and sold the shares pursuant to a plan of disposition adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.
(4)
The number of common stock shares acquired by Mr. Sook in 2022 from vesting of restricted stock units included 83,333 shares that are performance-based and 67,709 shares that are time-based.
(i)
For Mr. Sook’s 83,333 performance-based restricted stock units that vested on January 15, 2022 (awarded on January 15, 2020), the total stockholder return of the Company from the last full trading day preceding December 25, 2019 through the last full trading day preceding December 25, 2021 is at 92nd percentile of the compensation peer group, greater than the minimum requirement of 65th percentile of the compensation peer group.
(5)
The number of common stock shares acquired by Mr. Carter in 2022 from vesting of restricted stock units included 18,125 shares that are performance-based and 18,124 shares that are time-based.
(i)
For Mr. Carter’s 3,125 and 2,500 performance-based restricted stock units that vested on March 20, 2022 and April 10, 2022, respectively, the two-year growth rate (used to adjust for cyclicality of political advertising revenue) of the Company’s net revenue and EBITDA for fiscal year 2021 exceeded the median growth rate of the compensation peer group by approximately 23% and 52%, respectively.
(ii)
For Mr. Carter’s 12,500 performance-based restricted stock units that vested on September 25, 2022 (awarded on September 25, 2020), the total stockholder return of the Company is at 77th percentile of the compensation peer group, greater than the midpoint of the peer group. The calculation of total stockholder return utilized the average stock price from the last 20 trading days preceding December 31, 2020 and the average stock price from the last 20 trading days preceding December 31, 2021.
(6)
The number of common stock shares acquired by Ms. Gliha in 2022 from vesting of restricted stock units included 1,250 shares that are performance-based and 1,250 shares that are time-based.
(i)
For Ms. Gliha’s 1,250 performance-based restricted stock units vested on August 13, 2022 (awarded on August 13, 2021), the total stockholder return of the Company is at 100th percentile of the compensation peer group, greater than the midpoint of the peer group. The calculation of total stockholder return utilized the stock price preceding August 8, 2021 and the stock price preceding August 7, 2022.
(7)
The number of common stock shares acquired by Mr. Alford in 2022 from vesting of restricted stock units included 1,250 shares that are performance-based and 5,125 shares that are time-based.
(i)
For Mr. Alford’s 1,250 performance-based restricted stock units vested on May 17, 2022 (awarded on May 17, 2021), the Company’s broadcasting division’s actual net revenue and EBITDA for the fiscal year 2021 were 102% and 104% of the budget, respectively, greater than the required 90% goal set as the performance metric.
(8)
The number of common stock shares acquired by Mr. Compton in 2022 from vesting of restricted stock units included 1,250 shares that are performance-based and 6,250 shares that are time-based.
(i)
For Mr. Compton’s 1,250 performance-based restricted stock units vested on May 17, 2022 (awarded on May 17, 2021), the Company’s network division’s actual net revenue and EBITDA for the fiscal year 2021 were 104% and 125% of the budget, respectively, greater than the required 90% goal set as the performance metric.
(9)
The number of common stock shares acquired by Ms. Zimmer in 2022 from vesting of restricted stock units included 1,250 shares that are performance-based and 6,250 shares that are time-based.
(i)
For Ms. Zimmer’s 1,250 performance-based restricted stock units vested on May 17, 2022 (awarded on May 17, 2021), the Company’s actual distribution revenue for the fiscal year 2021 was 101% of the budget, greater than the required 95% goal set as the performance metric.

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Compensation Discussion and Analysis

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our Named Executive Officers has entered into an employment agreement with the Company (see “Employment Agreements” in this Proxy Statement). Included in each employment agreement are provisions regarding termination of employment, including termination in connection with a change in control of the Company, as set forth below. Each NEO’s employment agreement also contains a one-year post-employment non-compete and a perpetual non-disclosure obligation.

Mr. Sook

Pursuant to the Prior Sook Employment Agreement, through February 28, 2023, in the event of termination of Mr. Sook’s employment (x) by the Company upon a change in control (consolidation, merger or comparable transaction), (y) by the NEO for Good Reason or (z) any other reason other than for Cause, in each case, subject to Mr. Sook’s continued compliance with certain restrictive covenant obligations, Mr. Sook was eligible to receive (i) all accrued and unpaid base salary as of the date of termination, (ii) an amount reflecting all accrued but unused vacation, (iii) any earned but unpaid annual bonus for years preceding the year of termination, (iv) the sum of 200% of Mr. Sook’s base salary in effect on the date of termination, plus target bonus equal to 200% of Mr. Sook’s base salary in effect on the date of termination payable in lump sum, and (v) an additional lump sum payment equal to $20,800. In addition, in the event Mr. Sook’s employment was terminated for any reason other than (i) by the Company for Cause or (ii) by Mr. Sook without Good Reason, all equity (including, but not limited to, any time-based and performance-based RSUs, stock options and/or stock appreciation rights) previously granted or awarded to him by the Company prior to his termination would have become immediately and fully vested without further action by either Mr. Sook or the Company (the “Sook Equity Treatment”).

Pursuant to the 2022 Sook Employment Agreement, effective as of March 1, 2023, in the event of termination of Mr. Sook’s employment for any reason, subject to Mr. Sook’s continued compliance with certain restrictive covenant obligations, Mr. Sook is eligible to receive (i) all accrued and unpaid base salary as of the date of termination, (ii) an amount reflecting all accrued but unused vacation, (iii) any earned but unpaid annual bonus for years preceding the year of termination, and (iv) the sum of 200% of Mr. Sook’s base salary in effect on the date of termination, plus target bonus equal to 200% of Mr. Sook’s base salary in effect on the date of termination, plus an additional lump sum $29,000. In addition, in the event Mr. Sook’s employment is terminated for any reason other than (i) by the Company for Cause or (ii) by Mr. Sook without Good Reason, Mr. Sook is entitled to the Sook Equity Treatment.

Mr. Carter, Ms. Gliha and Mr. Alford

Pursuant to the employment agreements with Mr. Carter, Ms. Gliha and Mr. Alford, in the event of the NEO’s termination of employment (x) by the NEO for Good Reason or (y) any other reason other than for Cause or due to death or disability, in each case, subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company and the NEO’s continued compliance with the restrictive covenants set forth in the respective employment agreement, the NEO will be eligible to receive severance payments consisting of (i) an amount equal to 12-months of the NEO’s then-current annual base salary, in each case, payable in a lump sum within 60 days of such termination of employment, (ii) a prorated annual bonus based on (a) actual Company performance if such termination is by the Company for any reason other than for Cause (excluding for Good Reason), or (b) the NEO’s target bonus opportunity if such termination is by the NEO for Good Reason, and (iii) an additional lump sum payment equal to $20,800 with respect to Messrs. Carter and Alford and $29,000 with respect to Ms. Gliha. Their employment agreements also provide that if NEO’s employment is terminated due to his death or disability, the NEO will be eligible to receive his or her earned but unpaid annual bonus for the year prior to the year of such termination, as well as payment of a prorated portion of his annual bonus for the year of such termination based on actual performance.

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Compensation Discussion and Analysis

Mr. Compton; Ms. Zimmer

Pursuant to Mr. Compton’s and Ms. Zimmer’s employment agreements, in the event of termination of the NEO’s employment (x) by the Company upon a change in control (consolidation, merger or comparable transaction), (y) by the NEO for Good Reason or (z) any other reason other than for Cause or due to death or disability, in each case, subject to a release of claims and continued compliance with certain restrictive covenant obligations, the NEO is eligible to receive his base salary for a period of one year, plus an additional lump sum payment equal to $20,800.“

Cause” is defined in all NEO employment agreements as any of the following activities by the NEO: (i) conviction for a felony or a crime involving moral turpitude or the commission of any act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or affiliates; (ii) substantial repeated failure to perform material job duties which are reasonably directed by the Board of Directors and, for the agreements with NEOs other than the Chief Executive Officer, the Chief Executive Officer, and which are consistent with the terms of the employment agreement and position with the Company; (iii) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; or (iv) any other material breach by the NEO of a material provision of the employment agreement, which is not cured within thirty (30) days after written notice thereof from the Company.

“Good Reason” is defined in all NEO employment agreements as any of the following events: (i) a material reduction in the NEO’s duties, responsibilities, authority, or position; (ii) a material breach by the Company of a material provision of the NEO’s employment agreement, which has not been cured by the Company within thirty (30) days after the NEO gives written notice of noncompliance to the Company; (iii) with respect to the Prior Sook Employment Agreement and the 2022 Sook Employment Agreement only, any reduction or decrease in Mr. Sook’s annual base salary or annual target bonus, or any requirement that Mr. Sook report to someone other than the Board of Directors; (iv) with respect to the Prior Sook Employment Agreement, the 2022 Sook Employment Agreement and Mr. Carter’s and Mr. Alford’s agreements only, any requirement that the NEO relocate or maintain an office more than one hundred (100) miles from Dallas, Texas; and (v) with respect to the 2022 Sook Employment Agreement only, Sook’s failure to be renominated to the Board by the Company’s Nominating & Governance Committee.

	Death or Disability ($)		Termination for any Reason Upon a Change in Control ($)		Termination Without Cause / With Good Reason ($)		Termination With Cause / Without Good Reason ($)	Upon a Change in Control
Perry A. Sook
Cash(2)	4,000,000	(4)	$12,020,800		$12,020,800		$—	$—
Restricted stock units(1)(3)	—		59,254,831		59,254,831		—	59,254,831
Thomas E. Carter
Cash	1,000,000	(4)	2,020,800	(5)	2,020,800	(5)	—	—
Restricted stock units(1)(6)	—		7,219,988		—		—	7,219,988
Lee Ann Gliha
Cash	700,000	(4)	1,254,000	(5)	1,254,000	(5)	—	—
Restricted stock units(1)(6)	—		2,231,633		—		—	2,231,633
Andrew Alford
Cash	637,500	(4)	1,295,800	(5)	1,295,800	(5)	—	—
Restricted stock units(1)(6)	—		3,150,540		—		—	3,150,540
Sean Compton
Cash(7)	—		680,800		680,800		—	—
Restricted stock units(1)(6)	—		3,938,175		—		—	3,938,175
Dana Zimmer
Cash(7)	—		795,800		795,800		—	—
Restricted stock units(1)(6)	—		3,938,175		—		—	3,938,175
(1)
The value of accelerated equity vesting is based on the closing market price of $175.03 per share as of December 30, 2022 (the last trading day of 2022).

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Compensation Discussion and Analysis

(2)
Pursuant to the Prior Sook Employment Agreement, represents (i) all accrued and unpaid base salary as of the date of termination, (ii) an amount reflecting all accrued but unused vacation, (iii) any earned but unpaid annual bonus for years preceding the year of termination, (iv) the sum of 200% of Mr. Sook’s base salary in effect on the date of termination, plus target bonus equal to 200% of Mr. Sook’s base salary in effect on the date of termination, and (v) an additional lump sum payment equal to $20,800. As of March 1, 2023, pursuant to the 2022 Sook Employment Agreement, in the event of termination of Mr. Sook’s employment for any reason, subject to Mr. Sook’s continued compliance with certain restrictive covenant obligations, Mr. Sook will eligible to receive (i) all accrued and unpaid base salary as of the date of termination, (ii) an amount reflecting all accrued but unused vacation, (iii) any earned but unpaid annual bonus for years preceding the year of termination, and (iv) the sum of 200% of Mr. Sook’s base salary in effect on the date of termination, plus target bonus equal to 200% of Mr. Sook’s base salary in effect on the date of termination, plus an additional lump sum payment of $29,000.
(3)
Pursuant to the Prior Sook Employment Agreement, in the event Mr. Sook’s employment is terminated for any reason other than (i) by the Company for Cause or (ii) by Mr. Sook without Good Reason, all equity previously granted or awarded to him by the Company prior to his termination shall become immediately and fully vested. Mr. Sook is entitled to the same equity acceleration under the 2022 Sook Employment Agreement.
(4)
Pursuant to the applicable NEO’s employment agreement, represents any earned but unpaid annual bonus for the year prior to the year of such termination, as well as payment of a prorated portion of annual bonus for the year of such termination based on actual performance.
(5)
Pursuant to the applicable NEO’s employment agreement, represents (i) an amount equal to 12-months of the NEO’s then-current annual base salary, (ii) a prorated annual bonus based on (A) actual Company performance if such termination is by the Company for any reason other than for Cause, or (b) the NEO’s target bonus opportunity if such termination is by the NEO for Good Reason, and (iii) an additional lump sum payment equal to $20,800 with respect to Messrs. Carter and Alford and $29,000 with respect to Ms. Gliha.
(6)
Pursuant to the terms set forth in the respective award agreements, all time-vested restricted stock units and performance-vesting restricted stock units fully vest upon a Change in Control. For additional information, see “Stock-Based Long-Term Compensation.”
(7)
Pursuant to the applicable NEO’s employment agreement, represents the NEO’s base salary for a period of one year, plus an additional lump sum payment equal to $20,800.

Nexstar Media Group, Inc.	75	2023 Proxy Statement

Compensation Discussion and Analysis

PAY RATIO DISCLOSURE

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median employee and the total annual compensation of our Chief Executive Officer for 2022:

•
The total annual compensation of the median employee identified at our Company, other than our Chief Executive Officer, was $57,229 using the definition of total annual compensation in accordance with Item 402(c)(2)(x) under the Securities Act of 1933.
•
As indicated in the Summary Compensation Table above, our Chief Executive Officer’s annual total compensation was $39,318,892, using the same definition of total annual compensation we used to calculate the median employee’s total annual compensation.
•
The ratio of the annual total compensation of our Chief Executive Officer to the total annual compensation of our median employee was 687 to 1.

In order to identify the median employee for 2022, the following were considered:

•
We selected November 25, 2022 as the date on which to determine our median employee, which is a date within the last three months of 2022.
•
We included all 12,953 of our full-time, part-time and temporary workers employed on November 25, 2022 to determine our employee population, all located in the United States.
•
We identified the median employee on the basis of our employee population’s gross taxable compensation and wages, as compiled from our payroll records. No adjustments were applied for purposes of determining the median employee, such as employees who were only employed for only part of the year or on unpaid leave of absence at some point during the year. We selected base salary and base wages as base pay represents the principal form of compensation delivered to all of our employees and this information is readily available. We believe these pay components reasonably reflect the annual compensation of our employees.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Nexstar Media Group, Inc.	76	2023 Proxy Statement

Compensation Discussion and Analysis

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and with Item 402(v) of Regulation S-K, we provide the following disclosure regarding “executive compensation actually paid” (CAP), calculated in accordance with the SEC rules, and certain Company performance for the years listed below.

This disclosure was prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our executives, how our executives’ compensation relates to Company performance, or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For example, the Compensation Committee does not use CAP as a basis for making compensation decisions, nor does it use net income (as reflected below) for purposes of determining our executive’s incentive compensation. Please refer to our Compensation Discussion and Analysis for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its compensation decisions.

The information provided under this Pay versus Performance section will not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(2) (e)	Total Stockholder Return (f)	Peer Group Total Stockholder Return(3) (g)	After Tax Net Income (in millions) (h)	Adjusted EBITDA (in millions) (i)
2022	$39,318,892	$44,590,917	$2,405,595	$3,205,364	$159	$66	$944	$2,223
2021	$21,145,853	$36,963,649	$2,395,200	$4,041,589	$135	$89	$830	$1,905
2020	$23,564,264	$17,368,770	$3,934,418	$3,771,789	$95	$88	$808	$1,996

(1)
Perry A. Sook served as the Company’s PEO (Chairman and Chief Executive Officer) for each year presented. The dollar amounts shown in column (b) are the amounts of total compensation reported for Mr. Sook for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the SCT in each applicable year. The individuals comprising the non-PEO NEO for each year presented are listed below:

2022	2021	2020
Thomas E. Carter	Thomas E. Carter	Thomas E. Carter
Lee Ann Gliha	Lee Ann Gliha	Timothy C. Bush(4)
Andrew Alford	Andrew Alford	Gregory R. Raifman(5)
Sean Compton	Sean Compton	Dana Zimmer
Dana Zimmer	Dana Zimmer

(2)
The dollar amounts shown for CAP in columns (c) and (e) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the PEO and non-PEO NEOs. The following is a reconciliation of the “Total” column of SCT and the CAP for each of the applicable years.

	PEO			Non-PEO NEOs
Year	2022	2021	2020	2022	2021	2020
Summary Compensation Table	$39,318,892	$21,145,853	$23,564,264	$2,405,595	$2,395,200	$3,934,418
Less: Grant date fair value of equity awards made during the applicable year and unvested at applicable year end	(33,308,029)	(15,510,127)	(18,306,887)	(927,756)	(1,131,540)	(2,528,617)
Plus: Year-end fair value of equity awards made during the applicable year and unvested at applicable year end	32,378,979	21,697,552	15,597,050	933,377	1,167,755	3,684,712
Change in fair value of equity awards made in prior years and unvested at applicable year end	3,960,129	6,777,536	(1,424,081)	442,343	924,521	(251,802)
Change in fair value of equity awards made in prior years and vested during applicable year	2,240,946	2,852,835	(2,061,576)	351,805	685,653	(844,385)
Less: Fair value of equity awards made in prior years that are forfeited during applicable year	—	—	—	—	—	(222,537)
Compensation Actually Paid	$44,590,917	$36,963,649	$17,368,770	$3,205,364	$4,041,589	$3,771,789

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Compensation Discussion and Analysis

(3)
Represents the weighted peer group cumulative total stockholder return (“TSR”), weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group comprise of the following publicly traded companies identified in Part 1, Item 5. of our Annual Report on Form 10-K as of December 31, 2022: Gray Television, Inc., TEGNA Inc., Sinclair Broadcast Group, Inc., The E.W. Scripps Company, Fox Corporation and Paramount Global.
(4)
On June 1, 2021, Mr. Busch retired from his position at Nexstar.
(5)
On March 31, 2021, Mr. Raifman’s employment agreement with the Company ended and was not renewed.

The illustrations below provide a graphical description of the relationship between CAP (as calculated in accordance with SEC rules) and the information presented in the Pay versus Performance table.

Compensation Actually Paid and Company Cumulative TSR Compensation Actually Paid (in millions) $60 $45 $30 $15 $- $200 $160 $120 $80 $40 $- 2020 2021 2022 Cumulative TSR (value of initial $100 investment) PEO Average for Non-PEO NEOs Company Cumulative TSR

Compensation Actually Paid and Company Cumulative TSR

mpany Cumulative TSR and Peer Group Cumulative TSR Cumulative TSR (value of initial $100 investment) $200 $160 $120 $80 $40 $- 2019 2020 2021 2022 Company Cumulative TSR Peer Group Cumulative TSR

Company Cumulative TSR and Peer Group Cumulative TSR

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Compensation Discussion and Analysis

Compensation Actually Paid and Adjusted EBITDA(1) Compensation Actually Paid (in millions) $50 $40 $30 $20 $10 $- 2020 2021 2022 $2,250 $2,100 $1,950 $1,800 $1,650 Adjusted EBITDA (in millions) PEO Average for Non-PEO NEOs Adjusted EBITDA

Compensation Actually Paid and Adjusted EBITDA(1)

mpensation Actually Paid and Net Income(1) Compensation Actually Paid (in millions) $50 $40 $30 $20 $10 $- 2020 2021 2022 $1,000 $900 $800 $700 Net Income (in millions) PEO Average for Non-PEO NEOs Net Income

Compensation Actually Paid and Net Income(1)

(1)
The Company’s Net Income and Adjusted EBITDA are driven by political advertising revenue financial cycle. As such, the Company’s cash flow increases in election years (even-numbered years) and declines in non-election years (odd-numbered years).

Company Selected Measures (“CSM”)

In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules) to our NEOs in 2022 to our performance was Adjusted EBITDA. For purposes of determining eligibility for annual cash bonus payments and performance vesting under performance-based restricted stock units, the Company uses its calculation of Adjusted EBITDA (which is calculated in a manner consistent with the calculation of EBITDA that is referenced in the employment agreement) which is the primary financial metric it uses in its annual and quarterly earnings releases. A reconciliation of Adjusted EBITDA to Net Income for the year ended December 31, 2022 can be found on the Company’s Q4 2022 earnings release filed with the SEC on February 28, 2023 (Exhibit 99.1 to Current Report on Form 8-K).

The Company does not consider any performance measures other than Adjusted EBITDA and Net Revenue as the most important performance measures used by us to link CAP to the NEOs to company performance for 2022

Nexstar Media Group, Inc.	79	2023 Proxy Statement

AUDIT COMMITTEE REPORT

The financial statements of Nexstar Media Group, Inc. (the “Company”) are prepared by management, which is responsible for their objectivity and integrity and their preparation in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited financial statements and management’s assessment of the effectiveness of internal controls of the Company for the year ended December 31, 2022.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm who audited the Company’s December 31, 2022 financial statements, the matters required to be discussed in Public Company Accounting Oversight Board (“PCAOB”), Auditing Standard No. 16, “Communication with Audit Committees.” Additionally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. Finally, the Audit Committee has considered whether the provision of non-audit services to the Company by PwC is compatible with their independence.

Based on the reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s assessment of the effectiveness of internal controls be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Respectfully submitted,

Geoff Armstrong, Chair
Dennis J. FitzSimons
Lisbeth McNabb

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

In addition to retaining PwC to audit the financial statements of Nexstar for the years ended December 31, 2022 and 2021 and review the financial statements included in Nexstar’s Quarterly Reports on Form 10‑Q during such years, Nexstar retained PwC to provide certain audit related and tax services as further described in the accompanying table. A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of stockholders. PwC has served as the Company’s independent registered public accounting firm since 1997. The aggregate fees, including expenses, billed for professional services incurred by Nexstar and rendered by PwC in the years ended December 31, 2022 and 2021 were:

Type of Fees	2022	2021
Audit Fees(1)	$3,610,000	$3,496,000
Audit Related Fees(2)	572,000	292,000
Tax Fees(3)	807,000	852,500
Total	$4,989,000	$4,640,500

(1)
“Audit Fees” are fees billed for professional services for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K and review of our financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements, including registration statements. The 2022 audit fees include fees related to the audit of The CW Network, LLC.
(2)
“Audit Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The 2022 and 2021 amount is primarily related to audits of the Company’s employee benefit plans which are reimbursed to the Company by such benefit plans. Audit Related Fees for 2022 also include financial due diligence services.
(3)
“Tax Fees” are fees billed for tax compliance, tax advice and tax planning and, for 2022, tax diligence services.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee pre-approves all services relating to PwC.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In October 2017, our Board of Directors adopted a related person transactions policy. The Board of Directors is responsible for the review and, if appropriate, approval or ratification of “related-person transactions” involving us or our subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, executive officer or a beneficial owner of 5% or more of our ordinary shares, and their immediate family members. The Board of Directors has adopted written policies and procedures that apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

All employees sign a conflict of interest statement annually, and we require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related-person transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our periodic filings as appropriate.

In 2022, Nexstar had entered a transaction relationship with a company owned by Mr. Sook which provides Nexstar a private aircraft for business travel of Nexstar employees and business guests at a favorable rate. During the year ended December 31, 2022, the Company incurred $341,335 expense for such services.

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OTHER INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, the holders of the proxies will act in accordance with their best judgment.

Annual Report to Stockholders

Nexstar’s Annual Report to Stockholders for the year ended December 31, 2022, including Nexstar’s financial statements, management’s assessment of the effectiveness of internal controls and PricewaterhouseCoopers LLP’s report on the financial statements is available electronically with this Proxy Statement but is not part of the proxy solicitation materials. We will mail upon written request, without charge, to each stockholders of record as of the close of business on [●] [●], 2023, a copy of Nexstar’s Annual Report to Stockholders for the year ended December 31, 2022. Exhibits will be provided at no charge to any stockholder upon written request. Any such requests should be directed to Nexstar Media Group, Inc., attention: Lee Ann Gliha, CFO.

Stockholder Proposals for the 2024 Annual Meeting of Stockholders

Proposals of stockholders to be presented at the 2024 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us no later than the close of business on [●] [●], 2024 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Elizabeth Ryder, Secretary, Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062.

In addition, our Bylaws require that we be given advance notice of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our Proxy Statement in accordance with Rule 14a-8), including stockholder nominations for the election to the Board of Directors. Such proposals and nominations for the 2024 annual meeting of stockholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to our executive offices, and received no earlier than the close of business on [●] [●], 2024 and no later than the close of business on [●] [●], 2024. In the event that the 2024 annual meeting of stockholders is held before [●] [●], 2024 or after [●] [●], 2024, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such 2024 annual meeting of stockholders and not later than the later of the close of business on the 90th day prior to such 2024 annual meeting of stockholders and the close of business on the 10th day following the day on which the public announcement of the meeting date is made. Our Bylaws require that such notice contain certain additional information. Copies of the Bylaws can be obtained without charge by writing our Corporate Secretary at the address shown on the cover of this Proxy Statement.

Any such notice must also comply with the timing, disclosure, procedural and other requirements as set forth in our Bylaws, and, for any stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, such notice must also include the information required by Rule 14a-19 under the Exchange Act.

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Cost of Proxy Solicitation and Annual Meeting

The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by this distribution, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice or, if applicable, one paper copy of our proxy statement or annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of the Notice or, if applicable, a separate, paper copy of either document to any stockholder upon written or oral request to Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062, Attention: Lee Ann Gliha, Chief Financial Officer, (972) 373-8800. If any stockholder wants to receive a separate copy of the Notice or, if applicable, separate copies of the Annual Report and Proxy Statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and telephone number.

Stockholder Communications

The Company has adopted a procedure by which stockholders may send communications, as defined within Item 407(f) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of Elizabeth Ryder, Secretary, Nexstar Media Group, Inc., 545 E. John Carpenter Freeway, Suite 700, Irving, TX 75062. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the full Board of Directors.

By Order of the Board of Directors,

/s/Elizabeth Ryder

Elizabeth Ryder
Secretary

[●], 2023

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APPENDIX A

CERTIFICATE
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NEXSTAR MEDIA GROUP, INC.

The undersigned, being an authorized officer of Nexstar Media Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Nexstar Media Group, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 17, 2001.

THIRD: The original name of the Corporation was Nexstar Equity Corp.

FOURTH: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 15, 2013, amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on January 17, 2017 and further amended by the Certificate of Amendment No. 2 filed with the Secretary of State of the State of Delaware on June 27, 2022 (as so amended, the “Amended and Restated Certificate of Incorporation”).

FIFTH: The Board of Directors of the Corporation, pursuant to Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, duly adopted resolutions proposing the Corporation to amend, integrate and restate the Corporation’s Amended and Restated Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Second Amended and Restated Certificate of Incorporation”).

SIXTH: The required holders of the Corporation’s issued and outstanding capital stock approved and adopted the Second Amended and Restated Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

*********

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IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Amended and Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Second Amended and Restated Certificate of Incorporation this [●] day of [●], 2023.

NEXSTAR MEDIA GROUP, INC.

By:

Name: Elizabeth Ryder

Title: Secretary

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EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NEXSTAR MEDIA GROUP, INC.

Article I

The name of the corporation is Nexstar Media Group, Inc. (hereinafter called the “Corporation”).

Article II

The address of the Corporation’s registered office is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the state of Delaware. The name of its registered agent at such address is Corporation Service Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is to have perpetual existence.

Article IV
Section 4.01
Authorized Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 100,200,000 shares, consisting of:
(a)
200,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”); and
(b)
100,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”).

The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of Preferred Stock or Common Stock voting separately as a class shall be required therefor. The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in this Second Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) are defined in Article XII.

Section 4.02
Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights or privileges, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The voting powers, preferences and relative, participating, optional and other special rights and privileges of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

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Section 4.03
Voting Rights.
(a)
Except as otherwise required by law or this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock), all of the voting power of the stockholders of the Corporation shall be vested in the holders of Common Stock. Each holder of Common Stock shall have one vote for each share held by such holder. Notwithstanding any other provision of this Certificate of Incorporation, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL.
(b)
Except as otherwise required by law or this Certificate of Incorporation, holders of a series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto pursuant to this Article IV (including any Certificate of Designation relating to such series).
Section 4.04
Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of the Corporation’s capital stock. Dividends consisting of shares of Common Stock may be paid only as follows: (i) shares of Common Stock may be paid only to holders of Common Stock and (ii) shares shall be paid proportionally with respect to each outstanding share of Common Stock.
Section 4.05
Dissolution, Liquidation or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
Section 4.06
[Reserved.]
Section 4.07
Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.
Article V
Section 5.01
Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The number of the directors of the Corporation shall be fixed from time to time by the Board. ~~The~~From and after the election of directors at the annual meeting of the stockholders to be held in 2024 (and at each annual meeting of the stockholders thereafter), the Board shall cease to be classified as provided in Section 141(d) of the DGCL (the “Declassification”) and all directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately pursuant to the provisions of this Certificate of Incorporation (including any Certificate of Designation relating to such series of Preferred Stock), shall be elected ~~by the stockholders entitled to vote thereon at each~~for a one-year term expiring at the next annual meeting of the stockholders. ~~The directors shall be divided into three classes designated Class I, Class II and Class III (each, a “Class”). Each Class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The term of office of the initial Class 1 directors shall expire at the annual meeting next ensuing the filing of this Certificate of Incorporation; the term of office of the initial Class II directors shall expire at the second ensuing annual meeting; and the term of office of the initial Class III directors shall expire at the third ensuing annual meeting. The initial Class I director shall be Lisbeth R. McNabb, Royce Yudkoff, Brent Stone and Michael Donovan; the initial Class II directors will be Erik Brooks, Tomer~~

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~~Yosef-Or and I. Martin Pompadur, and the initial Class III directors shall be Jay M. Grossman, Geoff Armstrong and Perry A, Sook. Beginning with the first annual meeting following the effectiveness of this Section 5.01, directors to replace those of a Class whose terms expire at such annual meeting shall be chosen to~~Each director shall hold office until the ~~third succeeding annual meeting and until their respective~~director’s successor~~s~~ shall have been duly elected and qualified, or until the director’s earlier death, resignation, retirement, disqualification or removal from office. If the number of directors is ~~changed, any increase or decrease shall be so apportioned by the Board among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a~~hereafter changed, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The election of directors need not be by written ballot.
Section 5.02
Filling of Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock (including any Certificate of Designation relating to such series of Preferred Stock), newly created directorships resulting from any increase in the number of directors and vacancies on the Board resulting from death, resignation, removal or other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence of this Section 5.02 shall hold office ~~for a term that shall coincide with the remaining term of the class such director is elected to and until such~~until the director’s successor shall have been duly elected and qualified, or until the director’s earlier death, resignation, retirement, disqualification or removal from office.
Section 5.03
Qualifications of Directors. There shall be no limitation on the qualifications of any person to be a director or on the ability of any director to vote on any matter brought before the Board, except (a) as required by applicable law, (b) as set forth in this Certificate of Incorporation or (c) as set forth in the Bylaws of the Corporation (the “Bylaws”).
Section 5.04
Removal of Directors. ~~Any~~Prior to the Declassification, any director or the entire Board may only be removed for cause, such removal to require the affirmative vote of shares representing at least a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation. “Cause” for removal of a director shall be deemed to exist only if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board called for that purpose, or by a court of competent jurisdiction, to have been guilty of willful misconduct in the performance of such director’s duties to the Corporation in a matter of substantial importance to the Corporation; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such director’s ability to perform his or her obligations as a director of the Corporation; provided, however, that in the event that the Board makes a determination that removal is in the best interests of the Corporation, the foregoing definition shall not apply and “cause” will be determined by the Board. From and after the Declassification, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of holders of shares representing at least a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock voting separately are entitled to elect directors of the Corporation pursuant to the provisions of this Certificate of Incorporation (including any Certificate of Designation relating to such series of Preferred Stock), any such director of the Corporation so elected may be removed ~~In~~in accordance with this Certificate of Incorporation.

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Article VI
Section 6.01
Bylaws. In furtherance of the powers conferred upon it by law, the Board is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by a vote of a majority of the entire Board or such greater vote as shall be specified in the Bylaws.
Article VII
Section 7.01
Limitation of Liability.
(a)
To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation’s Bylaws, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.
(b)
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to any act, omission or other matter occurring prior to such repeal or modification.
Section 7.02
Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any Proceeding by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 7.03 with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 7.02 shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advance of Expenses”); provided, however, that, if and to the extent that the DGCL requires, an Advance of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 7.02 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.
Section 7.03
Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or Advance of Expenses under Section 7.02 shall be made promptly, and in any event within 45 days (or, in the case of an Advance of Expenses, 20 days), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VII is required, and

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the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or Advance of Expenses, in whole or in part, or if payment in full pursuant to such request is not made within 45 days (or, in the case of an Advance of Expenses, 20 days), the right to indemnification or advances as granted by this Article VII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the Advance of Expenses where the Undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 7.02 shall be the same procedure set forth in this Section 7.03 for directors or officers, unless otherwise set forth in the action of the Board providing indemnification for such employee or agent.
Section 7.04
Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.
Section 7.05
Service for Subsidiaries. Any person serving as a director, officer, employee or agent of a Subsidiary shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
Section 7.06
Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a Subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, Advance of Expenses and other rights contained in this Article VII in entering into or continuing such service. The rights to indemnification and to the Advance of Expenses conferred in this Article VII shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
Section 7.07
Non-Exclusivity of Rights. The rights to indemnification and to the Advance of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
Section 7.08
Merger or Consolidation. For purposes of this Article VII, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

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Article VIII
Section 8.01
Action by Written Consent: Special Meetings.
(a)
Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of the stockholders of the Corporation. ~~For so long as ABRY and its Affiliates beneficially owns shares of the Common Stock representing greater than 50% of the total voting power of the outstanding shares generally entitled to vote for the election of directors, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be taken, are signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action, and are delivered to the Corporation by delivery to the Secretary or his or her representative at the principal executive offices of the Corporation. Effective upon the date on which ABRY and its Affiliates ceases to beneficially own shares representing at least a majority of the votes entitled to be cast by the then outstanding shares of the Corporation generally entitled to vote on the election of the directors of the Corporation, no~~No action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
(b)
Except as otherwise required by law and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by (i) the Board or (ii) the Chairman of the Board, and may not be called by the stockholders.
Article IX
Section 9.01
DGCL Section 203. The Corporation hereby expressly elects to be governed by the provisions of Section 203 of the DGCL, and the restrictions and limitations set forth therein. ~~Notwithstanding the terms of Section 203 of the Delaware General Corporation Law, ABRY and its Affiliates shall not be deemed at any time and without regard to the percentage of voting stock of the Corporation owned by ABRY and its Affiliates to be an “interested stockholder” as such term is defined in Section 203(b)(5) of the Delaware General Corporation Law.~~
Article X
Section 10.01
Requests for Information. If the Corporation has reason to believe that the Ownership, or proposed Ownership, of shares of capital stock of the Corporation by any stockholder, other Owner or Proposed Transferee could, either by itself or when taken together with the Ownership of any shares of capital stock of the Corporation by any other Person, result in any Violation, such stockholder, other Owner or Proposed Transferee, upon request of the Corporation, shall promptly furnish to the Corporation such information (including information with respect to citizenship, other Ownership interests and affiliations) as the Corporation may reasonably request to determine whether the Ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such stockholder, other Owner or Proposed Transferee could result in any Violation.
Section 10.02
Rights of the Corporation. If (a) any stockholder, other Owner or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Section 10.01 within the period of time (including any applicable extension thereof) determined by the Board, or (b) whether or not any stockholder, other Owner or Proposed Transferee timely responds to any request for information pursuant to Section 10.01, the Board shall conclude that effecting, permitting or honoring any Transfer or the Ownership of any shares of capital stock of the Corporation, by any such stockholder, other Owner or Proposed Transferee, could result in any Violation, or that it is in the interest of the Corporation to prevent or cure any such Violation or any situation which could result in any such Violation, or mitigate the effects of any such Violation or any

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situation that could result in any such Violation, then the Corporation may: (1) refuse to permit any Transfer of record of shares of capital stock of the Corporation that involves a Transfer of such shares to, or Ownership of such shares by, any Disqualified Person; (ii) refuse to honor any such Transfer of record effected or purported to have been effected, and in such case any such Transfer of record shall be deemed to have been void ab initio; (iii) suspend those rights of stock ownership the exercise of which could result in any Violation; (iv) redeem such shares in accordance with Section 10.03; and/or (v) take all such other action as the Board may deem necessary or advisable in furtherance of the provisions of this Article X, including exercising any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any Disqualified Person. Any such refusal of Transfer or suspension of rights pursuant to subclauses (i), (ii) and (iii) respectively, of the immediately preceding sentence shall remain in effect until the requested information has been received and the Board has determined that such Transfer, or the exercise of any such suspended rights, as the case may be, would not constitute a Violation.
Section 10.03
Redemption by the Corporation. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, but subject to the provisions of any resolution or resolutions of the Board adopted pursuant to Article IV creating any series of Preferred Stock, outstanding shares of Common Stock or Preferred Stock shall always be subject to redemption by the Corporation, by action of the Board, if in the judgment of the Board such action should be taken with respect to any shares of capital stock of the Corporation of which any Disqualified Person is the stockholder, other Owner or Proposed Transferee. The terms and conditions of such redemption shall be as follows:
(a)
the redemption price of the shares to be redeemed pursuant to this Section 10.03 shall be equal to the Fair Market Value of such shares;
(b)
the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;
(c)
if less than all such shares are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board;
(d)
at least 30 days’ written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;
(e)
from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and the record holders of such shares shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and
(f)
such other terms and conditions as the Board shall determine.
Section 10.04
Legends. The Corporation shall, to the extent required by law, note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article X.
Section 10.05
Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article X.

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Article XI

~~SECTION 11.01 Certain Acknowledgments. In recognition and anticipation that (a) the directors, officers and/or employees of ABRY may serve as directors and/or officers of the Corporation, (b) ABRY and Affiliated Companies thereof engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) that the Corporation and Affiliated Companies thereof will engage in material business transactions with ABRY and Affiliated Companies thereof and that the Corporation is expected to benefit therefrom, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve ABRY or Affiliated Companies and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.~~

~~SECTION 11.02 Competition and Corporate Opportunities. Neither of ABRY or any of its Affiliated Companies shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies, and neither ABRY nor any officer or director thereof (except as provided in Section 11.03 below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of ABRY or any of its Affiliated Companies. In the event that ABRY or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of its Affiliated Companies, neither of ABRY or any of its Affiliated Companies shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation solely by reason of the fact that ABRY or any of its Affiliated Companies pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.~~

~~SECTION 11.03 Allocation of Corporate Opportunities. In the event that a director or officer of the Corporation who is also a director or officer of ABRY acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its Affiliated Companies and ABRY or any of its Affiliated Companies, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:~~

~~(a) A corporate opportunity offered to any person who is a director or officer of the Corporation, and who is also a director or officer of ABRY, shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of the Corporation.~~

~~(b) Otherwise, such corporate opportunity shall belong to ABRY.~~

SECTION 11.01 ~~SECTION 11.04~~ Certain Matters Deemed Not Corporate Opportunities. ~~In addition to and notwithstanding the foregoing provisions of this Article XI, a~~A corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, front its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

~~SECTION 11.06 Agreements and Transactions with ABRY. In the event that ABRY or any of its Affiliated Companies enters into an agreement or transaction with the Corporation or any of its Affiliated Companies, a director or officer of the Corporation who is also a director or officer of ABRY shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if:~~

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~~(a) The agreement or transaction was approved, after being made aware of the material facts of the relationship between each of the Corporation or an Affiliated Company thereof and ABRY or an Affiliated Company thereof and the material terms and facts of the agreement or transaction, by (i) an affirmative vote of a majority of the members of the Board of Directors of the Corporation who are not persons or entities with a material financial interest in the agreement or transaction (“Interested Persons”), (ii) an affirmative vote of a majority of the members of a committee of the Board consisting of members who are not Interested Persons or (iii) one or more of the Corporation’s officers or employees who are not Interested Persons and who were authorized by the Board or a committee thereof in the manner set forth in (i) and (ii) above;~~

~~(b) The agreement or transaction was fair to the Corporation at the time the agreement or transaction was entered into by the Corporation; or~~

~~(c) The agreement or transaction was approved by an affirmative vote of a majority of the shares of the Corporation’s Common Stock entitled to vote, excluding ABRY, any Affiliated Company or Interested Person.~~

~~Section 11.07 Termination. The provisions of this Article XI shall have no further force or effect for ABRY at such time as ABRY and any company controlling, controlled by or under common control with ABRY shall first cease to be the owner, in the aggregate, of Common Stock representing 5% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Common Stock; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation or an Affiliated Company thereof and ABRY or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction or agreement entered into between the Corporation or an Affiliated Company thereof and ABRY or an Affiliated Company thereof.~~

SECTION 11.02~~Section 11.09~~ Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XI.

Article XII
Section 12.01
Definitions. For purposes of this Article X, the following terms shall have the respective meanings specified herein:

~~(a) “ABRY” means ABRY Broadcast Partners II, L.P. and ABRY Broadcast Partners III, L.P.~~

(a) ~~(b)~~ “Affiliate” means, with respect to any Person, any other Person, entity or investment fund controlling, controlled by or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

~~(c) “Affiliated Company” means, in respect of ABRY, any company which is controlled by ABRY (other than the Corporation and any company that is controlled by the Corporation) and, in respect of the Corporation, shall mean any company controlled by the Corporation.~~

(b) ~~(d)~~ “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule, and shall also include (to the extent not provided for in Rule 13d-3) (i) the possession of any direct or indirect interest in any Encumbrance with respect to any security, and (ii) the possession or exercise, directly or indirectly, of any rights of a security holder with respect to any security.

(c) ~~(e)~~ “Closing Price” shall mean, with respect to a share of the Corporation’s capital stock of any class or series on any day, the reported last sales price regular way or, in case no such sale takes place, the average of the reported closing bid and asked prices regular way on the New York Stock Exchange Composite Tape, or, if stock

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of the class or series in question is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States registered securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on The Nasdaq Stock Market or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith;

(d) ~~(f)~~ “Contract” shall mean any note, bond, mortgage, indenture, lease, order, contract, commitment, agreement, arrangement or instrument, written or otherwise.

(e) ~~(g)~~ “Disqualified Person” shall mean any stockholder, other Owner or Proposed Transferee as to which clause (a) or (b) of Section 10.02 is applicable.

(f) ~~(h)~~ “Encumbrance” shall mean any security interest, pledge, mortgage, lien, charge, option, warrant, right of first refusal, license, easement, adverse claim of Ownership or use, or other encumbrance of any kind.

(g) ~~(i)~~ “Fair Market Value” shall mean, with respect to a share of the Corporation’s capital stock of any class or series, the average (unweighted) Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section 10.03; provided that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board in good faith; and provided, further, that “Fair Market Value” as to any Disqualified Person that has purchased its stock within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Disqualified Person.

(h) ~~(j)~~ “Governmental Body” shall mean any government or governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any State, local or foreign government or any political subdivision, agency, commission, office, authority, or bureaucracy of any of the foregoing, including any court or arbitrator (public or private), whether now or hereinafter in existence.

(i) ~~(k)~~ “Law” shall mean any law (including common law), statute, code, ordinance, rule, regulation, standard, requirement, guideline, policy or criterion, including any interpretation thereof, of or applicable to any Governmental Body, whether now or hereinafter in existence.

(j) ~~(l)~~ “Legal Requirement” shall mean any Order, Law or Permit, or any binding Contract with any Governmental Body.

(k) ~~(m)~~ “Order” shall mean any judgment, ruling, order, writ, injunction, decree, decision, determination or award of any Governmental Body.

(l) ~~(n)~~ “Ownership” shall mean, with respect to any shares of capital stock of the Corporation, direct or indirect record ownership or Beneficial Ownership. The term “Owner” shall mean any Person that has or exercises Ownership with respect to any shares of capital stock of the Corporation.

(m) ~~(o)~~ “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Body or any department, agency or political subdivision thereof.

(n) ~~(p)~~ “Permit” shall mean any permit, authorization, consent, approval, registration, franchise, Order, waiver, variance or license issued or granted by any Governmental Body.

(o) ~~(q)~~ “Proceeding” shall mean any Order, action, claim, citation, complaint, inspection, litigation, notice, arbitration or other proceeding of or before any Governmental Body.

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(p) ~~(r)~~ “Proposed Transferee” shall mean any person presenting any shares of capital stock of the Corporation for Transfer into such Person’s name or that otherwise is or purports to be a Transferee with respect to any shares of capital stock of the Corporation.

(q) ~~(s)~~ “Redemption Date” shall mean the date fixed by the Board for the redemption of any shares of stock of the Corporation pursuant to this Article X.

(r) ~~(t)~~ “Redemption Securities” shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation or other entity, or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Section 10.03, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Article X (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

(s) ~~(u)~~ “Subsidiary” shall mean any corporation, limited liability company, partnership or other entity in which a majority in voting power of the shares or equity interests entitled to vote generally in the election of directors (or equivalent management board) is owned, directly or indirectly, by the Corporation.

(t) ~~(v)~~ “Transfer” shall mean, with respect to any shares of capital stock of the Corporation, any direct or indirect issuance, sale, gift, assignment, devise or other transfer or disposition of Ownership of such shares, whether voluntary or involuntary, and whether by merger or other operation of law, as well as any other event or transaction (including, without limitation, the making of, or entering into, any Contract, including any proxy or nominee agreement) that results or would result in the Ownership of such shares by a Person that did not possess such rights prior to such event or transaction. Without limitation as to the foregoing, the term “Transfer” shall include any of the following that results or would result in a change in Ownership: (i) a change in the capital structure of the Corporation; (ii) a change in the relationship between two or more Persons; (iii) the making of, or entering into, any Contract, including any proxy or nominee agreement; (iv) any exercise or disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable; (v) any disposition of any securities or rights convertible into or exercisable or exchangeable for such shares or any exercise of any such conversion, exercise or exchange right; and (vi) Transfers of interests in other entities. The term “Transferee” shall mean any Person that becomes an Owner of any shares of capital stock of the Corporation as a result of a Transfer.

(u) ~~(w)~~ “Violation” shall mean (i) any violation of, or any inconsistency with, any Legal Requirement applicable to the Corporation or any Subsidiary; (ii) the loss of, or failure to secure or secure the reinstatement of, any Permit held or required by the Corporation or any Subsidiary; (iii) the creation, attachment or perfection of any Encumbrance with respect to any property or assets of the Corporation or any Subsidiary; (iv) the initiation of a Proceeding against the Corporation or any Subsidiary by any Governmental Body; (v) the effectiveness of any Legal Requirement that, in the judgment of the Board, is adverse to the Corporation or any Subsidiary or any portion of the business of the Corporation or any Subsidiary; or (vi) any circumstance or event giving rise to the right of any Governmental Body to require the sale, transfer, assignment or other disposition of any property, assets or rights owned or held directly or indirectly by the Corporation or any Subsidiary.

Article XIII
Section 13.01
Forum Selection. Unless the Corporation, as authorized by the Board, consents in writing to the selection of one or more alternative forums, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c)

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any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Restated Certificate or Bylaws; or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensible parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

SECTION 13.02 Unless the Corporation, as authorized by the Board, selects or consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against the Corporation or any director or officer of the Corporation.

Article XIV
Section 14.01
Amendments to Article VII, Article XI and Article XIV. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, the affirmative vote of the holders of at least at least two-thirds of the combined voting power of all shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, Article VII, Article XI and this Article XIV.

Article XV

SECTION 15.01 Limitation of Officer Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation’s Bylaws, no officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

(b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or modification with respect to any act, omission or other matter occurring prior to such repeal or modification.

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ANNUAL MEETING OF STOCKHOLDERS OF Nexstar MEDIA GROUP, INC. [ ][ ], 2023 PROXY VOTING INSTRUCTIONS INTERNET -Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. PRELIMINARY PROXY CARD SUBJECT TO COMPLETION Vote online/phone until 11:59 PM EST the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON -You may vote your shares in person by attending the Annual Meeting. GO GREEN -e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/13194/ If voting by mail, Please detach along perforated line and mail in the envelope provided. 00033330033330430000 4 061523 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2), (3), (4), (5), (6) AND (7). THE BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR “TWOYEARS” ON PROPOSAL (8). THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL (9). PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. FOR AGAINST ABSTAIN 1. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), to provide for the declassification of the Board of Directors (the “Declassification Amendment”) 2. To approve an amendment to the Charter to add a federal forum selection provision. 3. To approve an amendment to the Charter to reflect new Delaware law provisions regarding officer exculpation. 4. To approve amendments to the Charter to eliminate certain provisions that are no longer effective or applicable. 5. To elect the following Class II members of the Board of Directors to serve until the 2024 annual meeting of stockholders if the Declassification Amendment is approved, or if the Declassification Amendment is not approved, the 2026 annual meeting of stockholders. Nominees: John R. Muse and I. Martin Pompadur FOR AGAINST ABSTAIN 6. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. 7. To conduct an advisory vote on the compensation of our Named Executive Officers. ONE YEAR TWO YEARS THREE YEARS ABSTAIN 8. To conduct an advisory vote on the frequency of future advisory stockholder voting on Named Executive Officer compensation. 9. To consider a stockholder proposal, if properly presented at the meeting, urging the adoption of a policy to require that the Chair of the Board of Directors be an independent director who has not previously served as an executive officer of the Company. FOR AGAINST ABSTAIN 10. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PRELIMINARY PROXY CARD -SUBJECT TO COMPLETION ANNUAL MEETING OF STOCKHOLDERS OF Nexstar MEDIA GROUP, INC. [ ][ ], 2023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/13194/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033330033330430000 4 061523 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2), (3), (4), (5), (6) AND (7). THE BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR “TWOYEARS” ON PROPOSAL (8). THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL (9). PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. FOR AGAINST ABSTAIN 1. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), to provide for the declassification of the Board of Directors (the “Declassification Amendment”) 2. To approve an amendment to the Charter to add a federal forum selection provision. 3. To approve an amendment to the Charter to reflect new Delaware law provisions regarding officer exculpation. 4. To approve amendments to the Charter to eliminate certain provisions that are no longer effective or applicable. 5. To elect the following Class II members of the Board of Directors to serve until the 2024 annual meeting of stockholders if the Declassification Amendment is approved, or if the Declassification Amendment is not approved, the 2026 annual meeting of stockholders. -Nominees: John R. Muse and I. Martin Pompadur FOR AGAINST ABSTAIN 6. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. 7. To conduct an advisory vote on the compensation of our Named Executive Officers. ONE YEAR TWO YEARS THREE YEARS ABSTAIN 8. To conduct an advisory vote on the frequency of future advisory stockholder voting on Named Executive Officer compensation. 9. To consider a stockholder proposal, if properly presented at the meeting, urging the adoption of a policy to require that the Chair of the Board of Directors be an independent director who has not previously served as an executive officer of the Company. FOR AGAINST ABSTAIN 10. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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1 PRELIMINARY PROXY CARD -SUBJECT TO COMPLETION NEXSTAR MEDIA GROUP, INC. 2023 Annual Meeting of Stockholders This Proxy is solicited on behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Perry A. Sook, Elizabeth Ryder and Lee Ann Gliha, and each of them, each with the power to appoint his or her substitute, as proxy or proxies to represent and to vote, as designated on the reverse side, all shares of common stock of Nexstar Media Group, Inc. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Central Daylight Time, on [ ] [ ], 2023, or at any adjournment(s) or postponement(s) thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS AS DISCLOSED IN THE PROXY STATEMENT. (Continued and to be signed on the reverse side) COMMENTS: 1.1 14475

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